                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-118695

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 21, 2004)

                          $976,000,000 (APPROXIMATE)
                  AEGIS ASSET BACKED SECURITIES TRUST 2004-6
                             MORTGAGE BACKED NOTES

[GRAPHIC OMITTED]

AEGIS ASSET BACKED SECURITIES CORPORATION               AEGIS REIT CORPORATION
                DEPOSITOR                                       SELLER

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER
                          --------------------------
    The trust will issue notes including the following classes offered hereby:

    o Five classes of senior notes.

    o Six classes of subordinate notes.

     The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under
"Summary of Terms--The Offered Notes" on page S-2 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-2 and not to the other classes of notes and the ownership certificate that will be issued by the trust as described in this prospectus supplement.

     The assets of the trust will primarily consist of two pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as
Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, default and foreclosure than if they had been underwritten in accordance with more restrictive standards.

-------------------------------------------------------------------------------
  INVESTING IN THE OFFERED NOTES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY
THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE S-8 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

  The notes will represent obligations of the trust only and will not represent obligations of any other
entity.
-------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The notes offered by this prospectus supplement will be purchased by the underwriters from Aegis Asset Backed Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Aegis Asset Backed
Securities Corporation from the sale of these notes will be approximately
99.75% of their initial total class principal amount before deducting expenses.

     On or about December 22, 2004, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The
Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear
System.

BEAR, STEARNS & CO. INC.                                        LEHMAN BROTHERS
      CREDIT SUISSE FIRST BOSTON                       UBS INVESTMENT BANK
          The date of this prospectus supplement is December 8, 2004.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:
(1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                               ----------------

     Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               ----------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               ----------------

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Yield, Prepayment and Weighted
Average Life" in this prospectus supplement and "Risk Factors" and "Yield and
Prepayment Considerations" in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including
"expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                      S-ii

                              TABLES OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                           PAGE
                                          -----

   Optional Purchase of Mortgage

   Certain Characteristics of the

   Servicing Compensation and

   Collection of Taxes, Assessments
      and Similar Items ...............   S-62
   Insurance Coverage .................   S-62
   Evidence as to Compliance ..........   S-62
   Termination of Servicer ............   S-62
   The Credit Risk Manager ............   S-62

                                           PAGE
                                          -----

   Optional Purchase of Distressed
      Mortgage Loans ..................   S-62
   Special Servicer for Distressed
      Mortgage Loans ..................   S-62
The Sale Agreement and the
 Transfer and Servicing Agreement......   S-63
   General ............................   S-63
   Administration .....................   S-63
   Reports to Securityholders .........   S-63
   Delivery and Substitution of

   Events of Default; Servicer
      Termination Events ..............   S-66
The Trust Agreement and the
   Indenture ..........................   S-66
   General ............................   S-66
   Certain Matters under the

Yield, Prepayment and Weighted

   Subordination of the Offered
      Subordinate Notes ...............   S-71
   Weighted Average Life ..............   S-72
Material Federal Income Tax
   Considerations .....................   S-82
   Tax Classification of the Trust and
      of the Notes ....................   S-82
   Tax Consequences to Holders of
      the Notes .......................   S-82
   State and Local Income Tax

                                      S-iii

                                       PAGE
                                      ------

Ratings ...........................   S-86
Index of Principal Terms ..........   S-87
Annex A Global Clearance,
   Settlement and Tax Documentation
   Procedures .....................   S-A-1

                                       PAGE
                                      ------

Annex B Swap Agreement Scheduled
   Notional Amounts ...............   S-B-1
Annex C Certain Characteristics of
   the Mortgage Loans .............   S-C-1

                                      S-iv

                                SUMMARY OF TERMS

 o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
   CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
   INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE
   NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
   ACCOMPANYING PROSPECTUS.

 o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASHFLOW
   PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
   CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASHFLOW PRIORITIES
   AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
   PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

 o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN
   THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL
   SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF DECEMBER 1, 2004,
   UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER
   "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL" HOW THE SCHEDULED
   PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN
   THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS
   SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN
   THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY
   OTHERWISE.

PARTIES

SELLER

       Aegis REIT Corporation.

DEPOSITOR

       Aegis Asset Backed Securities Corporation.

ISSUER

       Aegis Asset Backed Securities Trust 2004-6, a Delaware statutory trust.

OWNER TRUSTEE

       Wilmington Trust Company.

INDENTURE TRUSTEE

       Wachovia Bank, National Association. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

ADMINISTRATOR

       Wells Fargo Bank, N.A. will perform certain administrative functions on behalf of the owner trustee, the trust and the indenture trustee under the trust agreement, indenture and transfer and servicing agreement.

CUSTODIAN

       Wells Fargo Bank, N.A.

MASTER SERVICER

       Wells Fargo Bank, N.A.

SERVICER

       Ocwen Federal Bank FSB.

SUBSERVICER

       Aegis Mortgage Corporation.

CREDIT RISK MANAGER

       The Murrayhill Company will monitor and advise the servicer with respect to default management of the mortgage loans.

SWAP COUNTERPARTY

       The trust will enter into an interest rate swap agreement with Swiss Re
Financial Products Corporation to protect against certain interest rate risk from the payment date in January 2005 through the payment date in December
2009.

                                      S-1

                               THE OFFERED NOTES

CLASSES OF NOTES

     Aegis Asset Backed Securities Trust 2004-6 will issue on the closing date the classes of notes listed in the table below, together with the Class N Notes and an ownership certificate evidencing the entire equity interest in the trust. Only the classes of notes listed in the table are offered by this prospectus supplement.

                         CLASS            INTEREST        CUSIP
     CLASS        PRINCIPAL AMOUNT(1)       RATE         NUMBER
--------------   ---------------------   ----------   ------------

IA1 ..........   $176,622,000                 (2)     00764M  DS3
IA2 ..........   $ 68,835,000                 (2)     00764M  DT1
IA3 ..........   $ 54,918,000                 (2)     00764M  DU8
IIA1 .........   $400,000,000                 (2)     00764M  DV6
IIA2 .........   $100,625,000                 (2)     00764M  DW4
M1 ...........   $ 69,000,000                 (2)     00764M  DX2
M2 ...........   $ 56,500,000                 (2)     00764M  DY0
M3 ...........   $ 15,000,000                 (2)     00764M  DZ7
B1 ...........   $ 14,500,000                 (2)     00764M  EA1
B2 ...........   $ 10,000,000                 (2)     00764M  EB9
B3 ...........   $ 10,000,000                 (2)     00764M  EC7

---------------------
(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   Interest will accrue on these classes of notes based on an interest rate equal to the least of (a) one-month LIBOR plus a specified margin, (b)
      the available funds cap and (c) 15.00%, as described in this prospectus supplement under "Description of the Notes--Payments of Interest." The margins may be increased as described under "Description of the
      Notes--Payments of Interest" in this prospectus supplement.

       The notes offered by this prospectus supplement will be issued in book-entry form.

       See "Description of the Notes--General" in this prospectus supplement for the minimum denominations and the incremental denominations of each class of offered notes.

       The notes will represent obligations of the trust and will be secured by collateral consisting primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of December 1, 2004, of approximately
$1,000,001,117.

       The mortgage loans to be owned by the trust will be divided into two mortgage pools: "pool 1" and "pool 2." Pool 2 will consist of those mortgage loans in the trust with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 1 will consist of mortgage loans with original principal balances which may be less than, equal to, or in excess of, those loan amount limitations.

       The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

       The ownership certificate and the Class N Notes are not offered by this prospectus supplement. The offered notes will have an approximate total initial principal amount of $976,000,000. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

                                      S-2

PAYMENTS ON THE NOTES

       Principal and interest on the notes will be paid on the 25th day of each month, or if the 25th day is not a business day, on the next business day thereafter, beginning in January 2005.

       The rights of holders of the Class M1, M2, M3, B1, B2 and B3 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a higher priority of payment, as described in this
Summary of Terms under "--Enhancement of Likelihood of Payment on the
Notes--Subordination of Payments" below. We refer to these notes as offered
"subordinate" notes, and we refer to the Class IA1, IA2, IA3, IIA1 and IIA2
Notes as "senior" notes.

       The Class N notes will be entitled to excess cashflow remaining after required payments are made on the offered notes, and after certain fees and expenses are paid, as provided in the transfer and servicing agreement.

INTEREST PAYMENTS

       Interest will accrue on each class of offered notes at the applicable annual rates described in this prospectus supplement on the principal amount of that class.

       See "Description of the Notes--Payments of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

       The amount of principal payable on each class of notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments of principal on the notes, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of notes (3) the application of excess interest and swap payments to pay principal on the notes, as described in this prospectus supplement.

       Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

       The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the stepdown date described in this prospectus supplement or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

       See "Description of the Notes--Payments of Principal" in this prospectus supplement.

LIMITED RECOURSE

       The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise and any payments received under the interest rate swap agreement described below (and, for the benefit of the Class N Notes only, an interest rate cap agreement, as provided in the transfer and servicing agreement). No other entity will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

       In order to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, the payment structure includes excess interest, overcollateralization, subordination and loss allocation features, as well as an interest rate swap agreement. The notes will not be insured by any surety bond.

       The Class B3 Notes are more likely to experience losses than the Class
B2, B1, M3, M2 and M1 Notes and the senior notes. The Class B2 Notes are more likely to experience losses than the Class B1, M3, M2 and M1 Notes and the senior notes. The Class B1 Notes are more likely to experience losses than the
Class M3, M2 and M1 Notes and the senior notes. The Class M3 Notes are more likely to experience losses than the Class M2 and M1 Notes and the senior notes. The Class M2 Notes are more likely to experience losses than the Class
M1 Notes and

                                      S-3

the senior notes; and the Class M1 Notes are more likely to experience losses than the senior notes.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement," and
"Description of the Notes--Credit Enhancement" and "--Payments of Interest--The
Interest Rate Swap Agreement" in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the notes.

Excess Interest

       The mortgage loans owned by the trust will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and certain fees and expenses of the trust. This
"excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at the required levels.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

       We refer to the amount, if any, by which the total principal balance of the mortgage loans exceeds the total principal amount of the offered notes at any time as "overcollateralization." On the closing date, this amount will be approximately $24,001,117, which represents approximately 2.40% of the total principal balance of the mortgage loans as of December 1, 2004.

       To the extent described in this prospectus supplement, a portion of interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and certain expenses and fees of the trust will be applied to reduce the principal balances of the offered notes in order to reduce the total principal amount of the offered notes and to maintain the level of overcollateralization set by the rating agencies. We cannot assure you that sufficient excess interest will be generated to maintain the required overcollateralization.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement-- Overcollateralization" in this prospectus supplement.

       See "Description of the Notes--Payments of Principal" in this prospectus supplement.

Subordination of Payments

       The senior notes will have a payment priority as a group over other notes. The Class M1 Notes will have a payment priority over the Class M2, Class
M3, Class B1, Class B2 and Class B3 Notes; the Class M2 Notes will have a payment priority over the Class M3, Class B1, Class B2 and Class B3 Notes; the
Class M3 Notes will have a payment priority over the Class B1, Class B2 and
Class B3 Notes; the Class B1 Notes will have a payment priority over the Class
B2 and Class B3 Notes; and the Class B2 Notes will have a payment priority over the Class B3 Notes. Each class of offered notes will have a payment priority over the Class N Notes.

       As described in this prospectus supplement, if losses on the mortgage loans exceed excess interest and overcollateralization, the lowest ranking class of offered notes will incur a principal deficiency, which will reduce the amount of accrued note interest accrued on that class and will represent an ultimate loss of principal on the notes of that class unless excess interest becomes available to pay the amount of the principal deficiency.

       See "Description of the Notes--Credit Enhancement--Subordination" in
this prospectus supplement.

Limited Cross-Collateralization

       Under certain limited circumstances, principal and interest payments on the mortgage loans in one pool may be paid as principal to holders of the senior notes corresponding to the other pool.

       If the senior notes relating to one pool have been retired, then principal and interest payments on the mortgage loans relating to the retired senior notes will be paid to the remaining senior notes of the other pool, if any, before being paid to the offered subordinate notes.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Payments of Principal" in this prospectus supplement.

                                      S-4

The Interest Rate Swap Agreement

       On or before the closing date, the trust will enter into an interest rate swap agreement with Swiss Re Financial Products Corporation, as swap counterparty. Under the interest rate swap agreement, on each payment date the trust will be obligated to make fixed payments at a rate of 3.29% and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that a fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any payment date, the swap counterparty will owe a net payment to the trust. Any net amounts received under the interest rate swap agreement will be paid by the trust as described in this prospectus supplement.

       See "Description of the Notes--Payments of Interest--The Interest Rate
Swap Agreement" in this prospectus supplement.

THE MORTGAGE LOANS

       On the closing date, the assets of the trust will consist primarily of two pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of December 1, 2004, of approximately $1,000,001,117. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

       Approximately 16.06% of the mortgage loans have fixed interest rates, and the remainder have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. Approximately 97.84% of the mortgage loans have original terms to maturity of greater than 15 years and not greater than 30 years, and approximately 2.16% of the mortgage loans have original terms to maturity of not greater than 15 years.

       Approximately 4.58% of the mortgage loans are secured by second liens on the mortgaged properties. Substantially all of the related first lien loans are included in the trust.

       The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less restrictive than Fannie Mae and
Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

       The mortgage loans in the trust will not be insured or guaranteed by any government agency.

       See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust.

SERVICING OF THE MORTGAGE LOANS

       The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the transfer and servicing agreement and described in this prospectus supplement.

       The mortgage loans will be serviced by Ocwen Federal Bank FSB. On the closing date, Ocwen Federal Bank FSB will enter into a subservicing agreement with Aegis Mortgage Corporation for the servicing of the mortgage loans.

       In its capacity as seller, Aegis REIT Corporation will retain ownership of the servicing rights and will have the right to terminate Ocwen as servicer at any time.

       If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

       See "The Servicer and the Subservicer," "Servicing of the Mortgage
Loans" and "The Sale Agreement and the Transfer and Servicing Agreement--Events
of Default; Servicer Termination Events" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

       The holder of the ownership certificate (or the Servicer, if the holder of the ownership

                                      S-5

certificate does not do so) may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance (provided that the Class N Notes have been paid in full).

       If the mortgage loans are purchased, noteholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

       If the option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of the offered notes will be increased as described in this prospectus supplement.

       See "Description of the Notes--Optional Purchase of Mortgage Loans" in
this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

       See "Description of the Notes--Payments of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on the offered notes in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

FINANCING

       Certain of the underwriters, or affiliates of certain of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered notes will be used to repay this financing.

TAX STATUS

       For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

       The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust"
or by a "qualified REIT subsidiary." The seller will represent that it will file with its federal income tax return for its taxable year ending December
31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue
Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. The seller will further represent that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement will set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a
"qualified REIT subsidiary."

       See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

       Generally, all of the notes offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the
Internal Revenue Code of 1986. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of notes.

       See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

       The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

       There may be other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

                                      S-6

       See "Legal Investment Considerations" in this prospectus supplement and
"Legal Investment" in the prospectus.

RATINGS OF THE NOTES

       Each class of offered notes will initially have the following ratings from Moody's Investors Service and Standard and Poor's Ratings Services.

                             STANDARD &
                 MOODY'S       POOR'S
    CLASS         RATING       RATING
-------------   ---------   -----------

      IA1          Aaa          AAA
      IA2          Aaa          AAA
      IA3          Aaa          AAA
      IIA1         Aaa          AAA
      IIA2         Aaa          AAA
       M1          Aa2          AA
       M2           A2          A+
       M3           A3          A
       B1          Baa1         A-
       B2          Baa2        BBB+
       B3          Baa3        BBB

       These ratings are not recommendations to buy, sell or hold these notes.
A rating may be changed or withdrawn at any time by the assigning rating agency.

       The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

       The ratings do not address the payment of any basis risk shortfalls with respect to the offered notes.

       See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                      S-7

                                 RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE
OFFERED NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

HIGHER EXPECTED DELINQUENCIES OF
 THE MORTGAGE LOANS............  In general, the underwriting guidelines applied to the mortgage loans to be included in
                                 the trust are not as strict as Fannie Mae or
                                 Freddie Mac guidelines, so the mortgage loans
                                 are likely to experience rates of delinquency,
                                 foreclosure and bankruptcy that are higher, and
                                 that may be substantially higher, than those
                                 experienced by mortgage loans underwritten in
                                 accordance with higher standards. The
                                 originators' underwriting of the mortgage loans
                                 generally consisted of analyzing the
                                 creditworthiness of a borrower based on both a
                                 credit score and mortgage history, the income
                                 sufficiency of a borrower's projected family
                                 income relative to the mortgage payment and to
                                 other fixed obligations, including in certain
                                 instances rental income from investment
                                 property, and the adequacy of the mortgaged
                                 property expressed in terms of loan-to-value
                                 ratio, to serve as the collateral for a
                                 mortgage loan.

                                 Changes in the values of mortgaged properties
                                 related to the mortgage loans may have a
                                 greater effect on the delinquency,
                                 foreclosure, bankruptcy and loss experience of
                                 the mortgage loans in the trust than on
                                 mortgage loans originated under stricter
                                 guidelines. We cannot assure you that the
                                 values of the mortgaged properties have
                                 remained or will remain at levels in effect on
                                 the dates of origination of the related
                                 mortgage loans.

                                 See "Description of the Mortgage
                                 Pools--General" in this prospectus supplement
                                 for a description of the characteristics of
                                 the mortgage loans in each mortgage pool and
                                 "Aegis Mortgage Corporation--Underwriting
                                 Standards" in this prospectus supplement for a
                                 general description of the underwriting
                                 standards applied in originating the mortgage
                                 loans.

MORTGAGE LOAN INTEREST RATES MAY
 LIMIT INTEREST RATES ON
 THE NOTES.....................  The offered notes will accrue interest at interest rates based on the one-month LIBOR
                                 index plus a specified margin, but these
                                 interest rates are subject to limitation. The
                                 available funds cap, which is a limitation
                                 based on the amount of interest collections
                                 received during the applicable period, net of
                                 certain fees and expenses of the trust, will
                                 limit the interest rates on the offered notes.

                                 Substantially all of the mortgage loans to be
                                 included in each mortgage pool will have
                                 interest rates that either are fixed or adjust
                                 based on a six-month LIBOR index, as described
                                 under "Description of the Mortgage Pools--The
                                 Index" in this prospectus supplement. The
                                 adjustable rate mortgage loans in each pool
                                 may also have periodic

                                      S-8

                                 maximum and minimum limitations on adjustments
                                 to their interest rates, and the first
                                 interest rate adjustment date for
                                 substantially all of the adjustable rate
                                 mortgage loans will occur approximately two,
                                 approximately three or approximately five
                                 years after their first payment date. If as a
                                 result of these factors, or due to
                                 delinquencies in payment, the interest rates
                                 on the offered notes are limited by the
                                 available funds cap, the notes will accrue
                                 less interest than if the interest rates were
                                 not subject to the available funds cap
                                 described in this prospectus supplement.

                                 The interest rates on the offered notes are
                                 also subject to a fixed rate cap. The fixed
                                 rate cap limits the interest rates on the
                                 offered notes to a maximum annual rate of
                                 15.00%. If the interest rate for any class of
                                 offered notes at any time is limited by the
                                 fixed rate cap, the market value of those
                                 notes may be temporarily or permanently
                                 reduced.

                                 A variety of factors could limit the interest
                                 rates and adversely affect the yields on the
                                 offered notes. These factors include:

                                  o The interest rates for the offered notes
                                    adjust monthly, while the interest rates on
                                    the mortgage loans to be included in each
                                    mortgage pool adjust less frequently or do
                                    not adjust at all. Consequently, the
                                    available funds cap limitation on the
                                    interest rates on these notes may prevent
                                    increases in the interest rates on the
                                    related notes for extended periods in a
                                    rising interest rate environment.

                                  o The interest rates on the adjustable rate
                                    mortgage loans to be included in each
                                    mortgage pool may respond to economic and
                                    market factors that differ from those that
                                    affect one-month LIBOR. It is possible that
                                    the interest rates on the adjustable rate
                                    mortgage loans may decline while one-month
                                    LIBOR is stable or rising, or that
                                    one-month LIBOR will increase more  rapidly
                                    than the interest rates on the adjustable
                                    rate mortgage loans.

                                  o To the extent that mortgage loans are
                                    delinquent in payment or subject to default
                                    or prepayment, the interest rates on the
                                    offered notes may be reduced as a result of
                                    the available funds cap limitation
                                    described in this prospectus supplement.

                                 If the interest rates on the offered notes are
                                 limited for any payment date, the resulting
                                 basis risk shortfalls may be paid to holders
                                 of those notes on future payment dates, but
                                 only if there is enough cashflow generated
                                 from excess interest (and in limited
                                 circumstances, principal) on the mortgage
                                 loans to fund those shortfalls or payments are

                                      S-9

                                 received under the interest rate swap
                                 agreement (and, for the benefit of the Class N
                                 Notes only, the interest rate cap agreement)
                                 in an amount sufficient to cover those
                                 shortfalls.

                                 See "Description of the Notes--Payments of
                                 Interest" and "--Credit
                                 Enhancement--Overcollateralization" in this
                                 prospectus supplement. For a general
                                 description of the interest rates of the
                                 mortgage loans, see "Description of the
                                 Mortgage Pools" in this prospectus supplement.

SPECIAL RISKS RELATED TO JUNIOR
 LIEN MORTGAGE LOANS..........   Approximately 4.58% of the mortgage loans are
                                 secured by second liens on the related
                                 mortgaged properties. These junior lien
                                 mortgage loans were generally originated at the
                                 same time as origination of the first lien
                                 mortgage loans with respect to the related
                                 mortgaged properties, substantially all of
                                 which are included in the trust. The weighted
                                 average of the original loan-to-value ratios of
                                 the first lien mortgage loans and the original
                                 combined loan-to-value ratios of the related
                                 junior lien mortgage loans is approximately
                                 83.83%.

                                 The junior lien mortgage loans are subordinate
                                 to the rights of the mortgagee under the
                                 related first lien mortgage loans,
                                 substantially all of which are assets of the
                                 trust. Generally, the holder of a junior lien
                                 mortgage loan will be subject to a loss of its
                                 mortgage if the holder of the first mortgage
                                 is successful in foreclosure of its mortgage,
                                 because no junior liens or encumbrances
                                 survive such a foreclosure. Furthermore, any
                                 liquidation, insurance or condemnation
                                 proceeds received with respect to any
                                 mortgaged property will be available to
                                 satisfy the outstanding balance of the junior
                                 lien mortgage loans only to the extent that
                                 the claim of the first mortgage has been
                                 satisfied in full, including any related
                                 foreclosure costs. Accordingly, if liquidation
                                 proceeds are insufficient to satisfy the
                                 mortgage loan secured by the junior mortgage
                                 and the related first lien mortgage loan, and
                                 if the credit enhancement provided by excess
                                 interest and overcollateralization has been
                                 exhausted or is otherwise unavailable to cover
                                 the loss, noteholders will bear:

                                  o the risk of delay in payments while a
                                    deficiency judgment, if any, is sought
                                    against the borrower; and

                                  o the risk of loss if the deficiency judgment
                                    is not pursued, cannot be obtained or is
                                    not realized for any other reason.

                                 The existence of the junior lien mortgage
                                 loans also presents additional risks. Defaults
                                 on first lien loans may be triggered by
                                 defaults on related junior lien loans.
                                 Borrowers who are in default may be more
                                 likely to submit to foreclosure proceedings
                                 because they have little or no equity in their
                                 properties.

                                      S-10

RISKS RELATED TO SIMULTANEOUS
 SECOND LIENS..................  With respect to approximately 18.85% of the mortgage loans, all of which are secured by
                                 first liens, at the time of origination the
                                 originators also originated second lien loans
                                 that will, in most cases, be included in the
                                 trust. However, other borrowers whose first
                                 lien loans are included in the trust may have
                                 obtained secondary mortgage financing.
                                 Investors should consider that borrowers who
                                 have less equity in their homes may be more
                                 likely to default, and may be more likely to
                                 submit to foreclosure proceedings.
RISKS RELATED
 TO SUBSERVICING...............  The servicer will contract with Aegis Mortgage
                                 Corporation as subservicer to perform the
                                 direct servicing of the mortgage loans. The
                                 subservicer has only limited experience
                                 servicing mortgage loans in its portfolio and
                                 limited experience servicing mortgage loans in
                                 a securitization, which could lead to higher
                                 levels of delinquencies and defaults on the
                                 mortgage loans than would be the case if the
                                 mortgage loans were directly serviced by a more
                                 experienced servicer. The servicer will monitor
                                 the performance of the subservicer, but if
                                 substantial losses occur as a result of
                                 delinquencies and defaults on the mortgage
                                 loans, you may suffer  losses.

                                 While Aegis Mortgage Corporation in its
                                 capacity as subservicer will service the
                                 mortgage loans under the supervision of the
                                 servicer, Aegis REIT Corporation, a subsidiary
                                 of Aegis Mortgage Corporation, as owner of the
                                 servicing rights will have the right to
                                 terminate the servicer at any time without
                                 cause. This relationship among Aegis Mortgage
                                 Corporation, Aegis REIT Corporation and the
                                 servicer could affect the manner in which the
                                 servicer fulfills its oversight
                                 responsibilities.

                                 See "The Servicer and the Subservicer--Aegis
                                 Mortgage Corporation" and "Servicing of the
                                 Mortgage Loans--The  Subservicer" in this
                                 prospectus supplement.

POTENTIAL INADEQUACY OF CREDIT
 ENHANCEMENT..................   The notes are not insured by any surety bond.
                                 The credit enhancement features described in
                                 this prospectus supplement are intended to
                                 enhance the likelihood that holders of more
                                 senior classes of notes will receive regular
                                 payments of interest and principal, but are
                                 limited in nature and may be insufficient to
                                 cover all losses on the mortgage loans.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. In
                                 order to maintain overcollateralization after
                                 losses have occurred on the Mortgage Loans it
                                 will be necessary that the mortgage loans in
                                 each pool generate more interest than is
                                 needed to pay interest on the related offered
                                 notes, as well as that pool's allocable
                                 portion of fees and expenses of the trust. We
                                 expect that the mortgage loans will generate
                                 more interest than is needed to pay these
                                 amounts, at least

                                      S-11

                                 during certain periods, because the weighted
                                 average of the interest rates on the mortgage
                                 loans in each pool is expected to be higher
                                 than the weighted average of the interest
                                 rates on the related notes. Any remaining
                                 interest generated by the mortgage loans will,
                                 in effect, absorb losses on the mortgage
                                 loans, and will be applied to maintain
                                 overcollateralization.

                                 We cannot assure you, however, that the
                                 mortgage loans will generate enough excess
                                 interest in all periods to maintain the
                                 overcollateralization level required by the
                                 rating agencies. In addition, there may be no
                                 amounts available from the interest rate swap
                                 agreement to cover shortfalls. The following
                                 factors will affect the amount of excess
                                 interest that the mortgage loans will
                                 generate:

                                    Prepayments. Every time a mortgage loan is
                                    prepaid, total excess interest after the
                                    date of prepayment will be reduced because
                                    that mortgage loan will no longer be
                                    outstanding and generating interest, or, in
                                    the case of a partial prepayment, will be
                                    generating less interest. The effect on
                                    your notes of this reduction will be
                                    influenced by the amount of prepaid loans
                                    and the characteristics of the prepaid
                                    loans. Prepayment of a disproportionately
                                    high number of high interest rate mortgage
                                    loans would have a greater negative effect
                                    on future excess interest.

                                    Defaults, Delinquencies and
                                    Liquidations. If the rates of
                                    delinquencies, defaults or losses on the
                                    mortgage loans turn out to be higher than
                                    expected, excess interest will be reduced
                                    by the amount necessary to compensate for
                                    any shortfalls in cash available to pay
                                    noteholders. Every time a mortgage loan is
                                    liquidated or written off, excess interest
                                    is reduced because the mortgage loan will
                                    no longer be outstanding and generating
                                    interest. Defaults on a disproportionately
                                    high number of high interest rate mortgage
                                    loans would have a greater negative effect
                                    on future excess interest.

                                    Increases in LIBOR. Substantially all of
                                    the mortgage loans have either fixed
                                    interest rates or interest rates that
                                    adjust based on a six-month LIBOR index and
                                    not the one-month LIBOR index used to
                                    determine the interest rates on the offered
                                    notes. As a result of an increase in
                                    one-month LIBOR, the interest rate on the
                                    related offered notes may increase relative
                                    to interest rates on the mortgage loans,
                                    requiring that more of the interest
                                    generated by the mortgage loans be applied
                                    to cover interest on the notes.

                                 See "Description of the Notes--Credit
                                 Enhancement-- Overcollateralization" in this
                                 prospectus supplement.

                                      S-12

                                 THE INTEREST RATE SWAP AGREEMENT. Any amounts
                                 received under the interest rate swap
                                 agreement will be applied as described in this
                                 prospectus supplement to pay interest
                                 shortfalls, maintain overcollateralization and
                                 cover losses. In general, however, no amounts
                                 will be payable to the trust by the swap
                                 counterparty unless the floating amount owed
                                 by the swap counterparty on a payment date
                                 exceeds the fixed amount owed to the swap
                                 counterparty. This will not occur except in
                                 periods when one-month LIBOR (as determined
                                 pursuant to the interest rate swap agreement)
                                 generally exceeds 3.290%. We cannot assure you
                                 that any amounts will be received under the
                                 interest rate swap agreement, or that any such
                                 amounts that are received will be sufficient
                                 to maintain required overcollateralization or
                                 to cover interest shortfalls and losses on the
                                 mortgage loans.

                                 See "Description of the Notes--Payments of
                                 Interest--The Interest Rate Swap Agreement" in
                                 this prospectus supplement.

                                 SUBORDINATION. Subordination in right of
                                 payment of the subordinate notes provides a
                                 form of credit enhancement for the senior
                                 notes and for each class of subordinate notes
                                 having a higher priority of payment. However,
                                 if this subordination is insufficient to
                                 absorb losses in excess of excess interest and
                                 any overcollateralization, then holders of
                                 subordinate notes, particularly the Class B3
                                 notes, may never receive all of their
                                 principal payments. You should consider the
                                 following:

                                  o if you buy a Class B3 Note and losses on the
                                    mortgage loans exceed excess interest and
                                    any overcollateralization that has been
                                    created, your note will incur a principal
                                    deficiency; although the principal
                                    deficiency will not reduce the principal
                                    amount of your note, interest accrued on the
                                    amount of the principal deficiency and the
                                    portion of the note principal amount
                                    represented by the principal deficiency will
                                    not be repaid unless future amounts of
                                    excess interest are available to pay it;

                                  o if you buy a Class B2 Note and losses on
                                    the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total class principal
                                    amount of the Class B3 Notes, your note
                                    will incur a principal deficiency; although
                                    the principal deficiency will not reduce
                                    the principal amount of your note, interest
                                    accrued on the amount of the principal
                                    deficiency and the portion of the note
                                    principal amount represented by the
                                    principal deficiency will not be repaid
                                    unless future amounts of excess interest
                                    are available to pay it;

                                  o if you buy a Class B1 Note and losses on
                                    the mortgage loans exceed excess interest
                                    and any

                                      S-13

                                    overcollateralization that has been
                                    created, plus the total class principal
                                    amount of the Class B3 and B2 Notes, your
                                    note will incur a principal deficiency;
                                    although the principal deficiency will not
                                    reduce the principal amount of your note,
                                    interest accrued on the amount of the
                                    principal deficiency and the portion of the
                                    note principal amount represented by the
                                    principal deficiency will not be repaid
                                    unless future amounts of excess interest
                                    are available to pay it;

                                  o if you buy a Class M3 Note and losses on
                                    the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total class principal
                                    amount of the Class B3, B2 and B1 Notes,
                                    your note will incur a principal
                                    deficiency; although the principal
                                    deficiency will not reduce the principal
                                    amount of your note, interest accrued on
                                    the amount of the principal deficiency and
                                    the portion of the note principal amount
                                    represented by the principal deficiency
                                    will not be repaid unless future amounts of
                                    excess interest are available to pay it;

                                  o if you buy a Class M2 Note and losses on
                                    the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total class principal
                                    amount of the Class B3, B2, B1 and M3
                                    Notes, your note will incur a principal
                                    deficiency; although the principal
                                    deficiency will not reduce the principal
                                    amount of your note, interest accrued on
                                    the amount of the principal deficiency and
                                    the portion of the note principal amount
                                    represented by the principal deficiency
                                    will not be repaid unless future amounts of
                                    excess interest are available to pay it;
                                    and

                                  o if you buy a Class M1 Note and losses on
                                    the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total class principal
                                    amount of the Class B3, B2, B1, M3 and M2
                                    Notes, your note will incur a principal
                                    deficiency; although the principal
                                    deficiency will not reduce the principal
                                    amount of your note, interest accrued on
                                    the amount of the principal deficiency and
                                    the portion of the note principal amount
                                    represented by the principal deficiency
                                    will not be repaid unless future amounts of
                                    excess interest are available to pay it.

                                  o If you buy a Class IIA2 Note and losses on
                                    the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total class principal
                                    amount of the Class B3, B2, B1, M3, M2 and
                                    M1 Notes, your note will incur a principal
                                    deficiency calculated as described in this
                                    prospectus supplement; although the
                                    principal deficiency will not reduce the
                                    principal amount of your note, interest

                                      S-14

                                    accrued on the amount of the principal
                                    deficiency and the portion of the note
                                    principal amount represented by the
                                    principal deficiency will not be repaid
                                    unless future amounts of excess interest
                                    are available to pay it.

                                 If overcollateralization is restored to the
                                 required amount and the mortgage loans
                                 generate interest in excess of the amount
                                 needed to pay interest and principal on the
                                 offered notes and the fees, expenses and
                                 reimbursements owed by the trust, then excess
                                 interest will be applied to pay deferred
                                 interest on principal deficiency amounts and
                                 will be allocated to the classes of
                                 subordinate notes in sequential order of
                                 priority. We cannot assure you, however, that
                                 excess interest will be generated in an amount
                                 sufficient to make these payments.

                                 See "Description of the Notes--Credit
                                 Enhancement-- Subordination" and
                                 "--Application of Realized Losses" in this
                                 prospectus supplement.

                                 LIMITED CROSS-COLLATERALIZATION. If you buy a
                                 senior note, your principal payments will
                                 depend, for the most part, on collections on
                                 the mortgage loans in the pool that relates to
                                 your class of notes. However, each class of
                                 notes will have the benefit of credit
                                 enhancement in the form of
                                 overcollateralization and subordination from
                                 each pool. That means that even if the rate of
                                 losses on mortgage loans in the pool that
                                 relates to your class of notes is low, losses
                                 in the other pool may reduce the loss
                                 protection for your notes.

RISKS RELATED TO THE INTEREST
 RATE SWAP AGREEMENT...........   Any net payment payable to the swap
                                 counterparty under the terms of the interest
                                 rate swap agreement will reduce amounts
                                 available for payment to noteholders, and may
                                 reduce the interest rates of the notes. If the
                                 rate of prepayments on the mortgage loans is
                                 faster than anticipated, the scheduled notional
                                 amount on which payments due under the interest
                                 rate swap agreement are calculated may exceed
                                 the total principal balance of the mortgage
                                 loans, thereby increasing the relative
                                 proportion of interest collections on the loans
                                 that must be applied to make net payments to
                                 the swap counterparty. The combination of a
                                 rapid rate of prepayment and low prevailing
                                 interest rates could adversely affect the
                                 yields on the notes.

                                 In addition, any termination payment payable
                                 to the swap counterparty in the event of early
                                 termination of the interest rate swap
                                 agreement will reduce amounts available for
                                 payments to noteholders.

                                 See "Description of the Notes--Payments of
                                 Interest," "--Payments of Principal" and
                                 "--Supplemental Interest  Trust."

                                      S-15

CREDIT RATING OF
 SWAP COUNTERPARTY.............  The swap counterparty or its credit support provider under the interest rate swap
                                 agreement, if applicable, will have, as of the
                                 closing date, a counterparty credit rating of
                                 "AA (negative outlook)" and a short-term rating
                                 of "A-1+" from S&P. The ratings on the offered
                                 notes are dependent in part upon the credit
                                 ratings of the swap counterparty (or its credit
                                 support provider, if applicable). If a credit
                                 rating of the swap counterparty (or its credit
                                 support provider, if applicable) is qualified,
                                 reduced or withdrawn and a substitute
                                 counterparty is not obtained in accordance with
                                 the terms of the interest rate swap agreement,
                                 the ratings of the offered notes may be
                                 qualified, reduced or withdrawn. In such event,
                                 the value and marketability of the offered
                                 notes will be adversely affected.

                                 See "Description of the Notes--Payments of
                                 Interest--The Interest Rate Swap Agreement."

UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS..................   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase
                                 due to the availability of refinancing at lower
                                 interest rates. If prevailing interest rates
                                 rise, prepayments on the mortgage loans may
                                 decrease.

                                 Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however,
                                 approximately 74.33% and 77.63% of the
                                 mortgage loans to be included in pool 1 and
                                 pool 2, respectively, require the borrower to
                                 pay a prepayment premium in connection with
                                 any voluntary prepayments in full, and certain
                                 voluntary prepayments in part, made during a
                                 stated period that ranges from one year to
                                 three years after origination. These
                                 prepayment premiums may discourage borrowers
                                 from prepaying their mortgage loans during the
                                 applicable period.

                                 The timing of prepayments of principal may
                                 also be affected by liquidations of or
                                 insurance payments on the mortgage loans. In
                                 addition, the seller of the mortgage loans to
                                 the depositor may be required to repurchase
                                 mortgage loans from the trust in the event
                                 that certain breaches of representations and
                                 warranties occur and are not cured, and the
                                 holder of the ownership certificate (or the
                                 servicer, if the holder of the ownership
                                 certificate does not do so) will have the
                                 option to purchase mortgage loans under
                                 certain circumstances. These purchases will
                                 have the same effect on noteholders as
                                 prepayments of mortgage loans.

                                 A prepayment of a mortgage loan will usually
                                 result in a payment of principal on the
                                 offered notes.

                                  o If you purchase your notes at a discount
                                    and principal is repaid slower than you
                                    anticipate, then your yield may be lower
                                    than you anticipate.

                                      S-16

                                  o If you purchase your notes at a premium and
                                    principal is repaid faster than you
                                    anticipate, then your yield may be lower
                                    than you anticipate.

                                 The prepayment experience of the mortgage
                                 loans may differ significantly from that of
                                 other residential mortgage loans.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement for a
                                 description of factors that may influence the
                                 rate and timing of prepayments on the mortgage
                                 loans.

THE WEIGHTED AVERAGE LIVES OF
 THE CLASS IA2, IA3, CLASS IIA1
 AND IIA2  NOTES MAY BE
 EXTENDED UNDER CERTAIN
 CIRCUMSTANCES................   If the rate of principal prepayments on the
                                 mortgage loans in pool 1 is slower than
                                 anticipated and the Class IA1 Notes remain
                                 outstanding on the payment date in January 2012
                                 -- this is referred to in this prospectus
                                 supplement as an "accelerated amortization
                                 event" for Class IA1 -- monthly excess cashflow
                                 that would otherwise have been paid to the
                                 holders of the Class N Notes and the ownership
                                 certificate will instead be paid as principal
                                 to holders of Class IA1 Notes until the class
                                 principal amount of that class has been reduced
                                 to zero. For as long as these accelerated
                                 payments of principal on the Class IA1 Notes
                                 are made, overcollateralization will (absent
                                 losses) continue to increase without regard to
                                 the target level set by the rating agencies.
                                 After the class principal amount of the Class
                                 IA1 Notes has been reduced to zero, all
                                 payments of principal received on the mortgage
                                 loans will be released to the holder of the
                                 ownership certificate until
                                 overcollateralization has been reduced to the
                                 target level. As a result, there may be no
                                 payments of principal to the Class IA2, IA3,
                                 IIA1 and IIA2 Notes for an extended period of
                                 time, and the weighted average lives of these
                                 classes may extend beyond what investors may
                                 have anticipated.

DELAY IN RECEIPT OF LIQUIDATION
 PROCEEDS; LIQUIDATION PROCEEDS
 MAY BE LESS THAN MORTGAGE LOAN
 BALANCE......................   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent
                                 mortgage loans. Further, reimbursement of
                                 advances made by or on behalf of the servicer
                                 and liquidation expenses such as legal fees,
                                 real estate taxes and maintenance and
                                 preservation expenses may reduce the portion of
                                 liquidation proceeds payable to noteholders. If
                                 a mortgaged property fails to provide adequate
                                 security for the related mortgage loan, you
                                 could incur a loss on your investment if the
                                 applicable credit enhancement is insufficient
                                 to cover the loss.

                                      S-17

GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS...............   Approximately 24.62% and 14.16% of the
                                 mortgage loans to be included in the pool 1 and
                                 pool 2, respectively, are secured by properties
                                 located in California and approximately 7.96%
                                 and 6.73% of the mortgage loans to be included
                                 in the pool 1 and pool  2, respectively, are
                                 secured by properties located in Florida. The
                                 rate of delinquencies, defaults and losses on
                                 the mortgage loans may be higher than if fewer
                                 of the mortgage loans were concentrated in
                                 these states because the following conditions,
                                 among others, will have a disproportionate
                                 impact on the mortgage loans in general:

                                  o weak economic conditions, which may or may
                                    not affect real property values, may affect
                                    the ability of borrowers to repay their
                                    loans on time.

                                  o declines in the residential real estate
                                    markets in these states may reduce the
                                    values of properties located in these
                                    states, which would result in an increase
                                    in the loan-to-value ratios.

                                  o properties in California may be more
                                    susceptible than homes located in other
                                    parts of the country to certain types of
                                    uninsurable hazards, such as earthquakes,
                                    as well as floods, wildfires, mudslides and
                                    other natural disasters. Properties in
                                    Florida may be more susceptible to
                                    hurricanes and other storms.

                                  o any increase in the market value of
                                    properties located in a particular state
                                    would reduce the loan-to-value ratios of
                                    the mortgage loans and could, therefore,
                                    make alternative sources of financing
                                    available to the borrowers at lower
                                    interest rates, which could result in an
                                    increased rate of prepayment of the
                                    mortgage loans.

                                 Natural disasters affect regions of the United
                                 States from time to time, and may result in
                                 increased losses on mortgage loans in those
                                 regions, or in insurance payments that will
                                 constitute prepayments of principal of those
                                 mortgage loans. Properties located in certain
                                 parts of the southern and eastern United
                                 States may have been damaged by the hurricanes
                                 and tropical storms that recently affected
                                 those areas.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement. For
                                 additional information regarding the
                                 geographic concentration of the mortgage loans
                                 to be included in each mortgage pool, see the
                                 geographic distribution table under
                                 "Description of the Mortgage Pools" in this
                                 prospectus supplement.
TRUST COULD BECOME A
 TAXABLE ENTITY................  For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the
                                 sole class of equity interest in a taxable
                                 mortgage pool is held, directly or indirectly,
                                 through one or more wholly owned "qualified
                                 REIT subsidiaries" or by an entity that
                                 qualifies as a "real

                                      S-18

                                 estate investment trust" under the rules set
                                 out in the Internal Revenue Code of 1986, as
                                 amended, the taxable mortgage pool will not be
                                 subject to federal income tax.

                                 The seller will hold through Aegis Equity
                                 Holding Corporation, its direct wholly owned
                                 qualified REIT subsidiary, a 100% ownership
                                 interest in the ownership certificate. The
                                 seller will represent that it will file with
                                 its federal income tax return for its taxable
                                 year ending December 31, 2004, an election to
                                 be a REIT, that it has been organized in
                                 conformity with the requirements for REIT
                                 qualification set forth in the Internal
                                 Revenue Code of 1986, that it has operated and
                                 will continue to operate in a manner that
                                 enables it to qualify as a REIT and that it
                                 will not undertake any action that would cause
                                 the trust to be subject to federal income tax.

                                 Under the terms of the trust agreement, the
                                 ownership certificate may be transferred only
                                 to an entity that qualifies as either a "real
                                 estate investment trust" or a "qualified REIT
                                 subsidiary." The provisions of the Internal
                                 Revenue Code pertaining to real estate
                                 investment trusts are, however, highly
                                 technical and complex. If the seller were to
                                 fail to qualify as a real estate investment
                                 trust, or if the seller were to transfer the
                                 ownership certificate to an entity that did
                                 not qualify as a real estate investment trust
                                 or a qualified REIT subsidiary, the trust
                                 could become subject to federal income tax as
                                 though it were a corporation. Any tax imposed
                                 on the trust would reduce cashflow that would
                                 to make payments on the notes and could cause
                                 losses which could adversely affect the notes,
                                 in particular the subordinate notes. The
                                 failure of the holder of the ownership
                                 certificate to qualify as a real estate
                                 investment trust or a qualified REIT
                                 subsidiary would constitute an event of
                                 default under the indenture.

                                 See "Material Federal Income Tax
                                 Considerations" and "Description of the
                                 Notes--Optional Purchase of Mortgage Loans" in
                                 this prospectus supplement.
LIMITED ABILITY TO
 RESELL NOTES..................  The underwriters are not required to assist in resales of the offered notes, although they may
                                 do so. A secondary market for any class of
                                 offered notes may not develop. If a secondary
                                 market does develop, it might not continue or
                                 it might not be sufficiently liquid to allow
                                 you to resell any of your notes.

MILITARY ACTION AND TERRORIST
 ATTACKS......................   The effects that military action by U.S.
                                 forces in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other
                                 incidents and related military action may have
                                 on the performance of the mortgage loans or on
                                 the values of mortgaged properties cannot be
                                 determined at this time. Investors should
                                 consider the possible effects on delinquency,
                                 default and prepayment experience of the

                                      S-19

                                 mortgage loans. Federal agencies and
                                 non-government lenders may defer, reduce or
                                 forgive payments and delay foreclosure
                                 proceedings in respect of loans to borrowers
                                 affected in some way by possible future
                                 events. In addition, activation of additional
                                 U.S. military reservists or members of the
                                 National Guard may significantly increase the
                                 proportion of mortgage loans whose mortgage
                                 rates are reduced by application of the
                                 Servicemembers Civil Relief Act or similar
                                 state or local laws. The amount of interest
                                 available for payment to holders of the
                                 offered notes will be reduced by any
                                 reductions in the amount of interest
                                 collectible as a result of application of the
                                 Servicemembers Civil Relief Act or similar
                                 state or local laws and none of the master
                                 servicer, the servicer, the subservicer or any
                                 other party will be required to fund any
                                 interest shortfall caused by any such
                                 reduction.

VIOLATION OF VARIOUS FEDERAL,
 STATE AND LOCAL LAWS MAY
 RESULT IN LOSSES ON THE
 MORTGAGE LOANS...............   Applicable state laws generally regulate
                                 interest rates and other charges, require
                                 certain disclosure, and require licensing of
                                 the seller and its lending affiliates. In
                                 addition, other state laws, public policy and
                                 general principles of equity relating to the
                                 protection of consumers, unfair and deceptive
                                 practices and debt collection practices may
                                 apply to the origination, servicing and
                                 collection of the mortgage loans.

                                 The mortgage loans are also subject to various
                                 federal laws, including:

                                  o the federal Truth-in-Lending Act and
                                    Regulation Z promulgated thereunder, which
                                    require certain disclosures to borrowers
                                    regarding the terms of the mortgage loans;

                                  o the Equal Credit Opportunity Act and
                                    Regulation B promulgated thereunder, which
                                    prohibit discrimination on the basis of
                                    age, race, color, sex, religion, marital
                                    status, national origin, receipt of public
                                    assistance or the exercise of any right
                                    under the Consumer Credit Protection Act,
                                    in the extension of credit; and

                                  o the Fair Credit Reporting Act, which
                                    regulates the use and reporting of
                                    information related to the borrower's
                                    credit experience.

                                 Violations of certain provisions of these
                                 federal laws may limit the ability of the
                                 servicer to collect all or part of the
                                 principal of or interest on the mortgage loans
                                 and in addition could subject the trust to
                                 damages and administrative enforcement.

                                 The seller will represent that each mortgage
                                 loan was originated in compliance with
                                 applicable federal, state and local laws and
                                 regulations. In the event of a breach of such
                                 representation, the seller will be obligated
                                 to cure such

                                      S-20

                                 breach or repurchase or replace the affected
                                 mortgage loan in the manner described under
                                 "The Sale Agreement and the Transfer and
                                 Servicing Agreement--Sale of Mortgage Loans"
                                 in this prospectus supplement.

HIGH COST LOANS...............   Various federal, state and local laws have
                                 been enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994,
                                 commonly known as HOEPA, prohibits inclusion of
                                 certain provisions in mortgage loans that have
                                 mortgage rates or origination costs in excess
                                 of prescribed levels, and requires that
                                 borrowers be given certain disclosures prior to
                                 the origination of the mortgage loans. Some
                                 states have enacted, or may enact, similar laws
                                 or regulations, which in some cases impose
                                 restrictions and requirements greater than
                                 those in HOEPA. Failure to comply with these
                                 laws, to the extent applicable to any of the
                                 mortgage loans, could subject the trust as an
                                 assignee of the mortgage loans to monetary
                                 penalties and could result in the borrowers
                                 rescinding the mortgage loans. Lawsuits have
                                 been brought in various states making claims
                                 against assignees of high cost loans for
                                 violations of state law. Named defendants in
                                 these cases have included numerous participants
                                 within the secondary mortgage market, including
                                 some securitization trusts.

                                 The seller will represent that the trust does
                                 not include any mortgage loans subject to
                                 HOEPA or any similar federal, state or local
                                 predatory lending laws. If it is determined
                                 that the trust includes loans subject to HOEPA
                                 or similar state laws, the seller will be
                                 required to repurchase the affected loans and
                                 to pay any liabilities incurred by the trust
                                 due to any violations of these laws. If the
                                 loans are found to have been originated in
                                 violation of predatory lending laws and the
                                 seller does not repurchase the affected loans
                                 and pay any related liabilities, noteholders
                                 could incur losses.

LIMITED OBLIGATIONS...........   The assets of the trust are the sole source
                                 of payments on the notes. The notes are not the
                                 obligations of any other entity. None of the
                                 seller, the depositor, the underwriters, the
                                 indenture trustee, the administrator, the
                                 master servicer, the servicer or any of their
                                 affiliates will have any obligation to replace
                                 or supplement the credit enhancement, or take
                                 any other action to maintain the rating of the
                                 notes. If credit enhancement is not available,
                                 holders of notes may suffer losses on their
                                 investments.

                                      S-21

                            DESCRIPTION OF THE TRUST

GENERAL

     Aegis Asset Backed Securities Trust 2004-6 (the "Trust" or the "Issuer")
will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement dated as of December 1, 2004 (the "Trust
Agreement"), among Aegis Asset Backed Securities Corporation, as depositor (the
"Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), and Wells Fargo Bank, N.A., as administrator (in such capacity, the
"Administrator"). The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom (such Mortgage Loans, assets and proceeds, collectively, the "Trust Estate"), issuing the Securities (as defined herein), making payments on the Securities, and related activities.

     On or about December 22, 2004 (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and
Servicing Agreement (as defined herein). See "The Sale Agreement and the
Transfer and Servicing Agreement" herein.

     On the Closing Date, the Issuer will pledge the Trust Estate to the
Indenture Trustee (as defined herein) as security for the issuance of the Aegis
Asset Backed Securities Trust 2004-6 Mortgage Backed Notes (the "Notes"), with the class designations specified under "Description of the Notes--General,"
pursuant to an indenture dated as of the Cut-off Date (as defined herein) (the
"Indenture") among the Issuer, the Indenture Trustee and the Administrator. The
Depositor will sell the Notes to the Underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

     Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

THE OWNER TRUSTEE

     Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The
Owner Trustee will be paid a fixed annual fee (the "Owner Trustee Fee") out of income on funds held in the Collection Account, and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

     The Administrator and the Depositor will perform on behalf of the Owner
Trustee and the Trust certain administrative functions required under the
Indenture, the Trust Agreement and the Transfer and Servicing Agreement
pursuant to the terms of an administration agreement (the "Administration
Agreement") among the Trust, the Depositor and the Administrator.

THE OWNERSHIP CERTIFICATE

     The equity ownership in the Trust will be evidenced by a single ownership certificate (the "Ownership Certificate"). The holder of the Ownership
Certificate (the "Residual Holder") will be entitled to receive on each Payment
Date (as defined herein) any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

                                      S-22

                            DESCRIPTION OF THE NOTES

GENERAL

     The Issuer will issue pursuant to the Indenture Notes having the following class designations: Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2,
Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class N. The
Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes are referred to herein as the "Senior Notes" or the "Class A Notes"; the Class M1, Class M2,
Class M3, Class B1, Class B2 and Class B3 Notes are collectively referred to herein as the "Offered Subordinate Notes"; and the Offered Subordinate Notes,
together with the Class N Notes, are sometimes collectively referred to herein as the "Subordinate Notes." The Notes and the Ownership Certificate (see
"Description of the Trust--The Ownership Certificate" above) are collectively referred to herein as the "Securities." Only the Senior Notes and the Offered
Subordinate Notes (collectively, the "Offered Notes") are offered hereby. The
Class N Notes and the Ownership Certificate are not offered pursuant to this prospectus supplement.

     The Notes will be secured by the Trust Estate. The Trust Estate will consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans (the
"Mortgage Loans"); (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a note payment account maintained by or on behalf of the Indenture Trustee (the "Note Payment Account"); (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (4)
the rights of the Depositor under the Sale Agreement, as described under "The
Sale Agreement and the Transfer and Servicing Agreement--Sale of Mortgage
Loans"; (5) an interest rate swap agreement, as described under "--Payments of
Interest--The Interest Rate Swap Agreement"; (6) for the benefit of the Class N
Notes only, an interest rate cap agreement, as provided in the Transfer and
Servicing Agreement; and (7) all proceeds of the foregoing.

     Each class of Offered Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-2. The initial total Class Principal Amount (as defined herein) of the Offered Notes may be increased or decreased by up to five percent to the extent that the Cut-off
Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool"
herein.

     Holders of the Senior Notes will be entitled to receive payments of interest based upon collections from each Mortgage Pool. For purposes of allocating payments of principal on the Senior Notes, (1) the Class IA1, Class
IA2 and Class IA3 Notes will relate to, and generally will receive collections from, the Mortgage Loans in Pool 1 and (2) the Class IIA1 and Class IIA2 Notes
will relate to, and generally will receive collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of
Monthly Excess Interest (as defined herein) generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage
Pool unrelated to that class. Holders of Subordinate Notes will be entitled to receive payments of principal and interest based upon collections from each
Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the Senior Notes, to the extent described herein.

     The Class N Notes will be paid interest and principal on each Payment Date only from principal and interest payments after required payments are made on the Offered Notes as described under "--Payments of Interest" and "--Payments of Principal" below, from any cashflow from Mortgage Loan collections attributable to Prepayment Premiums (as defined herein) on the Mortgage Loans, and from an interest rate cap agreement, as provided in the Transfer and
Servicing Agreement. The Ownership Certificate will be entitled to receive on each Payment Date any remaining monthly excess cashflow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the
Trust for such Payment Date have been made.

     Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in January 2005 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes and each Payment
Date will be the close of business on the Business Day immediately preceding such

                                      S-23

Payment Date. A "Business Day" is generally any day other than a Saturday or
Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland,
Texas or North Carolina (or, as to the Servicer, such other states as are specified in the Transfer and Servicing Agreement) are closed.

     Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the office of the Administrator, as
"Note Registrar."

     The Offered Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants
(as defined herein) and for such purpose are referred to as "Book-Entry Notes."
The Senior Notes will be issued in minimum denominations in principal amount of
$25,000 and integral multiples of $1 in excess thereof. The Subordinate Notes will be issued in minimum denominations in principal amount of $50,000 and integral multiples of $1 in excess thereof.

     Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a physical note representing such person's interest (a "Definitive
Note"), except as set forth below under "--Book-Entry Registration--Definitive
Notes." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by
Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the
Book-Entry Notes shall refer to payments, notices, reports and statements to
DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     GENERAL. Beneficial Owners will hold their Notes through DTC in the United
States, or Clearstream Banking Luxembourg (formerly Cedelbank) ("Clearstream
Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC.
Citibank, N.A. generally, but not exclusively, will act as depositary for
Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the
"Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede
& Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Administrator through DTC and DTC participants. While the Offered Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures

                                      S-24

creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial
Owners. Accordingly, although Beneficial Owners will not possess notes, the
Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry
Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective
Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material
Federal Income Tax Consequences--Taxation of Securities Treated as Debt
Instruments--Foreign Persons" in the prospectus and "Global Clearance,
Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax
Documentation Requirements" in Annex A hereto.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and
Euroclear Participants may not deliver instructions directly to the European
Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial

                                      S-25

ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of the Grand
Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg
Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including
United States dollars. Clearstream Luxembourg provides to its Clearstream
Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository,
Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary
Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between
Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash.
Transactions may be settled in any of various currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries in a manner generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank,
S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear
Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to
Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and
Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the
Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with
DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent.
Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Administrator to Cede & Co. Payments with respect to
Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or
Euroclear

                                      S-26

Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Taxation of
Securities Treated as Debt Instruments--Foreign Persons" in the prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting
DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry
Notes of such Beneficial Owners are credited.

     DTC has advised the Indenture Trustee and the Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the
Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry
Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the
Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Seller, the Master Servicer, the Servicer, the
Subservicer, the Indenture Trustee, the Owner Trustee or the Administrator (as
such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

     DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the
Securities--Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Administrator is required to direct DTC to notify Participants that have ownership of Book-Entry
Notes as indicated on the records of DTC of the availability of Definitive
Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Administrator will re-issue the Book-Entry Notes as
Definitive Notes in the respective principal amounts owned by individual
Beneficial Owners, and thereafter the Indenture Trustee and the Administrator will recognize the holders of such Definitive Notes as Noteholders under the
Indenture.

PAYMENTS OF INTEREST

     CALCULATION OF INTEREST. The amount of interest payable on each Payment
Date in respect of each class of Offered Notes will equal the Accrued Note
Interest (as defined herein) for such class on such date. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below).

                                      S-27

    o "Accrued Note Interest" with respect to any class of Offered Notes and any Payment Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related
      Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date; provided, however, that for any class of
      Subordinate Offered Notes, Accrued Note Interest will be reduced by the amount, if any, specified in clause (a) of the definition of Deferred
      Interest for such class and Payment Date.

    o The "Accrual Period" applicable to each class of Offered Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

     The "Interest Rate" for each of the Offered Notes will be the applicable annual rate described below:

    o CLASS IA1 NOTES: the least of (1) LIBOR plus 0.15% (the "IA1 Spread"),
      (2) the Available Funds Cap (as described below) and (3) 15.00%.

    o CLASS IA2 NOTES: the least of (1) LIBOR plus 0.27% (the "IA2 Spread"),
      (2) the Available Funds Cap and (3) 15.00%.

    o CLASS IA3 NOTES: the least of (1) LIBOR plus 0.40% (the "IA3 Spread"),
      (2) the Available Funds Cap and (3) 15.00%.

    o CLASS IIA1 NOTES: the least of (1) LIBOR plus 0.31% (the "IIA1 Spread"),
      (2) the Available Funds Cap and (3) 15.00%.

    o CLASS IIA2 NOTES: the least of (1) LIBOR plus 0.33% (the "IIA2 Spread"),
      (2) the Available Funds Cap and (3) 15.00%.

    o CLASS M1 NOTES: the least of (1) LIBOR plus 0.54% (the "M1 Spread"), (2)
      the Available Funds Cap and (3) 15.00%.

    o CLASS M2 NOTES: the least of (1) LIBOR plus 1.00% (the "M2 Spread"), (2)
      the Available Funds Cap and (3) 15.00%.

    o CLASS M3 NOTES: the least of (1) LIBOR plus 1.13% (the "M3 Spread"), (2)
      the Available Funds Cap and (3) 15.00%.

    o CLASS B1 NOTES: the least of (1) LIBOR plus 1.70% (the "B1 Spread"), (2)
      the Available Funds Cap and (3) 15.00%.

    o CLASS B2 NOTES: the least of (1) LIBOR plus 1.80% (the "B2 Spread"), (2)
      the Available Funds Cap and (3) 15.00%.

    o CLASS B3 NOTES: the least of (1) LIBOR plus 2.85% (the "B3 Spread" and, together with the IA1 Spread, the IA2 Spread, the IA3 Spread, the IIA1
      Spread, the IIA2 Spread, the M1 Spread, the M2 Spread, the M3 Spread, the
      B1 Spread and the B2 Spread, the "Spreads," and each a "Spread"), (2) the
      Available Funds Cap and (3) 15.00%.

     If the option to purchase the Mortgage Loans is not exercised on the
Initial Purchase Date by the Residual Holder (or in the case of the Residual
Holder's failure to exercise, by the Servicer) as described under "--Optional
Purchase of Mortgage Loans" herein, then with respect to the following Payment
Date and each Payment Date thereafter, the IA1 Spread will be increased to
0.300%, the IA2 Spread will be increased to 0.540%, the IA3 Spread will be increased to 0.800%, the IIA1 Spread will be increased to 0.620%;the IIA2
Spread will be increased to 0.660%; the M1 Spread will be increased to 0.810%, the M2 Spread will be increased to 1.500%, the M3 Spread will be increased to
1.695%, the B1 Spread will be increased to 2.550%, the B2 Spread will be increased to 2.700% and the B3 Spread will be increased to 4.275%

                                      S-28

     DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

    o The "Class Principal Amount" of any class of Notes as of any Payment
      Date will be its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

    o The "Available Funds Cap" with respect to each Payment Date will be an annual rate equal to (i) (a) 360 divided by (b) the actual number of days in the Accrual Period, multiplied by (ii) (a) (1) the Interest Remittance
      Amount for such Payment Date, plus (2) any Net Swap Payments received by the Trust pursuant to the Swap Agreement for such Payment Date, minus (3)
      any Net Swap Payments paid by the Trust pursuant to the Swap Agreement on such Payment Date, divided by (b) the total Class Principal Amount of the
      Offered Notes as of the first day of the related Accrual Period.

    o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the
      Mortgage Rate thereof minus the Servicing Fee Rate.

    o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate determined as provided in the related mortgage note, as reduced by any application of the Servicemembers Civil Relief Act, as such may be amended from time to time (the "Relief Act"), or similar state or local laws.

    o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined herein) of the Mortgage Loans in such Mortgage Pool as of such date.

    o The "Pool Percentage" for any Mortgage Pool and any Payment Date will be a fraction, expressed as a percentage, the numerator of which is the Pool
      Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Pool Balance for such date.

    o The "Aggregate Pool Balance" as of any date of determination will be equal to the aggregate of the Pool Balances of Pool 1 and Pool 2 on such date.

     INTEREST PAYMENT PRIORITIES. The Interest Remittance Amount (as defined below) will be paid on each Payment Date in the following order of priority:

     (1) to the Swap Counterparty, any Net Swap Payment or Swap Termination
Payment (each as defined herein) owed to the Swap Counterparty for such Payment
Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreement, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event;

     (2) concurrently, pro rata, to the Senior Notes, Accrued Note Interest for each such class for such Payment Date;

     (3) to the Class M1 Notes, Accrued Note Interest for such class for such
Payment Date;

     (4) to the Class M2 Notes, Accrued Note Interest for such class for such
 Payment Date;

     (5) to the Class M3 Notes, Accrued Note Interest for such class for such
 Payment Date;

     (6) to the Class B1 Notes, Accrued Note Interest for such class for such
 Payment Date;

     (7) to the Class B2 Notes, Accrued Note Interest for such class for such
 Payment Date;

     (8) to the Class B3 Notes, Accrued Note Interest for such class for such
 Payment Date;

     (9) to the Credit Risk Manager, the Credit Risk Manager's Fee;

     (10) to the Indenture Trustee and the Owner Trustee, any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

     (11) for application as part of Monthly Excess Cashflow for such Payment
Date, as described under "--Credit Enhancement--Application of Monthly Excess
Cashflow" below, any Interest

                                      S-29

Remittance Amount remaining after application pursuant to clauses (1) through
(10) above (such amount, the "Monthly Excess Interest" for such Payment Date).

     The "Interest Remittance Amount" with respect to any Payment Date will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein) and Prepayment Premiums) or advanced in respect of Scheduled
Payments (as defined herein) on the Mortgage Loans during the related
Collection Period (as defined herein) minus (w) the Servicing Fee with respect to the Mortgage Loans, (x) previously unreimbursed Advances (as defined herein)
and other amounts due to the Servicer or the Master Servicer with respect to the Mortgage Loans, to the extent allocable to interest, and (y) previously unreimbursed Servicing Advances, (2) all Compensating Interest (as defined herein) paid by the Servicer or the Master Servicer with respect to the
Mortgage Loans for the related Prepayment Period (as defined herein), (3) the portion of any Purchase Price or Substitution Amount (each as defined herein)
paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest, (4) any Net Swap Payment or Swap Termination Payment
paid by the Swap Counterparty during the related Collection Period and (5) all
Net Liquidation Proceeds, Insurance Proceeds (each as defined herein) and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced (but not below zero) by (b) other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Administrator, the Custodian, the Servicer, the
Indenture Trustee or the Owner Trustee to the extent provided (and, in the case of the Indenture Trustee, up to the amount of the dollar limitation specified)
in the Transfer and Servicing Agreement.

    o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the
      Collection Period in which such payment was received.

    o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, and any unpaid Advances or Servicing Advances, unpaid Servicing Fees, and interest with respect thereto, and the amount of any costs and damages incurred by the Trust in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of a Mortgage Loan required to be so removed.

     BASIS RISK SHORTFALLS. With respect to each Payment Date and any class of
Offered Notes, an amount equal to the sum of (1) the excess, if any, of (a)
Accrued Note Interest (without regard to the Available Funds Cap) over (b) the aggregate of interest accrued on such class at an interest rate equal to the
Available Funds Cap, (2) any amount described in clause (1) above for such class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such class's applicable Interest Rate (without regard to the Available Funds Cap) (such excess, a "Basis Risk Shortfall").

     THE INTEREST RATE SWAP AGREEMENT. On or prior to the Closing Date, the
Issuer will enter into an interest rate swap agreement documented pursuant to an ISDA Master Agreement (Multicurrency -- Cross Border) (the "ISDA Master
Agreement"), together with a schedule and a confirmation (collectively, the
"Swap Agreement") with Swiss Re Financial Products Corporation ("SRFP" and together with any successor, the "Swap Counterparty").

     Under the Swap Agreement, on each Payment Date, the Administrator, on behalf of the Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) 3.29%, (b) the Scheduled Notional Amount (as defined below) for that Payment Date, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Administrator, on behalf of Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap
Agreement), (y) the Scheduled Notional Amount for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment

                                      S-30

Date), and the denominator of which is 360. A net payment will be required to be made on each Payment Date (each such net payment, a "Net Swap Payment") (a)
by the Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

     The "Scheduled Notional Amount" is set forth with respect to each Payment
Date on Annex B. The initial Scheduled Notional Amount will be $1,000,001,117.
The Swap Agreement will terminate immediately following the Payment Date in
December 2009 unless terminated earlier upon the occurrence of a Swap Default
(as defined below).

     SRFP is a Delaware corporation and an indirect, wholly owned subsidiary of
Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. SRFP currently has a counterparty credit rating of "AA (negative outlook)" and a short-term rating of "A-1+" from S&P. The obligations of SRFP under the Swap Agreement are fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has (i) a counterparty credit rating of "AA (negative outlook)", an insurer financial strength rating of "AA (negative outlook)," a senior unsecured debt rating of
"AA" and a short-term rating of "A-1+" from S&P, (ii) an insurance financial strength rating of "Aa2 (stable outlook)," a senior unsecured rating of "Aa2"
and a short-term rating of "P-1" from Moody's Investors Service, Inc. and (iii)
an insurer financial strength rating (Fitch initiated) of "AA+ (stable)" and a senior unsecured rating of "AA+ (stable)" from Fitch Inc. ("Fitch").

     On November 19, 2004, Swiss Re announced that it had received requests from the U.S. Securities and Exchange Commission and the New York State
Attorney General to provide documentation relating to non-traditional products, that it may receive similar requests from other governmental or regulatory authorities, that it has not been named or referred to in any lawsuit relating to these investigations and that it will cooperate fully with all such requests. It is unclear at this point what the scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as
"non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

     The information contained in the preceding two paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. SRFP and
Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole, or the accompanying prospectus.

     The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "Early
Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

     "Events of Default" under the Swap Agreement (each a "Swap Default")
include the following standard events of default under the ISDA Master
Agreement:

    o "Failure to Pay,"

    o "Bankruptcy," and

    o "Merger without Assumption" (but only with respect to the Swap
      Counterparty),

    o as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA
      Master Agreement.

     "Termination Events" under the Swap Agreement (each a "Termination Event")
consist of the following standard events under the ISDA Master Agreement:

    o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the
      Swap Agreement),

                                      S-31

    o "Tax Event" (which generally relates to either party to the Swap
      Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

    o "Tax Event Upon Merger" (which generally relates to the Swap
      Counterparty's receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master
Agreement. In addition, there are "Additional Termination Events" (as defined in the Swap Agreement) relating to the Trust, including if the Trust should terminate, if the Transfer and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Transfer and Servicing Agreement, either the Residual Holder or the Servicer exercises the option to purchase the
Mortgage Loans. With respect to the Swap Counterparty, an Additional
Termination Event will occur if the Swap Counterparty fails to comply with the
Downgrade Provisions (as defined below).

     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination
Date. The Trust, may not designate an Early Termination Date without the consent of the controlling party specified in the Transfer and Servicing
Agreement. With respect to Termination Events, an Early Termination Date may be
designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap
Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination, the Trust or the Swap Counterparty may be
liable to make a termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the
Swap Agreement computed in accordance with the procedures set forth in the Swap
Agreement taking into account the present value of the unpaid amounts that would have been owed by the Trust under the remaining scheduled term of the
Swap Agreement. In the event that the Trust is required to make a Swap
Termination Payment, that payment will be paid from the Trust on the related
Payment Date, and on any subsequent Payment Dates until paid in full, prior to payments to Noteholders.

     A "Swap Counterparty Trigger Event" will have occurred upon the occurrence of any of the following events: (i) a Swap Default with respect to which the
Swap Counterparty is a "Defaulting Party" (as defined in the Swap Agreement),
(ii) a Termination Event with respect to which the Swap Counterparty is the sole "Affected Party" (as defined in the Swap Agreement) or (iii) an Additional
Termination Event with respect to which the Swap Counterparty is the sole
Affected Party.

     If the Swap Counterparty's long-term or short-term credit rating by any
Rating Agency falls below the applicable levels specified in the Swap
Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Indenture Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap
Agreement, all as provided in the Swap Agreement (such provisions, the
"Downgrade Provisions").

     THE INTEREST RATE CAP AGREEMENT. On or prior to the Closing Date, the
Issuer will enter into an interest rate cap agreement (the "Cap Agreement")
with SRFP (the "Cap Counterparty") for the benefit of the Class N Notes only, as provided in the Transfer and Servicing Agreement. The Cap Agreement will terminate after the payment date in December 2007.

     PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment is made on a
Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.

                                      S-32

Prepayments in full or in part are generally applied as of the date of receipt.
Full or partial prepayments (or proceeds of other liquidations) received in any
Prepayment Period, in the case of any prepayments in full, or in any Collection
Period, in the case of any partial prepayments, will be available to make payments to Noteholders on the Payment Date following the Prepayment Period or
Collection Period, as applicable. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make payments of interest on the Notes could result. The amount by which one month's interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage
Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment
Interest Shortfall."

     With respect to prepayments in full received from a borrower during any
Prepayment Period, the Servicer will be obligated to fund any resulting
Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans for the applicable Payment Date). The Servicer is obligated to reduce its servicing compensation for the related Payment Date to the extent necessary to fund any
Prepayment Interest Shortfalls. The Master Servicer is obligated to fund any
Prepayment Interest Shortfalls required to be paid but not paid by the
Servicer, but only up to the amount of the Master Servicer's compensation. See
"Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" herein. Any such payment by the Servicer or the Master Servicer is referred to herein as
"Compensating Interest." Any Prepayment Interest Shortfalls not funded by the
Servicer or the Master Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for payment on the related
Payment Date.

DETERMINATION OF LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination
Date"), the Administrator will determine one-month LIBOR based on the "Interest
Settlement Rate" for U.S. dollar deposits of one-month maturity set by the
British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the
LIBOR Determination Date ("LIBOR").

     The BBA's Interest Settlement Rates are currently displayed on the
Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's
Interest Settlement Rates for deposits in U.S. dollars, the "Designated
Telerate Page"). Such Interest Settlement Rates are also currently available on
Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page
"BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

     A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

     With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00
a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Administrator will obtain such rate from the
Reuters or Bloomberg page. If such rate is not published for such LIBOR
Determination Date, LIBOR for such date will be the most recently published
Interest Settlement Rate. In the event that the BBA no longer sets an Interest
Settlement Rate, the Administrator will designate an alternative index that has performed, or that the Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

     The establishment of LIBOR on each LIBOR Determination Date by the
Administrator and the Administrator's calculation of the rate of interest applicable to the Offered Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

PAYMENTS OF PRINCIPAL

     GENERAL DEFINITIONS. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment

                                      S-33

Amount from the unrelated Mortgage Pool and from Monthly Excess Cashflow from each Mortgage Pool, as described under "--Credit Enhancement--Application of
Monthly Excess Cashflow" below. Payments of principal on the Offered
Subordinate Notes will be made from the aggregate of the Principal Payment
Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes.

    o The "Principal Payment Amount" for each Mortgage Pool for any Payment
      Date will be equal to the Principal Remittance Amount for such Mortgage
      Pool for such date minus the Aggregate Overcollateralization Release
      Amount (as defined below) attributable to such Mortgage Pool, if any, and such Payment Date.

    o The "Principal Remittance Amount" for each Mortgage Pool for any Payment
      Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the
      Mortgage Loans in such Mortgage Pool during the related Collection Period minus previously unreimbursed Advances and other amounts due to the
      Servicer or the Master Servicer with respect to such Mortgage Loans, to the extent allocable to principal, (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans in such
      Mortgage Pool during the related Prepayment Period or Collection Period, as applicable (exclusive of any related Prepayment Premiums), (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller from such Mortgage Pool during the related Prepayment
      Period, (4) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related
      Prepayment Period allocable to principal, and (5) all Net Liquidation
      Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related
      Prepayment Period, to the extent allocable to principal, minus (b) the applicable Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer, the Servicer, the Administrator, the
      Custodian, the Owner Trustee or the Indenture Trustee (up to the
      applicable dollar limitation) and not reimbursed from the Interest
      Remittance Amount or otherwise.

    o The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

    o "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the
      Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged
      Property or to be paid to the borrower pursuant to the mortgage note or state law.

    o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses, (2) unreimbursed Advances and Servicing Advances and (3) in the case of a liquidated Junior Lien Mortgage Loan (as defined herein), the amount necessary to repay the related senior lien mortgage loan, received and retained in connection with the liquidation of defaulted Mortgage
      Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

    o The "Prepayment Period" for any Payment Date is the immediately preceding calendar month.

    o The "Determination Date" with respect to each Payment Date is the 18th day of the month in which that Payment Date occurs, or if the 18th day is not a Business Day, the immediately preceding Business Day.

    o A "Scheduled Payment" with respect to any Mortgage Loan is the monthly scheduled payment of interest and principal specified in the related mortgage note.

                                      S-34

    o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the
      Prepayment Period immediately preceding such date of determination.

     PRINCIPAL PAYMENT PRIORITIES. The Principal Payment Amount for each
Mortgage Pool will be paid on each Payment Date as follows:

     A. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, concurrently:

       (1) For Pool 1: Until the aggregate Class Principal Amount of the
    Offered Notes equals the Target Amount for such Payment Date, the
    Principal Payment Amount for Pool 1 will be paid in the following order of priority:

          (i) to the Swap Counterparty, Pool 1's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap
        Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amount in accordance with "--Interest Payment Priorities" above);

          (ii) to the Swap Counterparty, Pool 2's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap
        Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amount in accordance with "--Interest Payment Priorities" above or from the Principal
        Payment Amount for Pool 2 in accordance with clause (2)(i) below);

          (iii) to the Class IA1, Class IA2 and Class IA3 Notes, sequentially, in that order, in reduction of their Class Principal Amounts, until the
        Class Principal Amount of each such class has been reduced to zero;

          (iv) to the Class IIA1 and Class IIA2 Notes, pro rata, in that order, so long as a Pool 2 Trigger Event is not in effect, or sequentially, if a Pool 2 Trigger Event is in effect, in each case in reduction of their
        Class Principal Amounts, after giving effect to payments pursuant to clause (A)(2)(iii) below, until the Class Principal Amount of each such class has been reduced to zero;

          (v) to the Class M1 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M2 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (vii) to the Class M3 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (viii) to the Class B1 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (ix) to the Class B2 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (x) to the Class B3 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero; and

          (xi) for application as part of Monthly Excess Cashflow for such
        Payment Date, as described under "--Credit Enhancement-Application of
        Monthly Excess Cashflow" below, any such Principal Payment Amount for
        Pool 1 remaining after application pursuant to clauses (i) through (x)
        above.

       (2) For Pool 2: Until the aggregate Class Principal Amount of the
    Offered Notes equals the Target Amount for such Payment Date, the
    Principal Payment Amount for Pool 2 will be paid in the following order of priority:

                                      S-35

          (i) to the Swap Counterparty, Pool 2's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap
        Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amount in accordance with "--Interest Payment Priorities" above);

          (ii) to the Swap Counterparty, Pool 1's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap
        Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amount in accordance with "--Interest Payment Priorities" above or from the Principal
        Payment Amount for Pool 1 in accordance with clause (1)(i) above);

          (iii) to the Class IIA1 and Class IIA2 Notes, pro rata, in that order, so long as a Pool 2 Trigger Event is not in effect, or sequentially, if a Pool 2 Trigger Event is in effect, in each case in reduction of their Class Principal Amounts, until the Class Principal
        Amount of each such class has been reduced to zero;

          (iv) to the Class IA1, Class IA2 and Class IA3 Notes, sequentially, in that order, in reduction of their Class Principal Amounts, after giving effect to payments pursuant to clause (A)(1)(iii) above, until the Class Principal Amount of each such class has been reduced to zero;

          (v) to the Class M1 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M2 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (vii) to the Class M3 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (viii) to the Class B1 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (ix) to the Class B2 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero;

          (x) to the Class B3 Notes, in reduction of their Class Principal
        Amount, until the Class Principal Amount of such class has been reduced to zero; and

          (xi) for application as part of Monthly Excess Cashflow for such
        Payment Date, as described under "--Credit Enhancement--Application of
        Monthly Excess Cashflow" below, any such Principal Payment Amount for
        Pool 2 remaining after application pursuant to clauses (i) through (x)
        above.

     The priority of payments on the Class IA1, Class IA2 and Class IA3 Notes described in clause (A)(1)(iii) above is referred to herein as the "Senior
Priority" for Pool 1, and the priority of payments on the Class IIA1 and Class
IIA2 Notes described in clause (A)(2)(iii) above is referred to herein as the
"Senior Priority" for Pool 2.

     B. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

       (1) to the Swap Counterparty, each Pool's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap
    Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amounts in accordance with
    "--Interest Payment Priorities" above);

       (2) (a) so long as any of the Offered Subordinate Notes are outstanding, to the Class IA1, Class IA2 and Class IA3 Notes, in accordance with the
    Senior Priority for Pool 1 (from amounts for Pool 1 except as provided below) and to the Class IIA1 and Class IIA2 Notes, in accordance with the
    Senior Priority for Pool 2 (from amounts for Pool 2 except as provided below), in reduction of their respective Class Principal Amounts, in each case, an amount equal to the lesser

                                      S-36

   of (x) the Principal Payment Amount for the related Mortgage Pool for such
   Payment Date and (y) the Related Senior Principal Payment Amount for such
   Mortgage Pool for such Payment Date, in each case until the Class Principal
   Amount of each such class has been reduced to zero; provided, that to the extent that the Principal Payment Amount for a Mortgage Pool exceeds the
   Related Senior Principal Payment Amount for such Mortgage Pool, such excess shall be applied to the Senior Notes of the other Mortgage Pool (in accordance with the Senior Priority for Pool 1 in the case of the Class
   IA1, Class IA2 and Class IA3 Notes and the Senior Priority for Pool 2 in
   the case of the Class IIA1 and IIA2 Notes), but in an amount not to exceed the Related Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause
   (2) on such Payment Date); or (b) otherwise to the Class IA1, Class IA2 and
   Class IA3 Notes (in accordance with the Senior Priority for Pool 1) and to the Class IIA1 and Class IIA2 Notes (in accordance with the Senior Priority for Pool 2), in each case in reduction of their respective Class Principal
   Amounts, the Principal Payment Amount for the related Mortgage Pool for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

       (3) to the Class M1 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Payment Amounts for Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (2) above, and (y) the M1 Principal Payment Amount for such
    Payment Date, until the Class Principal Amount of such class has been reduced to zero;

       (4) to the Class M2 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Payment Amounts for Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (2) and (3) above, and (y) the M2
    Principal Payment Amount for such Payment Date, until the Class Principal
    Amount of such class has been reduced to zero;

       (5) to the Class M3 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Payment Amounts for Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 and Class M2
    Notes on such Payment Date pursuant to clauses (2), (3) and (4) above, and
    (y) the M3 Principal Payment Amount for such Payment Date, until the Class
    Principal Amount of such class has been reduced to zero;

       (6) to the Class B1 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Payment Amounts for Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (2), (3), (4)
    and (5) above, and (y) the B1 Principal Payment Amount for such Payment
    Date, until the Class Principal Amount of such class has been reduced to zero;

       (7) to the Class B2 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Payment Amounts for Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2,
    Class M3 and Class B1 Notes on such Payment Date pursuant to clauses (2),
    (3), (4), (5) and (6) above, and (y) the B2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

       (8) to the Class B3 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Payment Amounts for Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2,
    Class M3, Class B1 and Class B2 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6) and (7) above, and (y) the B3 Principal
    Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero; and

                                      S-37

       (9) for application as part of Monthly Excess Cashflow for such Payment
    Date, as described under "--Credit Enhancement-Application of Monthly
    Excess Cashflow" below, any Principal Payment Amount remaining after application pursuant to clauses (1) through (8) above.

     Notwithstanding the foregoing, on any Payment Date on which the Class
Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount for a Mortgage
Pool will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

     DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

    o The "Target Amount" for any Payment Date will be equal to the Aggregate
      Pool Balance as of such Payment Date minus the Targeted
      Overcollateralization Amount for such Payment Date.

    o A "Trigger Event" is in effect with respect to any Payment Date if (a) a
      Delinquency Event has occurred for such Payment Date, (b) a Cumulative
      Loss Trigger Event has occurred for such Payment Date or (c) a Principal
      Deficiency Amount exists for such Payment Date.

    o A "Delinquency Event" will have occurred with respect to any Payment
      Date, if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 40.00% of the
      Senior Enhancement Percentage for such Payment Date.

    o The "Rolling Three Month Delinquency Rate" with respect to any Payment
      Date will be the average of the Delinquency Rates for each of the three
      (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

    o The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent
      (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Pool Balance as of the close of business on the last day of such month.

    o A "Cumulative Loss Trigger Event" will have occurred with respect to any
      Payment Date beginning in January 2008 if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized
      Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date
      Balance, exceeds the applicable percentages described below with respect to such Payment Date:

PAYMENT DATE                                          LOSS PERCENTAGE
--------------------------------------------------   ----------------

     January 2008 through December 2008 ..........          3.50%
     January 2009 through December 2009 ..........          5.25%
     January 2010 through December 2010 ..........          6.75%
     January 2011 and thereafter .................          7.25%

    o The "Stepdown Date" is the latest to occur of (x) the Payment Date in
      January 2008, (y) the first Payment Date on which the Senior Enhancement
      Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related
      Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to approximately 39.80% and
      (z) the Payment Date immediately succeeding the Payment Date on which the
      Class Principal Amount of the Class IA1 Notes has been reduced to zero.

    o A "Pool 2 Trigger Event" will have occurred with respect to any Payment
      Date (i) prior to the Stepdown Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized
      Losses incurred on the Pool 2 Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off
      Date

                                      S-38

      Balance of Pool 2, equals or is greater than 3.50% or (ii) on or after the Stepdown Date and with respect to which a Trigger Event is in effect.

    o The "Senior Principal Payment Amount" with respect to any Payment Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date, 100% of the Principal
      Payment Amount for both Mortgage Pools and (b) on or after the Stepdown
      Date and as long as a Trigger Event is not in effect with respect to such
      Payment Date the lesser of (x) the Principal Payment Amount for both
      Mortgage Pools and (y) the amount, if any, by which (A) the aggregate
      Class Principal Amount of the Senior Notes immediately prior to that
      Payment Date exceeds (B) the Senior Target Amount (as defined below).

    o The "Related Senior Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the lesser of (x) the sum of the Class
      Principal Amounts of the Class IA1, Class IA2 and Class IA3 Notes (with respect to Pool 1) or the Class Principal Amount of the Class IIA1 and
      Class IIA2 Notes (with respect to Pool 2) immediately prior to that
      Payment Date and (y) the product of (a) the Senior Principal Payment
      Amount and (b) the related Senior Proportionate Percentage in each case for such date.

    o A "Class IA1 Accelerated Amortization Event" will be in effect with respect to each Payment Date beginning on the Payment Date in January
      2012, unless and until the Class Principal Amount of the Class IA1 Notes has been reduced to zero.

    o The "M1 Principal Payment Amount" with respect to any Payment Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
      Senior Notes, in each case after giving effect to payments on such
      Payment Date and (ii) the Class Principal Amount of the Class M1 Notes
      immediately prior to such Payment Date exceeds (y) the M1 Target Amount
      (as defined below).

    o The "M2 Principal Payment Amount" with respect to any Payment Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
      Senior Notes and the Class M1 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class Principal Amount of the
      Class M2 Notes immediately prior to such Payment Date exceeds (y) the M2
      Target Amount (as defined below).

    o The "M3 Principal Payment Amount" with respect to any Payment Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
      Senior Notes and the Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class
      Principal Amount of the Class M3 Notes immediately prior to such Payment
      Date exceeds (y) the M3 Target Amount (as defined below).

    o The "B1 Principal Payment Amount" with respect to any Payment Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
      Senior Notes and the Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class
      Principal Amount of the Class B1 Notes immediately prior to such Payment
      Date exceeds (y) the B1 Target Amount (as defined below).

    o The "B2 Principal Payment Amount" with respect to any Payment Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
      Senior Notes and the Class M1, Class M2, Class M3 and Class B1 Notes, in
      each case after giving effect to payments on such Payment Date, and (ii)
      the Class Principal

                                      S-39

      Amount of the Class B2 Notes immediately prior to such Payment Date exceeds (y) the B2 Target Amount (as defined below).

    o The "B3 Principal Payment Amount" with respect to any Payment Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
      Senior Notes and the Class M1, Class  M2, Class M3, Class B1 and Class B2
      Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class Principal Amount of the Class B3 Notes immediately prior to such Payment Date exceeds (y) the B3 Target Amount (as defined below).

    o The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Pool Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Offered Notes after giving effect to payments on such Payment Date.

    o The "Overcollateralization Deficiency" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Targeted
      Overcollateralization Amount for such Payment Date exceeds (y) the
      Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the
      Class Principal Amounts of the Offered Notes resulting from the payment of the Principal Payment Amount on such Payment Date.

    o The "Aggregate Overcollateralization Release Amount" with respect to any
      Payment Date for which a Class IA1 Accelerated Amortization Event is not in effect will be equal to the lesser of (x) the aggregate of the
      Principal Remittance Amounts for each Mortgage Pool for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such date is applied on such date in reduction of the aggregate Class
      Principal Amount of the LIBOR  Notes) exceeds (2) the Targeted
      Overcollateralization Amount for such date. With respect to any Payment
      Date for which a Class IA1 Accelerated Amortization Event is in effect, the Aggregate Overcollateralization Release Amount will be zero.

    o The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Offered
      Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) and the denominator of which is the Aggregate Pool Balance for such Payment Date, in each case after giving effect to payments on such Payment Date.

    o The "Senior Proportionate Percentage" for Pool 1 with respect to any
      Payment Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such
      Payment Date and the denominator of which is the aggregate of the
      Principal Remittance Amounts for Pool 1 and Pool 2 for such date. The
      "Senior Proportionate Percentage" for Pool 2 with respect to any Payment
      Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Payment Date and the denominator of which is the aggregate of the Principal Remittance
      Amounts for Pool 1 and Pool 2 for such date.

    o The "Targeted Overcollateralization Amount" with respect to any Payment
      Date will be equal to (x) prior to the Stepdown Date, approximately
      $24,000,027, (y) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (1) approximately $5,000,006 and (2)
      approximately 4.80% of the Aggregate Pool Balance and (z) on or after the
      Stepdown Date and if a Trigger Event is in effect, the Targeted
      Overcollateralization Amount for the immediately preceding Payment Date.

    o The "Senior Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 60.20% and
      (2) the Aggregate Pool Balance for such

                                      S-40

      Payment Date and (b) the amount, if any, by which (i) the Aggregate Pool
      Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date
      Balance.

    o The "M1 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 74.00% and (2) the
      Aggregate Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Payment Date exceeds
      (ii) 0.50% of the Cut-off Date Balance.

    o The "M2 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 85.30% and (2) the
      Aggregate Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Payment Date exceeds
      (ii) 0.50% of the Cut-off Date Balance.

    o The "M3 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 88.30% and (2) the
      Aggregate Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Payment Date exceeds
      (ii) 0.50% of the Cut-off Date Balance.

    o The "B1 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 91.20% and (2) the Aggregate Pool
      Balance for such Payment Date and (b) the amount, if any, by which (i)
      the Aggregate Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

    o The "B2 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 93.20% and (2) the
      Aggregate Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Payment Date exceeds
      (ii) 0.50% of the Cut-off Date Balance.

    o The "B3 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 95.20% and (2) the
      Aggregate Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Payment Date exceeds
      (ii) 0.50% of the Cut-off Date Balance.

CREDIT ENHANCEMENT

     Credit enhancement for the Offered Notes consists of, in addition to limited cross collateralization, the subordination of the Subordinate Notes, the priority of application of Realized Losses (as defined herein), excess interest, an interest rate swap agreement and overcollateralization, in each case as described herein.

     SUBORDINATION. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Notes having a higher priority of payment, as described under "--Payments of
Interest" and "--Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized
Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Offered Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of more senior classes of
Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

     REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized
Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (both through the application of Monthly Excess

                                      S-41

Interest to fund such deficiency and through a reduction in the
Overcollateralization Amount for the related Payment Date); second, the Class N
Notes; third, the Class B3 Notes; fourth, the Class B2 Notes; fifth, the Class
B1 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes; and eighth, the Class M1 Notes, before reducing amounts payable in respect of the Senior
Notes.

    o A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered
      (exclusive of any possibility of a deficiency judgment).

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Pool Balance, and thus may reduce the
Overcollateralization Amount. As described herein, the Overcollateralization
Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.

     Realized Losses will not reduce the Class Principal Amount of any Note;
however, under certain loss scenarios, there may not be sufficient principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

     EXCESS INTEREST. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Notes and the fees and expenses of the Master Servicer, the Servicer, the Administrator, the Credit
Risk Manager, the Custodian, the Owner Trustee and the Indenture Trustee. Such
excess interest from the Mortgage Loans each month will be available to absorb
Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

     SWAP AGREEMENT. Amounts received under the Swap Agreement will be applied to cover interest shortfalls and losses and to maintain overcollateralization at required levels as described under "--Payments of Interest--The Interest
Rate Swap Agreement" above.

     OVERCOLLATERALIZATION. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Offered Notes. As described below, the application of interest collections as payments of principal will cause the aggregate Class Principal Amount of the Offered Notes to amortize more rapidly than the Aggregate Pool Balance, thus maintaining overcollateralization (i.e., the excess of the Aggregate Pool Balance over the aggregate Class Principal Amount of the Offered Notes). However, Realized
Losses with respect to Mortgage Loans in either Mortgage Pool may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

     As described herein, on and after the Stepdown Date, to the extent that the Overcollateralization Amount exceeds the related Targeted
Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the Class Principal Amounts of the Offered
Notes, but will instead be applied as described below.

     APPLICATION OF MONTHLY EXCESS CASHFLOW. The sum (without duplication) of
Monthly Excess Interest for any Payment Date, the Aggregate
Overcollateralization Release Amount and any Principal Payment Amount from either Mortgage Pool remaining after application as described under "--Payments of principal--Principal Payment Priorities" above for any Payment Date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will
(together with certain other amounts to the extent specified below), on each
Payment Date, be paid in the following order of priority:

     (1) on each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, until the aggregate Class Principal Amount of the Offered Notes equals the Aggregate
Pool Balance for such Payment Date minus the Targeted Overcollateralization
Amount for such Payment Date, in the following order of priority:

       (a) concurrently, in proportion to the related Senior Proportionate
    Percentage, after giving effect to principal payments on such Payment Date as described under "--Payments of Principal--Principal Payment Priorities"
    above, to the Class IA1, Class IA2 and Class IA3 Notes, in accordance with the Senior Priority for Pool 1, and to the Class IIA1 and Class IIA2
    Notes, in

                                      S-42

   accordance with the Senior Priority for Pool 2, in each case in reduction of their respective Class Principal Amounts, until the Class Principal
   Amount of each such class has been reduced to zero;

       (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

       (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

       (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

       (e) to the Class B1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

       (f) to the Class B2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;
    and

       (g) to the Class B3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

     (2) on each Payment Date occurring (a) on or after the Stepdown Date and
(b) for which a Trigger Event is not in effect, in the following order of priority:

       (a) concurrently, in proportion to the related Senior Proportionate
    Percentage, after giving effect to principal payments on such Payment Date as described under "--Payments of Principal--Principal Payment Priorities"
    above, to the Class IA1, Class IA2 and Class IA3 Notes, in accordance with the Senior Priority for Pool 1, and to the Class IIA1 and Class IIA2
    Notes, in accordance with the Senior Priority for Pool 2, in each case in reduction of their respective Class Principal Amounts, until the aggregate
    Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

       (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the
    Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

       (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the
    Class M1 and Class M2 Notes, after giving effect to payments on such
    Payment Date, equals the M2 Target Amount;

       (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the
    Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

       (e) to the Class B1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the
    Class M1, Class M2, Class M3 and Class B1 Notes, after giving effect to payments on such Payment Date, equals the B1 Target Amount;

       (f) to the Class B2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the
    Class M1, Class M2, Class M3, Class B1 and Class B2 Notes, after giving effect to payments on such Payment Date, equals the B2 Target Amount; and

       (g) to the Class B3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the
    Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Notes, after giving effect to payments on such Payment Date, equals the B3 Target
    Amount;

     (3) on each Payment Date, in the following order of priority:

       (a) concurrently, pro rata, to the Senior Notes, any applicable Basis
    Risk Shortfall for each such class and such Payment Date;

       (b) to the Class M1 Notes, any applicable Basis Risk Shortfall for such class and such Payment Date;

                                      S-43

       (c) to the Class M2 Notes, any applicable Basis Risk Shortfall for such class and such Payment Date;

       (d) to the Class M3 Notes, any applicable Basis Risk Shortfall for such class and such Payment Date;

       (e) to the Class B1 Notes, any applicable Basis Risk Shortfall for such class and such Payment Date;

       (f) to the Class B2 Notes, any applicable Basis Risk Shortfall for such class and such Payment Date; and

       (g) to the Class B3 Notes, any applicable Basis Risk Shortfall for such class and such Payment Date;

      (4) on each Payment Date, in the following order of priority:

       (a) to the Class IIA2 Notes, any Deferred Interest for such class and such Payment Date;

       (b) to the Class M1 Notes, any Deferred Interest for such class and such
 Payment Date;

       (c) to the Class M2 Notes, any Deferred Interest for such class and such
 Payment Date;

       (d) to the Class M3 Notes, any Deferred Interest for such class and such
 Payment Date;

       (e) to the Class B1 Notes, any Deferred Interest for such class and such
 Payment Date;

       (f) to the Class B2 Notes, any Deferred Interest for such class and such
 Payment Date; and

       (g) to the Class B3 Notes, any Deferred Interest for such class and such
 Payment Date;

      (5) on each Payment Date on which a Class IA1 Accelerated Amortization
Event is in effect, to the Class IA1 Notes, in reduction of their Class
Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

      (6) on each Payment Date, from any remaining Monthly Excess Cashflow, together with all amounts received under the Cap Agreement and all Prepayment
Premiums received during the related Prepayment Period, to the Class N Notes, accrued interest as provided in the Transfer and Servicing Agreement for such
Payment Date;

      (7) on each Payment Date, from any remaining Monthly Excess Cashflow, together with all remaining amounts received under the Cap Agreement and all remaining Prepayment Premiums received during the related Prepayment Period, to the Class N Notes, in reduction of their Class Principal Amount, until the
Class Principal Amount thereof has been reduced to zero;

      (8) on each Payment Date, to the Swap Counterparty, any unpaid Swap
Termination Payment triggered by a Swap Counterparty Trigger Event owed to the
Swap Counterparty pursuant to the Swap Agreement;

      (9) on each Payment Date, any amount payable by the Trust in connection with the purchase of a substitute Swap Agreement or Cap Agreement, if any, as provided in the Transfer and Servicing Agreement; and

     (10) on each Payment Date, to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

     DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

     The "Deferred Interest" for the Class IIA2 Notes and each class of Offered
Subordinate Notes for any Payment Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b)
any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class.

                                      S-44

     "Principal Deficiency Amount" means, with respect to the Class IIA2 Notes, the IIA2 Principal Deficiency Amount; with respect to the Class M1 Notes, the
M1 Principal Deficiency Amount; with respect to the Class M2 Notes, the M2
Principal Deficiency Amount; with respect to the Class M3 Notes, the M3
Principal Deficiency Amount; with respect to the Class B1 Notes, the B1
Principal Deficiency Amount; with respect to the Class B2 Notes, the B2
Principal Deficiency Amount; and with respect to the Class B3 Notes, the B3
Principal Deficiency Amount.

     The "Total Principal Deficiency Amount" with respect to any Payment Date will be the excess, if any, of the aggregate Class Principal Amount of the
Offered Notes after giving effect to payments on such Payment Date over the
Aggregate Pool Balance as of the last day of the related Collection Period.

     The "IIA2 Principal Deficiency Amount" with respect to any Payment Date on which the Class Principal Amounts of the Class M1, Class M2, Class M3, Class
B1, Class B2 and Class B3 Notes have been reduced to zero after giving effect to payments on such Payment Date will be the lesser of (a) the excess, if any, of (1) aggregate Class Principal Amount of the Class IIA1 and Class IIA2 Notes
after giving effect to payments on such Payment Date over (2) the Pool Balance for Pool 2 as of the last day of the related Collection Period, and (b) the
Class Principal Amount of the Class IIA2 Notes immediately prior to such
Payment Date.

     The "M1 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M2 Principal Deficiency Amount, the M3 Principal
Deficiency Amount, the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class M1 Notes
immediately prior to such Payment Date.

     The "M2 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M3 Principal Deficiency Amount, the B1 Principal
Deficiency Amount, the B2 Principal Deficiency Amount and the B3 Principal
Deficiency Amount, in each case for that Payment Date and (b) the Class
Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

     The "M3 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class M3 Notes
immediately prior to such Payment Date.

     The "B1 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the B2 Principal Deficiency Amount and the B3
Principal Deficiency Amount, in each case for that Payment Date and (b) the
Class Principal Amount of the Class B1 Notes immediately prior to such Payment
Date.

     The "B2 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class B2 Notes
immediately prior to such Payment Date.

     The "B3 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the Total Principal Deficiency Amount for that Payment
Date and (b) the Class Principal Amount of the Class B3 Notes immediately prior to such Payment Date.

MATURITY DATE

     The maturity date (the "Maturity Date") for the Offered Notes, other than the Class IA1 and Class IA2 Notes, has been determined to be the Payment Date in March 2035 based upon the third Payment Date after the date of the last
Scheduled Payment of the latest maturing Mortgage Loan.

                                      S-45

The Maturity Date for the Class IA1 Notes has been determined to be the Payment
Date occurring in December 2013 based upon the Modeling Assumptions (as defined herein) and the assumption that the related Mortgage Loans prepay at a constant rate of 7.0% of the Prepayment Assumption. The Final Maturity Date for the
Class IA2 Notes has been determined to be the Payment Date occurring in May
2031 based upon the Modeling Assumptions and the assumption that the related
Mortgage Loans prepay at a constant rate of 0% of the Prepayment Assumption (as defined herein) (assuming a Class IA1 Accelerated Amortization Event does not occur). As to each class of Notes, the actual final Payment Date may be earlier, and could be substantially earlier, than such class's Maturity Date.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     On any Payment Date following the month in which the Aggregate Pool
Balance is less than 10% of the Cut-off Date Balance (such date, the "Initial
Purchase Date"), the Residual Holder (or the Servicer, if the Residual Holder
does not do so) will have the option (provided that the Class N Notes have been paid in full) to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Advances and Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan, (d) any outstanding amounts due to the Master Servicer, the Administrator, the
Custodian, the Owner Trustee and the Indenture Trustee and (e) any Swap
Termination Payment payable to the Swap Counterparty due to the exercise of such option (the "Purchase Price"). If such option is exercised, the Trust will be terminated (such event, an "Optional Termination"). If the Residual Holder or the Servicer fail to exercise such option on the Initial Purchase Date, the applicable Spread of each class of Offered Notes will be increased as described under "--Payments of interest" herein.

     On any Payment Date, the Depositor will have the option to purchase, one time only, 1.0% (and, in any case, not less than five Mortgage Loans) of the
Mortgage Loans, by Aggregate Pool Balance as of such date. The Mortgage Loans so purchased will be selected by the Depositor in its sole discretion and will be purchased at a price not less than the outstanding principal balance of such
Mortgage Loans.

     In addition, as described under "The Sale Agreement and the Transfer and
Servicing Agreement --Optional Purchase of Distressed Mortgage Loans," the
Residual Holder will have the right to purchase any Mortgage Loan that becomes
90 or more days delinquent in payment.

THE ADMINISTRATOR

     Wells Fargo Bank, N.A. will be appointed Administrator under the
Administration Agreement and, as such, will be responsible for preparing certain investor reports, including the monthly payment date statement to
Noteholders and the monthly distribution date statement to the Residual Holder
(together with the Noteholders, the "Securityholders"), providing all customary tax reports to Securityholders related to their investment, providing monthly calculations to the Indenture Trustee regarding payments to Noteholders and to the Owner Trustee regarding payments to the Residual Holder and acting as note registrar and paying agent. The Administrator will be compensated by the Master
Servicer for its services. In addition, any investment income on funds in the certificate distribution account (the "Certificate Distribution Account" and the Note Payment Account established and maintained by the Administrator pursuant to the Trust Agreement and the Indenture, respectively will be paid to the Administrator. The Administrator will be entitled to reimbursement for certain expenses prior to payment of any amounts to Securityholders. The office of the Administrator for purposes of transfers and surrender of the Securities is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Aegis 2004-6, and for all other purposes is P.O. Box 98, Columbia,
Maryland 21046, Attention: Aegis 2004-6 (or for overnight delivery at 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager Aegis
2004-6), or any other address that the Administrator may designate from time to time by notice to the Noteholders, the Depositor, the Indenture Trustee and the
Owner Trustee.

                                      S-46

     The Administrator may resign at any time, in which event the Indenture
Trustee will be obligated to appoint a successor Administrator. The Indenture
Trustee may also remove the Administrator if the Administrator ceases to be eligible to continue as such under the Transfer and Servicing Agreement or the
Administration Agreement or if the Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Administrator or its property. Upon such resignation or removal of the Administrator, the Indenture
Trustee will be entitled to appoint a successor Administrator. The
Administrator may also be removed at any time by the holders of Notes evidencing ownership of not less than 51% of the Trust. Any resignation or removal of the Administrator and appointment of a successor Administrator will not become effective until acceptance of the appointment by the successor
Administrator. If at any time Wells Fargo Bank, N.A. resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo Bank, N.A. will be terminated as Administrator. In such event, the obligations of each such party shall be assumed by the Indenture
Trustee or any successor master servicer or Administrator appointed by the
Indenture Trustee.

     Wells Fargo Bank, N.A. will also act as custodian (the "Custodian") of the
Mortgage Loan documents without additional compensation.

THE INDENTURE TRUSTEE

     Wachovia Bank, National Association will be the Indenture Trustee (the
"Indenture Trustee") under the Indenture. The Indenture Trustee will be paid a fixed annual fee (the "Indenture Trustee Fee") out of income on funds held in the Collection Account, and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders. The
Indenture Trustee's "Corporate Trust Office" is located at 401 S. Tryon Street,
Charlotte, North Carolina 28288-1179, Attention: AEGIS 2004-6, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor, the Administrator, the
Master Servicer and the Servicer.

                       DESCRIPTION OF THE MORTGAGE POOLS

     Wherever reference is made herein to a percentage of some or all of the
Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans (or of the specified Pool of Mortgage Loans) as of December 1, 2004 (the "Cut-off
Date," and such total, the "Cut-off Date Balance").

GENERAL

     On the Closing Date the Trust is expected to include approximately 7,275 conventional, adjustable and fixed rate, fully-amortizing and balloon, first and second lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a total Scheduled Principal Balance
(after giving effect to Scheduled Payments due on the Cut-off Date) of approximately $1,000,001,117.

     The underwriting guidelines generally applied by the Originators (as defined herein) in originating the Mortgage Loans are described under
"Underwriting Standards" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage
Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a more restrictive standard.
The Mortgage Loans will be acquired by the Depositor from the Seller and the
Depositor will, in turn, convey the Mortgage Loans to the Trust. See "The Sale
Agreement and the Transfer and Servicing Agreement--Sale of the of Mortgage
Loans."

     As of the Cut-off Date, approximately 2,035 (or 16.06%) of the Mortgage
Loans bear interest rates at fixed rates ("Fixed Rate Mortgage Loans") and approximately 5,240 (or 83.94%) bear interest at rates that adjust at specified intervals as described in more detail under "--Adjustable Rate Mortgage Loans"
below ("Adjustable Rate Mortgage Loans"). Interest on the Mortgage Loans
accrues on the basis of a 360-day year consisting of twelve 30- day months.

                                      S-47

     As of the Cut-off Date, approximately 6,066 (or 95.42%) of the Mortgage
Loans are secured by first liens on the related Mortgaged Properties and approximately 1,209 (or 4.58%) are secured by junior liens ("Junior Lien
Mortgage Loans").

     As of the Cut-off Date, approximately 751 (or 16.32%) of the Mortgage
Loans provide for monthly payments of interest, but not principal, for a period of up to five years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the real property securing such Mortgaged Loan (a "Mortgaged Property"). Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     As of the Cut-off Date, approximately 35.52% of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a
Mortgage Loan at any time is the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan plus, in the case of a Junior Lien
Mortgage Loan, the principal balance of each mortgage loan senior thereto, in each case as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

     As of the Cut-off Date, all of the Adjustable Rate Mortgage Loans and
approximately 2.47% of the Fixed Rate Mortgage Loans are fully amortizing.
Approximately 97.53% of the Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other scheduled payments (such loans, "Balloon
Loans"). The Balloon Loans generally have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Noteholders, to the extent not covered by the applicable credit enhancement. None of the Master Servicer, the Servicer, the Subservicer,
the Administrator or the Indenture Trustee will make any Advances with respect to delinquent Balloon Payments.

     As of the Cut-off Date, approximately 76.39% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the "Penalty
Period"). The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage
Note; generally, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, the current principal balance of the related Mortgage Loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered
Notes, but rather will be available to pay amounts due on the Class N Notes.
The Servicer may waive (or permit the Subservicer to waive) a Prepayment
Premium without the consent of the Master Servicer (and without reimbursing the
Trust from its own funds for any foregone Prepayment Premium) only if the prepayment is not the result of a refinancing by the Servicer (or Subservicer)
or its affiliates and such waiver (1) relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (2) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the

                                      S-48

Servicer, be in violation of law or regulation. The Servicer will be obligated to remit to the Master Servicer from its own funds the amount of any Prepayment
Premium to the extent not collected from a borrower, except with respect to a waiver of any such Prepayment Premium as described above.

     The Seller will represent and warrant that no Mortgage Loan is a "high cost" or "covered" loan under federal, state or local predatory lending laws.

     As earlier described under "Description of the Notes--General," the
Mortgage Loans in the Trust have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating principal payments among the Class
IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes. Pool 1 will consist of Mortgage Loans with original principal balances which may be less than, equal to, or in excess of, the original loan amount limitations described below for Pool 2. On the Closing Date, Pool 1 will consist of approximately (i) 656
Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $61,940,726 and (ii) 1,506 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $313,060,163. Pool 2 will consist only of Mortgage Loans with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. On the Closing Date, Pool 2 will consist of approximately (i) 1,379 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $98,667,895 and (ii) 3,734
Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $526,332,332. Other important statistical characteristics of each
Mortgage Pool are described at "--Pool 1 Mortgage Loans" and "--Pool 2 Mortgage
Loans."

ADJUSTABLE RATE MORTGAGE LOANS

     As of the Cut-off Date, all of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month
LIBOR Index (such Adjustable Rate Mortgage Loans, the "LIBOR Mortgage Loans")
as described under "--The Index" below. In the case of the LIBOR Mortgage
Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an
"Adjustment Date"); provided that the first such adjustment for approximately
91.89% of the LIBOR Mortgage Loans will occur after an initial period of approximately two years following origination; in the case of approximately
5.80% of the LIBOR Mortgage Loans, approximately three years following origination; and in the case of approximately 2.31% of the LIBOR Mortgage
Loans, approximately five years following origination. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the
Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to
3.000%) as specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the
"Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the Initial Caps are 1.000% to
3.000% for all of the LIBOR Mortgage Loans. Effective with the first monthly payment due on each LIBOR Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the
Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related
Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "--The Index" below.

     The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

                                      S-49

THE INDEX

     As indicated above, the index applicable to the determination of the
Mortgage Rates for substantially all the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage
Note (the "Six-Month LIBOR Index") and as most recently available either as of
(1) the first business day a specified period of time prior to such Adjustment
Date, (2) the first business day of the month preceding the month of such
Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related
Mortgage Note. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement. Prior to the issuance of the Notes, Mortgage Loans may be removed from a Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

                            ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form  8-K will be filed, together with the Trust Agreement, the Indenture, the Transfer and Servicing Agreement
and certain other transaction documents, with the Securities and Exchange
Commission within fifteen days after the Closing Date. In the event that
Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form
8-K.

     Pursuant to the Transfer and Servicing Agreement, the Administrator will, based upon information received from the Master Servicer and the Servicer, prepare monthly statements to Noteholders containing certain information regarding the Notes and the Mortgage Pools. The Administrator may make available each month, to any interested party, the monthly statement to
Noteholders via the Administrator's website. The Administrator's website will initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Administrator's customer service desk at (301)
815-6600. Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the
Administrator at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Client Manager--Aegis 2004-6. The Administrator
will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the
Administrator will provide notification regarding any such changes.

                            AEGIS REIT CORPORATION

     Aegis REIT Corporation (referred to herein as "ARC" or the "Seller") was organized as a Maryland corporation and is a direct, wholly owned subsidiary of
Aegis Mortgage Corporation ("Aegis"), a Delaware corporation. The Seller will represent that it will file with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT (as defined herein), that it has been organized in conformity with the requirements for REIT qualification set forth in the Code (as defined herein), that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. The Seller acquired the Mortgage Loans from the
Originators (as defined below) and will convey the Mortgage Loans on the
Closing Date to the Depositor. See "The Sale Agreement and the Transfer and
Servicing Agreement" below.

     The Seller, the Depositor and Aegis maintain their principal offices at
3250 Briarpark, Suite 400, Houston, Texas 77042. Their telephone number is
(713) 787-0100.

                                      S-50

                          AEGIS MORTGAGE CORPORATION

     The information set forth in following paragraphs with regard to Aegis and its subsidiaries (collectively, the "Originators") and its underwriting standards has been provided to the Seller and the Depositor or compiled from information provided to the Seller and the Depositor by Aegis. None of the
Seller, the Depositor, the Indenture Trustee, the Master Servicer, the
Administrator, the Custodian, the Servicer, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     Aegis is a privately held mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation ("AWC"), Aegis Lending
Corporation ("ALC"), Aegis Funding Corporation ("AFC") and Aegis Correspondent
Corporation ("ACC"), originates and purchases first lien and second lien residential mortgage loans. AWC primarily originates mortgage loans that are commonly referred to as conforming "A" mortgage loans or prime mortgage loans.
ALC and AFC primarily originate and ACC primarily purchases mortgage loans that are commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans. ACC primarily purchases closed loans, and ALC and AFC originate loans on a retail and wholesale basis, respectively. Aegis and its predecessors have been in the mortgage banking business since March 1981. Aegis, AWC, ALC,
AFC and ACC are Delaware corporations. All are headquartered in Houston, Texas, except ALC, which is headquartered in Baton Rouge, Louisiana. The Seller and the Depositor are wholly owned subsidiaries of Aegis.

     As of December 1, 2004, AFC, Aegis's non-conforming wholesale subsidiary, operated nationwide through 6 wholesale centers, ALC, Aegis's non-conforming retail subsidiary, operated through 90 retail sales offices and centers in 36 states, and ACC, Aegis's non-conforming correspondent subsidiary, operated nationwide through 1 operational center. As of December 1, 2004, Aegis, AWC,
AFC, ALC and ACC, collectively, had over 3,100 employees.

                            UNDERWRITING STANDARDS

     GENERAL STANDARDS FOR FIRST AND SECOND LIEN MORTGAGE LOANS. Aegis's
underwriting standards with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first and second lien mortgage loans (the "Guide").
The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's securities. Aegis and its affiliates originated the Mortgage Loans in accordance with the underwriting standards generally described below.

     Aegis's underwriting standards, as well as any other underwriting standards that may be applicable to any first or second lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     All of the Mortgage Loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for
Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the Mortgage Loans is set forth below. Aegis's underwriting of the Mortgage Loans generally consisted of analyzing the following as standards applicable to the Mortgage Loans:

    o the creditworthiness of a borrower based on both a credit score and mortgage history,

                                      S-51

    o the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and

    o the adequacy of the mortgaged property expressed in terms of loan-to-
      value ratio, to serve as the collateral for a mortgage loan.

     The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     GUIDE STANDARDS. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis requires either a verbal or written verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

     Some of the Mortgage Loans have been originated under "stated income" or
"limited documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a "stated
income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income, except verification of employment, will be undertaken. Under a "limited documentation" program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements.
Generally, in order for a borrower to be eligible for a "stated income" or
"limited documentation" program, the loan- to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit-scoring model.

     Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

     In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history.
Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that

                                      S-52

the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of this prospectus supplement.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each Property considered for financing. In limited circumstances with respect to high credit score borrowers, an automated valuation is obtained on the property and is combined with an exterior property inspection report instead of an appraisal. In the case of an appraisal, the appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

     Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower's monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower's gross income. The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

     LOAN PROGRAMS. The Loan Programs determined by Aegis as applicable to the
Mortgage Loans are expressed in this prospectus supplement are: A+, A, A--, B,
C+, C, 80/20 Combo 1st and 80/20 Combo 2nd. The following is general description of the Loan Programs:

     Loan Program A+: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related.
No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or
80% for a mortgage loan originated under a stated income documentation program.
The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service- to-income ratio may be increased to 55% if the borrower has an LTV ratio of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

     Loan Program A: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related.
At most one 30-day rolling late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of
95% is permitted for a mortgage loan on a single family owner- occupied property or 90% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt

                                      S-53

service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

     Loan Program A-: The prospective borrower is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most three 30-day rolling late payments and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family non-owner occupied property or
70% for a mortgage loan originated under a stated income documentation program.
The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

     Loan Program B: The prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. The borrower may have made a late payment of 60 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of
85% is permitted for a mortgage loan on a single family owner-occupied property or 75% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a single family non-owner occupied property or 65% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 18 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

     Loan Program C+: The prospective borrower may have experienced significant credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older and do not effect the title or are medical related.
The borrower may have made a late payment of 90 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner-occupied property or 65% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family non-owner occupied property or
55% for a mortgage loan originated under a stated income documentation program.
The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 12 months.

     Loan Program C: The prospective borrower may have experienced substantial credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent, and a maximum of two
90-day late payments or one 120-day late payment within the

                                      S-54

last 12 months is acceptable on an existing mortgage loan. The prospective borrower's credit history is poor and a notice of default may have been filed.
As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 60% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 525 or greater, based on the LTV. The borrower's debt service-
to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter
7 bankruptcies must be currently discharged and all Chapter 13 bankruptcies must be paid or discharged at funding. No current NOD on a mortgaged property is allowed.

     Loan Program 80/20 Combo 1st: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payment on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No
60-day or 90-day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 640 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum LTV ratio of
80% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

     Loan Program 80/20 Combo 2nd: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payment on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No
60-day or 90-day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 640 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum CLTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property or 100% for a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

     For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently
90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing except for tax liens which may remain open as long as there is a payment plan and the payment is included in the debt service to income ratio. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

     As described above, the indicated underwriting standards applicable to the
Mortgage Loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception,

                                      S-55

a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

     Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

                              THE MASTER SERVICER

     The information in the next succeeding paragraph has been provided by
Wells Fargo Bank, N.A. ("Wells Fargo," in its capacity as the "Master
Servicer"), and none of the Depositor, the Seller, the Underwriters, the Credit
Risk Manager, the Servicer, the Subservicer, the Indenture Trustee, the Owner
Trustee or any affiliates of the foregoing parties makes any representation as to the accuracy or completeness of this information.

     Wells Fargo is a national banking association with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and
master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland
21045. The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all
50 states and the District of Columbia.

     The Servicer or one or more subservicers will directly service the
Mortgage Loans under the supervision of the Master Servicer. The Master
Servicer, however, will not be ultimately responsible for the servicing of the
Mortgage Loans except to the extent described under "Servicing of the Mortgage
Loans" below.

                       THE SERVICER AND THE SUBSERVICER

GENERAL

     Ocwen Federal Bank FSB (together with any successor entity, "Ocwen" or the
"Servicer") will service the Mortgage Loans pursuant to the Transfer and
Servicing Agreement. The Servicer may perform any of its obligations under the
Transfer and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the
Servicer will remain liable for its servicing duties and obligations under the
Transfer and Servicing Agreement as if the Servicer alone were servicing the
Mortgage Loans. The Servicer will initially perform its obligations under the
Transfer and Servicing Agreement through Aegis Mortgage Corporation, as subservicer.

     The Seller, as owner of the servicing rights with respect to the Mortgage
Loans, will retain the right, in its sole discretion and at any time with 30 days' advance notice, without cause, to terminate the Servicer (including any successor servicer) and replace the Servicer (or such successor servicer, as the case may be) with a successor servicer acceptable to the Master Servicer and the Rating Agencies (as evidenced by a letter from each Rating Agency to the effect that such a termination and appointment will not result in a downgrading of the rating of any of the Notes). Any successor servicer so appointed will meet the requirements set forth in the Transfer and Servicing
Agreement. At such time as a successor servicer becomes the successor servicer, such successor servicer will assume all of the Servicer's servicing obligations as set forth in the Transfer and Servicing Agreement, provided, however, that the successor servicer will not be liable for any actions or omissions of any prior Servicer other than, in the case of a termination of the Servicer due to a failure to make a required Advance, such Advance.

OCWEN FEDERAL BANK FSB

     The information set forth in the following paragraphs has been provided by
Ocwen. None of the Depositor, the Seller, the Underwriters, the Master
Servicer, the Subservicer, the Credit Risk Manager,

                                      S-56

the Administrator, the Custodian, the Owner Trustee or the Indenture Trustee
makes any representations or warranties as to the accuracy or completeness of such information.

     Ocwen is a federally chartered savings bank with its home office in Fort
Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of
Ocwen Financial Corporation, a public financial services holding company
("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business
e-commerce solutions for the mortgage and real estate industries.

     Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2" ("Above Average") as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc. On March 1, 2004,
Fitch Ratings announced that Ocwen's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative" and on April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen Federal
Bank FSB on "Credit Watch with negative implications."

     Ocwen has been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District
Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB
Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

     On April 19, 2004, Ocwen entered into a Supervisory Agreement with the
Office of Thrift Supervision (the "OTS") memorializing various loan servicing and customer service practices, some of which were previously adopted by Ocwen and others to be implemented on a going forward basis. It is not known whether the OTS or other regulatory agencies will seek to implement additional measures relating to Ocwen's servicing practices.

     On November 24, 2004, Ocwen filed an application for voluntary dissolution with the OTS, which would, among other things, eliminate certain restrictions imposed on the amount of mortgage servicing rights Ocwen may obtain and therefore provide Ocwen more flexibility to grow its residential servicing business. As part of the proposed dissolution, it is expected that a purchase and assumption agreement would be entered into with Ocwen Loan Servicing LLC
("OLS"), a Delaware limited liability company, pursuant to which OLS would acquire and assume all of Ocwen's assets and liabilities. Ocwen's management, servicing portfolio and platform would not be changed as a result of any such transaction.

     Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer. As of
September 30, 2004, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $34.4 billion, substantially all of which are being serviced for third parties.

     As of September 30, 2004, OCN had approximately $1.285 billion in assets, approximately $958 million in liabilities and approximately $327 million in equity. As of September 30, 2004, Ocwen's core capital ratio was approximately
19.01% and its total risk-based capital ratio was approximately 19.44%, as measured by the OTS. For the quarter ended September 30, 2004, OCN's net income was approximately $39.3 million (which includes a net tax benefit of $31.8 million, primarily reflecting the partial reversal of the deferred tax asset valuation allowance that was established in prior years), as compared to an approximate net income of $9.1 million reported for the quarter ended June 30,
2004. OCN reported approximately $242.0 million of cash and cash equivalents as of September 30, 2004.

                                      S-57

     The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                     OCWEN
                         DELINQUENCIES AND FORECLOSURES
(DOLLARS IN THOUSANDS)

                                                 AS OF                                              AS OF
                                           DECEMBER 31, 2001                                  DECEMBER 31, 2002
                           -------------------------------------------------- -------------------------------------------------
                             BY NO.                  PERCENT BY   PERCENT BY    BY NO.                  PERCENT BY   PERCENT BY
                               OF       BY DOLLAR      NO. OF       DOLLAR        OF       BY DOLLAR      NO. OF       DOLLAR
                             LOANS       AMOUNT         LOANS       AMOUNT      LOANS       AMOUNT         LOANS       AMOUNT
                           --------- -------------- ------------ ------------ --------- -------------- ------------ -----------

Total Portfolio ..........  186,955   $17,422,016       100.00%      100.00%   229,335   $26,356,007       100.00%     100.00%
Period of
 Delinquency(1) ..........
 30-59 days ..............    8,520   $   719,620         4.56%        4.13%     8,483   $   858,552         3.70%       3.26%
 60-89 days ..............    3,755   $   324,753         2.01%        1.86%     3,718   $   393,762         1.62%       1.49%
 90 days or more .........   22,709   $ 1,896,796        12.15%       10.89%    19,823   $ 1,820,509         8.64%       6.91%
Total Delinquent
 Loans ...................   34,984   $ 2,941,169        18.71%       16.88%    32,024   $ 3,072,823        13.96%      11.66%
Loans in
 Foreclosure(2) ..........   10,286   $   908,884         5.50%        5.22%     8,323   $   849,266         3.63%       3.22%

                                                 AS OF                                              AS OF
                                           DECEMBER 31, 2003                                 SEPTEMBER 30, 2004
                           -------------------------------------------------- -------------------------------------------------
                             BY NO.                  PERCENT BY   PERCENT BY    BY NO.                  PERCENT BY   PERCENT BY
                               OF       BY DOLLAR      NO. OF       DOLLAR        OF       BY DOLLAR      NO. OF       DOLLAR
                             LOANS       AMOUNT         LOANS       AMOUNT      LOANS       AMOUNT         LOANS       AMOUNT
                           --------- -------------- ------------ ------------ --------- -------------- ------------ -----------

Total Portfolio ..........  256,891   $30,551,242       100.00%      100.00%   241,336   $28,364,581       100.00%     100.00%
Period of
 Delinquency(1) ..........
 30-59 days ..............   10,662   $ 1,117,125         4.15%        3.66%    10,828   $ 1,091,513         4.49%       3.85%
 60-89 days ..............    4,595   $   488,900         1.79%        1.60%     5,072   $   519,471         2.10%       1.83%
 90 days or more .........   24,050   $ 2,341,837         9.36%        7.67%    26,092   $ 2,522,048        10.81%       8.89%
Total Delinquent
 Loans ...................   39,307   $ 3,947,862        15.30%       12.92%    41,992   $ 4,133,032        17.40%      14.57%
Loans in
 Foreclosure(2) ..........    9,800   $ 1,057,710         3.81%        3.46%    10,118   $ 1,052,178         4.19%       3.71%

----------
(1)   Includes 19,175 loans totaling $1,701,448 for September 30, 2004, which were delinquent at the time of transfer to Ocwen.

(2)   Loans in foreclosure are also included under the heading "Total
      Delinquent Loans."

                                      S-58

                                     OCWEN
                               REAL ESTATE OWNED
(DOLLARS IN THOUSANDS)

                                      AT                           AT
                              DECEMBER 31, 2001            DECEMBER 31, 2002
                         ---------------------------- ----------------------------
                            BY NO.                       BY NO.
                              OF         BY DOLLAR         OF         BY DOLLAR
                            LOANS         AMOUNT         LOANS         AMOUNT
                         ----------- ---------------- ----------- ----------------

Total Portfolio ........   186,955     $ 17,422,016     229,335     $ 26,356,007
Foreclosed
 Loans(1) ..............     3,983     $    301,782       3,484     $    285,598
Foreclosure
 Ratio(2) ..............      2.13%            1.73%       1.52%            1.08%

                                      AT                           AT
                              DECEMBER 31, 2003            SEPTEMBER 30, 2004
                         ---------------------------- ----------------------------
                            BY NO.                       BY NO.
                              OF         BY DOLLAR         OF         BY DOLLAR
                            LOANS         AMOUNT         LOANS         AMOUNT
                         ----------- ---------------- ----------- ----------------

Total Portfolio ........   256,891     $ 30,551,242     241,336     $ 28,364,581
Foreclosed
 Loans(1) ..............     4,849     $    437,510       4,946     $    445,674
Foreclosure
 Ratio(2) ..............      1.89%            1.43%       2.05%            1.57%

----------
(1)   For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)   The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                     OCWEN
                          LOAN GAIN/(LOSS) EXPERIENCE
(DOLLARS IN THOUSANDS)

                                        AS OF                 AS OF                 AS OF                 AS OF
                                  DECEMBER 31, 2001     DECEMBER 31, 2002     DECEMBER 31, 2003     SEPTEMBER 30, 2004
                                 -------------------   -------------------   -------------------   -------------------

Total Portfolio(1) ...........       $17,422,016           $26,356,007           $30,551,242           $28,364,581
Net Gains/(Losses) (2)(3).....        ($266,262)            ($275,036)            ($249,516)            ($337,297)
Net Gains/(Losses) as a
 Percentage of Total
 Portfolio ...................            (1.53)%               (1.04)%               (0.82)%               (1.19)%

----------
(1)   "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)   "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)   Includes ($105,353) as of September 30, 2004 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

                                      S-59

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Servicer will perform customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest
Shortfalls on the Mortgage Loans to the extent described below. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Noteholders including, without limitation, selling defaulted Mortgage Loans and REO Properties. See "The
Agreements--Collection Procedures" in the prospectus.

     The Seller will retain ownership of the servicing rights with respect to the Mortgage Loans and generally may transfer the servicing to a successor servicer at any time, subject to the conditions set forth in the Transfer and
Servicing Agreement.

THE SUBSERVICER

     On or prior to the closing date, the Servicer will enter into a subservicing agreement (the "Subservicing Agreement") with Aegis Mortgage
Corporation, as subservicer (the "Subservicer"). Under the provisions of the
Subservicing Agreement, the Subservicer will be required to service the
Mortgage Loans pursuant to the servicing provisions of the Transfer and
Servicing Agreement. The Subservicer's principal executive office is located at
3250 Briarpark, Suite 400, Houston, Texas 77042.

     References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account, minus the Indenture
Trustee Fee and the Owner Trustee Fee.

     The Servicer will receive a monthly fee (the "Servicing Fee") calculated as 0.50% annually on the outstanding principal balance of each Mortgage Loan
(the "Servicing Fee Rate"). Any successor to the Servicer will receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the
Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicer's custodial account and the escrow accounts.

     The Servicing Fees are subject to reduction as described below under
"--Prepayment Interest Shortfalls." The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See "The Agreements--Servicing and Other Compensation
and Payment of Expenses" in the prospectus.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest
Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable
Payment Date.

     The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the total of its master servicing compensation for the applicable Payment Date.

                                      S-60

ADVANCES, SERVICING ADVANCES

     The Servicer will generally be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than
Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee
Rate (each, an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so. The Servicer and the Master Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other
Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cashflow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the Scheduled Payments on Mortgage Loans made by a bankruptcy court or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state or local laws (a "Relief Act Reduction").

     In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of
Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts (excluding Prepayment Premiums) as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage
Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the custodial account maintained by the Servicer for collection of principal and interest on the Mortgage Loans.

     The Transfer and Servicing Agreement provides that the Servicer may enter into a financing arrangement with any party under which such party may fund the
Servicer's Advances or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances or
Servicing Advances. Any Advances or Servicing Advances made by an advancing party will be reimbursed to the advancing party in an amount not in excess of reimbursements that would be made to the Servicer. The Subservicer may enter into a similar arrangement.

     The terms of any such financing may require that the Servicer or
Subservicer remit all amounts collected by it to the Collection Account, and require that the Trust pay the lender a portion of the Servicing Fee otherwise payable to the Servicer (or payable by the Servicer to the Subservicer). Under certain circumstances, if the Servicer or Subservicer were terminated, a portion of the Servicing Fee otherwise payable to a successor Servicer or
Subservicer may be required to be paid, for a period of time, to the lender under this financing arrangement.

     Any such financing arrangement may be secured by a pledge of servicing rights and may provide that upon default by the Servicer under such financing or under the Transfer and Servicing Agreement, the Servicer will be succeeded as Servicer by the secured lender or its designee, provided that such successor satisfies the eligibility requirements under the Transfer and Servicing
Agreement.

     To the extent required to put such a financing arrangement in place, the
Transfer and Servicing Agreement may be amended without the consent of
Noteholders.

                                      S-61

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

     The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records of the
Servicer relating to the servicing of mortgage loans and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) such exceptions as the firm believes to be immaterial and (2)
any other exceptions set forth in such statement.

TERMINATION OF SERVICER

     Upon the occurrence of certain events as described under "The Transfer and
Servicing Agreement--Events of Default; Servicer Termination Events" in this prospectus supplement, the Servicer may be terminated and a successor servicer appointed. In addition, the Seller retains the right to terminate the Servicer without cause, as described under "The Servicer and the Subservicer--General"
above.

THE CREDIT RISK MANAGER

     The Murrayhill Company, a Colorado corporation (the "Credit Risk Manager")
will monitor and make recommendations to the Subservicer regarding certain delinquent and defaulted Mortgage Loans, and will report to the Depositor on the performance of such Mortgage Loans. The Credit Risk Manager will rely on
Mortgage Loan data that is provided to it by the Subservicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager's Fee") until the termination of the
Trust or until its removal by the Depositor in accordance with the terms of the
Transfer and Servicing Agreement. This fee will be paid by the Issuer and will be calculated as 0.015% annually (the "Credit Risk Manager's Fee Rate") on the
Scheduled Principal Balance of each Mortgage Loan.

OPTIONAL PURCHASE OF DISTRESSED MORTGAGE LOANS

     Subject to certain limitations set forth in the Transfer and Servicing
Agreement, the Residual Holder will have the right, but not the obligation, to purchase for their own account any Mortgage Loan which becomes more than 90 days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure (a "Distressed Mortgage Loan") for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, Servicing
Advances or Servicing Fees allocable to the Distressed Mortgage Loan. Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the collection account established by the Master Servicer pursuant to the Transfer and
Servicing Agreement (the "Collection Account").

SPECIAL SERVICER FOR DISTRESSED MORTGAGE LOANS

     The Seller has the option to transfer the servicing of any Distressed
Mortgage Loan to a special servicer selected by Aegis and any special servicer so selected will report directly to the Master Servicer. Any special servicing fee paid to a special servicer will not exceed the Servicing Fee Rate.

                                      S-62

          THE SALE AGREEMENT AND THE TRANSFER AND SERVICING AGREEMENT

GENERAL

     On the closing Date, pursuant to the sale agreement between the Seller and the Depositor (the "Sale Agreement"), the Seller will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement to be dated as of December 1, 2004 (the "Transfer and Servicing Agreement"), among the Issuer, the Depositor, the Seller, the Master Servicer, the Administrator, the
Custodian, the Servicer, the Credit Risk Manager and the Indenture Trustee, the
Depositor will, in turn, sell the Mortgage Loans to the Trust. In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements. See also "The Agreements--The Trustee," "--Events of Default;
Rights upon Event of Default," "--Amendment" and "--Termination; Optional
Termination" in the prospectus.

ADMINISTRATION

     The Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to
provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner
Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust
Agreement. Neither the Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

REPORTS TO SECURITYHOLDERS

     On each Payment Date, the Administrator will make available on the
Administrator's website at http://www.ctslink.com a payment statement containing the following, based solely on information received from the
Servicer or the Master Servicer:

    o the aggregate amount of payments to be made on such Payment Date to the holders of each Class of Notes allocable to principal on the Mortgage
      Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;

    o the aggregate amount of payments to be made on such Payment Date to the holders of each Class of Notes allocable to interest, and the calculation thereof;

    o the amount, if any, of any distributions to the Residual Holder;

    o the amount of all Prepayment Premiums received;

    o the amount of Advances and Servicing Advances for the related Collection
      Period, the amount of unrecovered Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Advances and
      Servicing Advances;

    o the total Scheduled Principal Balance of the Mortgage Loans for such
      Payment Date;

    o the Class Principal Amount of each Class of Notes, giving effect to payments on such Payment Date;

    o the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;

    o the amount of the Servicing Fee and Credit Risk Manager's Fee paid with respect to such Payment Date;

    o the number and total Scheduled Principal Balance of Mortgage Loans (a)
      remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days

                                      S-63

      on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO
      Properties;

    o the total Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

    o with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;

    o the level of LIBOR and the Interest Rate applicable to such Payment Date with respect to each Class of Notes;

    o the Interest Remittance Amount and the Principal Remittance Amount for
      such Payment Date;

    o if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note
      Payment Account and the amounts actually paid);

    o the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk
      Shortfalls, if any, for each Class of Notes, after giving effect to payments on such Payment Date;

    o the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;

    o the amount of any payments made pursuant to the Swap Agreement with respect to such Payment Date; and

    o any other information required pursuant to the Transfer and Servicing
      Agreement.

DELIVERY AND SUBSTITUTION OF MORTGAGE LOANS

     The Seller must repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter. Under the limited circumstances specified in the Transfer and
Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of either
Mortgage Pool. See "The Trust--The Loans," and "--Substitution of Trust Assets"
in the prospectus.

VOTING RIGHTS

     Voting rights under the Transfer and Servicing Agreement will be allocated as follows:

    o 98% to the classes of Offered Notes in proportion to their respective outstanding note principal amounts; and

    o 2% to the Residual Holder.

TERMINATION OF THE TRUST

     The Trust will terminate upon the payment to the holders of all classes of
Notes of all amounts required to be paid to the holders and upon the last to occur of:

    o the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

    o the disposition of all property acquired in respect of any Mortgage Loan remaining in the trust; and

                                      S-64

    o exercise by the Residual Holder of its right to purchase the Mortgage
      Loans and other property of the Trust as described under "Description of the Notes--Optional Purchase of Mortgage Loans."

SALE OF THE MORTGAGE LOANS

     In connection with the sale of the Mortgage Loans by the Depositor to the
Indenture Trustee on the Closing Date, the Depositor will be required to deliver a loan file to the Custodian with respect to each Mortgage Loan consisting of, as to each Mortgage Loan:

    o the original mortgage note endorsed to the order of the Indenture
      Trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

    o the original recorded mortgage or a certified copy thereof, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

    o the original assignment of the mortgage to the Indenture Trustee or in blank, in recordable form (except as described below);

    o each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the Indenture Trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

    o the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

    o the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

     With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Indenture Trustee in a
Mortgaged Property, as provided in the Transfer and Servicing Agreement.

     The Custodian, on behalf of the Indenture Trustee, is required to review each mortgage note and provide certification regarding receipt of such Mortgage
Loan notes on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

     On the Closing Date, the Depositor will also assign to the Indenture
Trustee all the Depositor's right, title and interest in the Sale Agreement with respect to the representations and warranties made therein by the Seller in respect of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Such representations and warranties will include, among others, that:

    o prior to the sale of the Mortgage Loans to the Depositor, the Seller will have good title to the Mortgage Loans, free of any liens;

    o each Mortgage Loan was originated in compliance with applicable law;

    o no Mortgage Loan is a "high cost" or "covered" loan under any federal, state or local predatory or abusive lending law;

    o no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

                                      S-65

    o each Mortgaged Property is free of damage due to casualty; and

    o no Prepayment Premium is payable on any Mortgage Loan for a period in excess of five years following origination.

     Upon discovery by the Administrator or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders, the discovering party will promptly notify the Seller. The
Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at the
Purchase Price plus any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2)
subject to the conditions in the Transfer and Servicing Agreement, to substitute a qualified substitute mortgage loan. See "Loan
Program--Representations by Sellers; Repurchases" in the prospectus. Aegis will guarantee the Seller's obligations to repurchase or substitute for defective
Mortgage Loans.

EVENTS OF DEFAULT; SERVICER TERMINATION EVENTS

     If the Master Servicer is in material breach of its obligations under the
Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by either the Residual Holder or Noteholders having more than
50% of the Voting Rights applicable to each Class of Notes affected thereby, terminate the Master Servicer. In the event of such a termination, the
Indenture Trustee must appoint a successor master servicer to assume the obligations of the Master Servicer under the Transfer and Servicing Agreement.
If the Indenture Trustee is unable to appoint a successor master servicer, the
Indenture Trustee will be obligated to master service the Mortgage Loans. Any successor master servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor master servicer.

     If the Servicer is in material breach of its obligations under the
Transfer and Servicing Agreement, the Master Servicer may, and must if directed to do so by either the Residual Holder or Noteholders having more than 50% of the Voting Rights applicable to each Class of Notes affected thereby, terminate the Servicer. In the event of such a termination, the Seller will appoint a successor servicer acceptable to the Master Servicer and each Rating Agency to assume the obligations of the Servicer under the Transfer and Servicing
Agreement, including the obligation to make advances. If the Seller does not appoint a successor servicer within 14 calendar days following notification to the Servicer of termination, then the Master Servicer will succeed as servicer or appoint a successor servicer. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See "The Agreements--Events of Default; Rights upon
Event of Default" in the prospectus.

     In addition, so long as Ocwen is Servicer, a "Servicer Termination Event"
will have occurred and the Servicer will be terminated and a successor servicer appointed if certain delinquency or loss levels with respect to the Mortgage
Loans are reached, as provided in the Transfer and Servicing Agreement.

     The Seller retains the right to terminate the Servicer without cause, as described under "The Servicer and the Subservicer--General" in this prospectus supplement.

                     THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

     The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the
Administrator, which will serve as Note Registrar and Paying Agent. The
Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the
Indenture, the Trust Agreement and the Transfer and Servicing Agreement.
Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia,
Maryland 21046, Attention: Aegis 2004-6.

                                      S-66

     The following summary describes certain terms of the Trust Agreement, the
Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

CERTAIN MATTERS UNDER THE AGREEMENTS

     Events of Default under the Indenture. Events of default under the
Indenture (each, an "Indenture Default") will generally consist of: (i) a default for one month or more in the payment of any Accrued Note Interest due on any class of Notes then outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the
Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the Residual Holder to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of a majority by Class Principal Amount of the Priority Class or
Priority Classes of Notes then outstanding may declare the principal of the
Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal
Amount of such Priority Class or Priority Classes of Notes. The "Priority
Class" is the class or classes of Notes then outstanding having the highest priority of payment of interest.

     If the Notes are declared immediately due and payable following an
Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust
Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of
662/3% of the aggregate outstanding amount of the Notes.

     If the collateral securing the Notes is sold following an Indenture
Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the
Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

                                      S-67

     Except as described above in the case of an Indenture Default, no
Noteholder will have the right to institute any proceeding with respect to the
Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the
Indenture Trustee, (iii) such holder or holders have offered the Indenture
Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the
Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the Indenture Trustee, the Master Servicer, the Administrator or
the Owner Trustee in their respective individual capacities, or the Residual
Holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture. See also "The
Agreements--Events of Default; Rights upon Event of Default--Indenture" in the prospectus.

     Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of Mortgage
Loans."

     The Indenture will be discharged upon the delivery to the Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Administrator of funds sufficient for the payment in full of all the Notes.
Upon the payment in full of all outstanding Notes and the discharge of the
Indenture, the Owner Trustee will succeed to all the rights of the Indenture
Trustee, the Master Servicer and the Administrator, and the Residual Holder
will succeed to all the rights of the Noteholders pursuant to the Transfer and
Servicing Agreement.

ADMINISTRATION

     The Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to
provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner
Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust
Agreement. Neither the Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

AMENDMENT

     Generally, the Trust Agreement, the Indenture and the Administration
Agreement are subject to amendment by the parties thereto under conditions similar to those described under "The Agreements--Amendment" in the prospectus.
Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The
Agreements--Amendment" in the prospectus, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the
Noteholders, for the purpose of correcting or amplifying the description of the
Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                                      S-68

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the Offered Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Notes, and other factors.

     Yields on the Senior Notes will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage
Loans in the other Mortgage Pool. Yields on the Offered Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans in each
Mortgage Pool.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers'
housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. The Mortgage Loans generally have due-on-sale clauses.

     The Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the
Mortgage Rates on a semi-annual basis. When an Adjustable Rate Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Initial Cap or Periodic Cap, the Maximum Rate and the
Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable
Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Rates on the Adjustable Rate
Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

     As of the Cut-off Date, approximately 74.33% and 77.63% of the Mortgage
Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from one year to three years following origination, as described under "Description of the Mortgage Pool--General" herein. These
Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable
Penalty Period.

                                      S-69

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of
Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield and Prepayment
Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     If a Class IA1 Accelerated Amortization Event occurs, Monthly Excess
Cashflow that would otherwise have been paid to the holders of the Class N
Notes and the Ownership Certificate will instead be paid as principal to holders of Class IA1 Notes until the Class Principal Amount of that class has been reduced to zero. This could result in extension of the weighted average lives of the Class IA2, Class IA3, Class IIA1 and Class II A2 Notes, as
described under "Risk Factors -- The weighted average lives of the Class IA2,
Class IA3, Class IIA1 and IIA2 notes may be extended under certain circumstances" herein.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Recently, areas in the southern and eastern United States were affected by hurricanes and tropical storms that caused extensive damage in affected areas.
Whether any Mortgaged Properties were damaged by these storms, and if so how many, is not known as of the date of this Prospectus Supplement, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any Mortgage Loans secured by Mortgaged Properties that were damaged by these storms. Under the Sale Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders (determined without regard to the Note Insurance Policy), the
Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing
Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such
Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged
Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Notes to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Offered Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans.
Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

     Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under "Risk Factors" and "Description of the Mortgage Pools."

                                      S-70

     The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the
Offered Notes than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms. If an investor purchases
Notes at a discount, the yield may be reduced. In addition, a borrower may view the interest only period as a disincentive to prepayment.

     The yields on the Offered Notes may be adversely affected by Net
Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered
Notes will be affected by the level of LIBOR from time to time, and by the
Mortgage Rates of the Mortgage Loans from time to time as described under "Risk
Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

     As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Notes to maintain limited overcollateralization. The amount of excess interest available on any Payment Date will be influenced by, among other things:

    o the amount of overcollateralization. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amounts of the Notes;

    o the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

    o the value of LIBOR; and

    o the extent to which the weighted average Net Mortgage Rates of the
      Mortgage Loans exceed the weighted average of the Interest Rates of the
      Offered Notes.

     No assurance can be given as to the amount or timing of excess interest payable on the Notes.

     The yields to investors in the Offered Notes will be affected by the exercise by the Residual Holder or the Servicer of their right to purchase the
Mortgage Loans, as described under "Description of the Notes--Optional Purchase of Mortgage Loans" herein or their failure to exercise that right.

     If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.
For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the
Seller due to breaches of representations and warranties.

     The Interest Rates applicable to the Offered Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage
Loans from time to time as described under "Risk Factors--Mortgage Loan
Interest Rates May Limit Interest Rates on the Notes."

OVERCOLLATERALIZATION

     The yields of the Offered Notes will be affected by the application of
Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans.
There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

SUBORDINATION OF THE OFFERED SUBORDINATE NOTES

     As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal
Payment Amount. As a result, the yields of the Offered Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the
Mortgage Loans than the yields of more senior Notes.

                                      S-71

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security
(assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related
Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption")
that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of the
Mortgage Loans. A 100% Prepayment Assumption for the Adjustable Rate Mortgage
Loans assumes a constant prepayment rate of 27% per annum. A 100% Prepayment
Assumption for the Fixed Rate Mortgage Loans assumes a constant prepayment rate of 4.60% per annum of the outstanding principal balance of such Mortgage Loans for the first month following the origination of the Mortgage Loan and approximately an additional 1.6727% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage
Loans, a constant prepayment rate of 23% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0%
of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth.

     The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the
Mortgage Loans to be owned by the Trust. The percentages of the Prepayment
Assumption in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal
Amounts (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such
Mortgage Loans equals any of the specified percentages of the Prepayment
Assumption.

     The tables beginning on page S-77 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class
Principal Amounts are as set forth in the table on page S-2; (2) each Scheduled
Payment of principal and interest is timely received on the first day of each month commencing in January 2005; (3) principal prepayments are received in full on the last day of each month commencing in December 2004 and there are no
Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the 25th day of each month commencing in January 2005; (6) there are no purchases or substitutions of
Mortgage Loans (except in the case of an optional termination of the Trust);
(7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date and any subsequent adjustment date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross
Margin subject to initial and periodic caps; (8) the value of Six-Month LIBOR is equal to 2.6525% and remains constant; and the value of LIBOR is equal to
2.37% and remains constant; (9) there is no optional termination of the Trust
(except in the case of Weighted Average Life in Years With Optional
Termination); (10) the Notes are issued on December 22, 2004; (11) no Swap
Termination Payment occurs; (12) the aggregate fees deducted from the Mortgage
Rates are equal to 0.5075%; (13) the Swap Counterparty will be obligated to pay to the Administrator, on behalf of Trust, a floating amount equal to the product of (x) LIBOR, (y) the Scheduled Notional Amount for that Payment Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, 30 days), and the denominator of which is 360; and
(14) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                                      S-72

              ASSUMED CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

                                                                  REMAINING   ORIGINAL     ORIGINAL      NEXT RATE
                                                         GROSS     TERM TO     TERM TO   AMORTIZATION   ADJUSTMENT
                                        PRINCIPAL      MORTGAGE    MATURITY   MATURITY       TERM          DATE
         MORTGAGE LOAN TYPE            BALANCE ($)     RATE (%)    (MONTHS)   (MONTHS)     (MONTHS)      (MONTHS)
----------------------------------- ----------------- ---------- ----------- ---------- -------------- ------------

3/27 ARM ..........................     6,050,810.62     7.1544  359         360        360                35
3/27 ARM ..........................    10,934,656.83     6.9120  359         360        360                35
3/27 ARM ..........................       578,794.74     7.9372  358         360        360                34
3/27 ARM (Interest Only) ..........       603,100.00     7.6756  359         360        360                35
5/25 ARM ..........................     4,023,170.21     5.7697  358         360        360                58
5/25 ARM ..........................       288,000.00     7.3920  360         360        360                60
3/27 ARM ..........................       608,147.90     7.4814  356         360        360                32
3/27 ARM (Interest Only) ..........     3,717,373.00     6.6942  358         360        360                34
5/25 ARM ..........................     1,275,782.91     7.3776  358         360        360                58
2/28 ARM ..........................    63,249,195.04     7.6900  359         360        360                23
2/28 ARM ..........................   149,118,206.73     7.3618  359         360        360                23
2/28 ARM ..........................        40,000.00     7.7400  180         180        180                24
2/28 ARM ..........................     9,704,574.68     7.6380  359         360        360                23
2/28 ARM ..........................     4,350,256.12     7.7129  357         360        360                21
2/28 ARM (Interest Only) ..........    41,708,288.27     6.7908  358         360        360                22
2/28 ARM (Interest Only) ..........    11,076,573.47     7.3343  359         360        360                23
2/28 ARM (Interest Only) ..........     3,458,220.00     6.5266  359         360        360                23
2/28 ARM (Interest Only) ..........     2,275,012.84     7.0677  358         360        360                22
Fixed .............................    12,474,310.19     9.4890  291         292        292                N/A
Fixed .............................    33,238,717.07     8.3295  317         318        318                N/A
Fixed .............................     6,211,413.78     7.9004  339         340        340                N/A
Balloon - Fixed ...................       293,808.04     8.9944  177         180        360                N/A
Balloon - Fixed ...................       325,555.02     9.7956  178         180        360                N/A
Balloon - Fixed ...................       155,965.58    10.4295  178         180        360                N/A
Balloon - Fixed ...................       121,776.71     8.5000  177         180        360                N/A
Fixed .............................     2,564,835.20     8.1606  176         177        177                N/A
Fixed .............................     1,366,711.75     8.5172  179         180        180                N/A
Fixed .............................     2,690,214.45     8.2022  323         325        325                N/A
Balloon - Fixed (Interest Only)....       297,500.00     7.6000  179         180        360                N/A
Fixed .............................       443,918.34     7.8214  179         180        180                N/A
Fixed (Interest Only) .............     1,756,000.00     7.0204  358         360        360                N/A

                                                                                                    RATE
                                                                                      PERIODIC   ADJUSTMENT   REMAINING
                                       MAXIMUM     MINIMUM      GROSS      INITIAL      RATE      FREQUENCY    IO TERM
         MORTGAGE LOAN TYPE           RATE (%)    RATE (%)   MARGIN (%)    CAP (%)     CAP (%)    (MONTHS)    (MONTHS)
----------------------------------- ------------ ---------- ------------ ----------- ---------- ------------ ----------

3/27 ARM .......................... 13.2167      7.1544     5.9200       3.0000      1.0000          6           N/A
3/27 ARM .......................... 12.9816      6.9120     5.7932       3.0000      1.0113          6           N/A
3/27 ARM .......................... 14.4787      7.9372     7.1408       3.0000      1.2234          6           N/A
3/27 ARM (Interest Only) .......... 13.6756      7.6756     6.4256       3.0000      1.0000          6           59
5/25 ARM .......................... 11.7697      5.7697     4.5831       3.0000      1.1013          6           N/A
5/25 ARM .......................... 13.3920      7.3920     6.1420       3.0000      1.0000          6           N/A
3/27 ARM .......................... 13.8652      7.4814     7.0728       3.0000      1.0000          6           N/A
3/27 ARM (Interest Only) .......... 13.0039      6.6942     6.1958       2.7634      1.2308          6           44
5/25 ARM .......................... 13.3776      7.3776     6.1417       3.0000      1.0000          6           N/A
2/28 ARM .......................... 13.7321      7.6838     6.4722       2.9520      1.0009          6           N/A
2/28 ARM .......................... 13.3904      7.3618     6.1811       2.9966      1.0031          6           N/A
2/28 ARM .......................... 13.7400      7.7400     6.4900       3.0000      1.0000          6           N/A
2/28 ARM .......................... 13.7067      7.6380     6.4379       3.0000      1.0000          6           N/A
2/28 ARM .......................... 14.5005      7.7129     7.3839       2.9618      1.0000          6           N/A
2/28 ARM (Interest Only) .......... 13.0453      6.7908     5.8033       2.9909      1.2299          6           45
2/28 ARM (Interest Only) .......... 13.3343      7.3343     6.0854       3.0000      1.0000          6           59
2/28 ARM (Interest Only) .......... 12.9123      6.5266     5.7603       3.0000      1.2666          6           44
2/28 ARM (Interest Only) .......... 13.9006      7.0677     6.6527       3.0000      1.1703          6           28
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ...................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ...................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ...................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ...................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed (Interest Only)....    N/A          N/A         N/A        N/A          N/A         N/A          59
Fixed .............................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed (Interest Only) .............    N/A          N/A         N/A        N/A          N/A         N/A          58

                                      S-73

              ASSUMED CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

                                                             REMAINING   ORIGINAL     ORIGINAL      NEXT RATE
                                                    GROSS     TERM TO     TERM TO   AMORTIZATION   ADJUSTMENT
                                   PRINCIPAL      MORTGAGE    MATURITY   MATURITY       TERM          DATE
      MORTGAGE LOAN TYPE          BALANCE ($)     RATE (%)    (MONTHS)   (MONTHS)     (MONTHS)      (MONTHS)
------------------------------ ----------------- ---------- ----------- ---------- -------------- ------------

3/27 ARM .....................     4,260,519.18     7.8546  359         360        360                35
3/27 ARM .....................    15,478,955.67     6.6113  359         360        360                35
3/27 ARM .....................     1,631,427.13     5.6851  360         360        360                36
3/27 ARM .....................       152,000.00     6.4930  360         360        360                36
3/27 ARM (Interest Only) .....     3,582,333.33     6.5751  359         360        360                35
5/25 ARM .....................    11,743,015.44     5.6551  358         360        360                58
3/27 ARM (Interest Only) .....       708,800.00     6.8541  358         360        360                34
3/27 ARM (Interest Only) .....       210,000.00     6.6900  359         360        360                35
3/27 ARM (Interest Only) .....       165,000.00     6.4000  359         360        360                35
5/25 ARM .....................       788,809.75     5.8326  357         360        360                57
5/25 ARM .....................       792,677.13     5.7123  358         360        360                58
5/25 ARM .....................       480,091.13     8.5342  358         360        360                58
2/28 ARM .....................   101,270,216.55     8.2725  359         360        360                23
2/28 ARM .....................   255,080,733.71     7.5565  359         360        360                23
2/28 ARM .....................    27,334,653.27     7.3524  359         360        360                23
2/28 ARM (Interest Only) .....    72,480,061.84     6.3369  359         360        360                23
2/28 ARM (Interest Only) .....    12,783,775.46     6.6494  359         360        360                23
2/28 ARM (Interest Only) .....     3,401,526.82     6.5216  359         360        360                23
2/28 ARM .....................    10,260,788.97     6.6484  358         360        360                22
2/28 ARM (Interest Only) .....     3,726,946.87     6.4427  357         360        360                21
Fixed ........................    17,715,407.56     9.5616  293         294        294                N/A
Fixed ........................     3,459,779.04     9.5861  286         288        288                N/A
Fixed ........................     2,533,188.08     8.5621  176         177        177                N/A
Fixed ........................       200,551.63     8.3230  178         180        180                N/A
Balloon - Fixed ..............       524,099.81    10.5135  177         180        360                N/A
Balloon - Fixed ..............       136,559.69    11.9670  177         180        360                N/A
Balloon - Fixed ..............     1,659,431.77     7.1374  179         180        360                N/A
Fixed ........................    49,256,241.83     7.8961  327         328        328                N/A
Fixed ........................     8,400,180.53     7.5583  173         174        174                N/A
Fixed ........................    10,930,511.67     7.5109  342         343        343                N/A
Fixed ........................     2,123,334.91     7.4533  179         180        180                N/A
Fixed (Interest Only) ........     1,184,100.00     6.4911  359         360        360                N/A
Fixed (Interest Only) ........        97,300.00     6.2000  360         360        360                N/A
Balloon - Fixed ..............       447,208.86     7.7553  178         180        360                N/A

                                                                                               RATE
                                                                                 PERIODIC   ADJUSTMENT   REMAINING
                                  MAXIMUM     MINIMUM      GROSS      INITIAL      RATE      FREQUENCY    IO TERM
      MORTGAGE LOAN TYPE         RATE (%)    RATE (%)   MARGIN (%)    CAP (%)     CAP (%)    (MONTHS)    (MONTHS)
------------------------------ ------------ ---------- ------------ ----------- ---------- ------------ ----------

3/27 ARM ..................... 13.8546      7.8546     6.5990       3.0000      1.0000          6           N/A
3/27 ARM ..................... 12.6524      6.6113     5.4689       3.0000      1.0000          6           N/A
3/27 ARM ..................... 11.6851      5.6851     4.4657       3.0000      1.0000          6           N/A
3/27 ARM ..................... 12.4930      6.4930     5.2430       3.0000      1.0000          6           N/A
3/27 ARM (Interest Only) ..... 12.7890      6.5751     5.7086       3.0000      1.1438          6           54
5/25 ARM ..................... 11.6551      5.6551     4.4236       3.0000      1.0000          6           N/A
3/27 ARM (Interest Only) ..... 13.3925      6.8541     6.1479       3.0000      1.0000          6           42
3/27 ARM (Interest Only) ..... 12.6900      6.6900     5.4400       3.0000      1.0000          6           59
3/27 ARM (Interest Only) ..... 13.4000      6.4000     5.9000       1.5000      1.5000          6           35
5/25 ARM ..................... 11.8326      5.8326     4.5826       3.0000      1.0000          6           N/A
5/25 ARM ..................... 11.7123      5.7123     4.4623       3.0000      1.0000          6           N/A
5/25 ARM ..................... 15.0753      8.5342     7.9606       3.0000      1.5411          6           N/A
2/28 ARM ..................... 14.3175      8.2725     7.0690       2.8612      1.0034          6           N/A
2/28 ARM ..................... 13.6187      7.5539     6.3999       2.9976      1.0024          6           N/A
2/28 ARM ..................... 13.4213      7.3524     6.2377       3.0000      1.0000          6           N/A
2/28 ARM (Interest Only) ..... 12.5297      6.3369     5.3848       2.9864      1.1317          6           50
2/28 ARM (Interest Only) ..... 12.6778      6.6494     5.4128       2.9637      1.0091          6           57
2/28 ARM (Interest Only) ..... 12.9332      6.5216     5.9117       3.0000      1.2702          6           44
2/28 ARM ..................... 13.6374      6.6484     6.6186       3.0000      1.0000          6           N/A
2/28 ARM (Interest Only) ..... 13.4427      6.4427     6.3954       3.0000      1.3210          6           21
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ..............    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ..............    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Balloon - Fixed ..............    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed ........................    N/A          N/A         N/A        N/A          N/A         N/A          N/A
Fixed (Interest Only) ........    N/A          N/A         N/A        N/A          N/A         N/A          59
Fixed (Interest Only) ........    N/A          N/A         N/A        N/A          N/A         N/A          60
Balloon - Fixed ..............    N/A          N/A         N/A        N/A          N/A         N/A          N/A

                                      S-74

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios.
For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage
Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity are as assumed. Any difference between such assumptions and the actual characteristics and performance of the
Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Notes and set forth the percentages of the initial Class Principal Amounts of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

     The weighted average life of a Class of Offered Notes is determined by (1)
multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related
Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                                      S-75

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS IA1 AND CLASS IA2
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS IA1 NOTES
                                        -----------------------------------------------------
                                           0%       50%      75%     100%     125%     150%
                                        -------- -------- -------- -------- -------- --------

Initial Percentage ....................    100      100      100      100      100      100
December 25, 2005 .....................     98       72       59       45       32       19
December 25, 2006 .....................     96       46       24        3        0        0
December 25, 2007 .....................     95       24        0        0        0        0
December 25, 2008 .....................     93        5        0        0        0        0
December 25, 2009 .....................     90        0        0        0        0        0
December 25, 2010 .....................     88        0        0        0        0        0
December 25, 2011 .....................     85        0        0        0        0        0
December 25, 2012 .....................     53        0        0        0        0        0
December 25, 2013 .....................     20        0        0        0        0        0
December 25, 2014 .....................      0        0        0        0        0        0
December 25, 2015 .....................      0        0        0        0        0        0
December 25, 2016 .....................      0        0        0        0        0        0
December 25, 2017 .....................      0        0        0        0        0        0
December 25, 2018 .....................      0        0        0        0        0        0
December 25, 2019 .....................      0        0        0        0        0        0
December 25, 2020 .....................      0        0        0        0        0        0
December 25, 2021 .....................      0        0        0        0        0        0
December 25, 2022 .....................      0        0        0        0        0        0
December 25, 2023 .....................      0        0        0        0        0        0
December 25, 2024 .....................      0        0        0        0        0        0
December 25, 2025 .....................      0        0        0        0        0        0
December 25, 2026 .....................      0        0        0        0        0        0
December 25, 2027 .....................      0        0        0        0        0        0
December 25, 2028 .....................      0        0        0        0        0        0
December 25, 2029 .....................      0        0        0        0        0        0
December 25, 2030 .....................      0        0        0        0        0        0
December 25, 2031 .....................      0        0        0        0        0        0
December 25, 2032 .....................      0        0        0        0        0        0
December 25, 2033 .....................      0        0        0        0        0        0
December 25, 2034 .....................      0        0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     7.7      2.0      1.3      1.0      0.8      0.6
 With Optional Termination ............     7.7      2.0      1.3      1.0      0.8      0.6

                                                           CLASS IA2 NOTES
                                        ------------------------------------------------------
                                            0%       50%      75%     100%     125%     150%
                                        --------- -------- -------- -------- -------- --------

Initial Percentage ....................     100      100      100      100      100      100
December 25, 2005 .....................     100      100      100      100      100      100
December 25, 2006 .....................     100      100      100      100       59       14
December 25, 2007 .....................     100      100       90       28        0        0
December 25, 2008 .....................     100      100       53       15        0        0
December 25, 2009 .....................     100       76       26        0        0        0
December 25, 2010 .....................     100       54        4        0        0        0
December 25, 2011 .....................     100       35        0        0        0        0
December 25, 2012 .....................     100       18        0        0        0        0
December 25, 2013 .....................     100        4        0        0        0        0
December 25, 2014 .....................     100        0        0        0        0        0
December 25, 2015 .....................     100        0        0        0        0        0
December 25, 2016 .....................     100        0        0        0        0        0
December 25, 2017 .....................     100        0        0        0        0        0
December 25, 2018 .....................     100        0        0        0        0        0
December 25, 2019 .....................     100        0        0        0        0        0
December 25, 2020 .....................      90        0        0        0        0        0
December 25, 2021 .....................      73        0        0        0        0        0
December 25, 2022 .....................      55        0        0        0        0        0
December 25, 2023 .....................      35        0        0        0        0        0
December 25, 2024 .....................      13        0        0        0        0        0
December 25, 2025 .....................       0        0        0        0        0        0
December 25, 2026 .....................       0        0        0        0        0        0
December 25, 2027 .....................       0        0        0        0        0        0
December 25, 2028 .....................       0        0        0        0        0        0
December 25, 2029 .....................       0        0        0        0        0        0
December 25, 2030 .....................       0        0        0        0        0        0
December 25, 2031 .....................       0        0        0        0        0        0
December 25, 2032 .....................       0        0        0        0        0        0
December 25, 2033 .....................       0        0        0        0        0        0
December 25, 2034 .....................       0        0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     18.2      6.4      4.3      3.0      2.2      1.7
 With Optional Termination ............     18.2      6.4      4.3      3.0      2.2      1.7

                                      S-76

 PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS IA3 AND CLASS IIA1
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS IA3 NOTES
                                        --------------------------------------------------------
                                            0%       50%       75%      100%     125%     150%
                                        --------- --------- --------- -------- -------- --------

Initial Percentage ....................     100       100   100          100      100      100
December 25, 2005 .....................     100       100   100          100      100      100
December 25, 2006 .....................     100       100   100          100      100      100
December 25, 2007 .....................     100       100   100          100       70       17
December 25, 2008 .....................     100       100   100          100       70       17
December 25, 2009 .....................     100       100   100           87       55       17
December 25, 2010 .....................     100       100   100           64       37       17
December 25, 2011 .....................     100       100    83           46       25       12
December 25, 2012 .....................     100       100    66           34       16        8
December 25, 2013 .....................     100       100    52           25       11        4
December 25, 2014 .....................     100        89    41           18        7        1
December 25, 2015 .....................     100        76    32           13        5        0
December 25, 2016 .....................     100        64    25            9        2        0
December 25, 2017 .....................     100        54    20            7        0        0
December 25, 2018 .....................     100        46    15            5        0        0
December 25, 2019 .....................     100        38    12            2        0        0
December 25, 2020 .....................     100        32     9            1        0        0
December 25, 2021 .....................     100        26     7            0        0        0
December 25, 2022 .....................     100        22     6            0        0        0
December 25, 2023 .....................     100        18     3            0        0        0
December 25, 2024 .....................     100        15     2            0        0        0
December 25, 2025 .....................      86        12     *            0        0        0
December 25, 2026 .....................      54         9     0            0        0        0
December 25, 2027 .....................      31         7     0            0        0        0
December 25, 2028 .....................       8         5     0            0        0        0
December 25, 2029 .....................       0         3     0            0        0        0
December 25, 2030 .....................       0         1     0            0        0        0
December 25, 2031 .....................       0         0     0            0        0        0
December 25, 2032 .....................       0         0     0            0        0        0
December 25, 2033 .....................       0         0     0            0        0        0
December 25, 2034 .....................       0         0     0            0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     22.4      14.7  10.3          7.7      5.6      3.5
 With Optional Termination ............     22.4      12.9   8.8          6.5      4.7      2.9

                                                           CLASS IIA1 NOTES
                                        ------------------------------------------------------
                                            0%       50%      75%     100%     125%     150%
                                        --------- -------- -------- -------- -------- --------

Initial Percentage ....................     100   100      100      100      100      100
December 25, 2005 .....................      99   83       76       68       60       52
December 25, 2006 .....................      98   68       55       43       32       21
December 25, 2007 .....................      97   55       39       25       13        3
December 25, 2008 .....................      96   44       30       22       13        3
December 25, 2009 .....................      94   36       24       16       10        3
December 25, 2010 .....................      93   30       19       11        7        3
December 25, 2011 .....................      91   26       15        8        4        2
December 25, 2012 .....................      89   22       12        6        3        1
December 25, 2013 .....................      87   19        9        4        2        1
December 25, 2014 .....................      85   16        7        3        1        *
December 25, 2015 .....................      85   14        6        2        1        0
December 25, 2016 .....................      85   12        5        2        *        0
December 25, 2017 .....................      85   10        4        1        0        0
December 25, 2018 .....................      85    8        3        1        0        0
December 25, 2019 .....................      85    7        2        *        0        0
December 25, 2020 .....................      83    6        2        *        0        0
December 25, 2021 .....................      79    5        1        0        0        0
December 25, 2022 .....................      75    4        1        0        0        0
December 25, 2023 .....................      71    3        1        0        0        0
December 25, 2024 .....................      66    3        *        0        0        0
December 25, 2025 .....................      61    2        *        0        0        0
December 25, 2026 .....................      55    2        0        0        0        0
December 25, 2027 .....................      51    1        0        0        0        0
December 25, 2028 .....................      47    1        0        0        0        0
December 25, 2029 .....................      41    1        0        0        0        0
December 25, 2030 .....................      33    *        0        0        0        0
December 25, 2031 .....................      25    0        0        0        0        0
December 25, 2032 .....................      17    0        0        0        0        0
December 25, 2033 .....................       8    0        0        0        0        0
December 25, 2034 .....................       0    0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     21.2  5.3      3.6      2.7      2.0      1.4
 With Optional Termination ............     21.2  5.0      3.4      2.5      1.8      1.3

*     Indicates a value between 0.0% and 0.5%.

                                      S-77

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS IIA2 AND CLASS M1
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS IIA2 NOTES
                                        ------------------------------------------------------
                                            0%       50%      75%     100%     125%     150%
                                        --------- -------- -------- -------- -------- --------

Initial Percentage ....................     100   100      100      100      100      100
December 25, 2005 .....................      99   83       76       68       60       52
December 25, 2006 .....................      98   68       55       43       32       21
December 25, 2007 .....................      97   55       39       25       13        3
December 25, 2008 .....................      96   44       30       22       13        3
December 25, 2009 .....................      94   36       24       16       10        3
December 25, 2010 .....................      93   30       19       11        7        3
December 25, 2011 .....................      91   26       15        8        4        2
December 25, 2012 .....................      89   22       12        6        3        1
December 25, 2013 .....................      87   19        9        4        2        1
December 25, 2014 .....................      85   16        7        3        1        *
December 25, 2015 .....................      85   14        6        2        1        0
December 25, 2016 .....................      85   12        5        2        *        0
December 25, 2017 .....................      85   10        4        1        0        0
December 25, 2018 .....................      85    8        3        1        0        0
December 25, 2019 .....................      85    7        2        *        0        0
December 25, 2020 .....................      83    6        2        *        0        0
December 25, 2021 .....................      79    5        1        0        0        0
December 25, 2022 .....................      75    4        1        0        0        0
December 25, 2023 .....................      71    3        1        0        0        0
December 25, 2024 .....................      66    3        *        0        0        0
December 25, 2025 .....................      61    2        *        0        0        0
December 25, 2026 .....................      55    2        0        0        0        0
December 25, 2027 .....................      51    1        0        0        0        0
December 25, 2028 .....................      47    1        0        0        0        0
December 25, 2029 .....................      41    1        0        0        0        0
December 25, 2030 .....................      33    *        0        0        0        0
December 25, 2031 .....................      25    0        0        0        0        0
December 25, 2032 .....................      17    0        0        0        0        0
December 25, 2033 .....................       8    0        0        0        0        0
December 25, 2034 .....................       0    0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     21.2  5.3      3.6      2.7      2.0      1.4
 With Optional Termination ............     21.2  5.0      3.4      2.5      1.8      1.3

                                                            CLASS M1 NOTES
                                        -------------------------------------------------------
                                            0%       50%       75%     100%     125%     150%
                                        --------- --------- -------- -------- -------- --------

Initial Percentage ....................     100   100       100         100      100      100
December 25, 2005 .....................     100   100       100         100      100      100
December 25, 2006 .....................     100   100       100         100      100      100
December 25, 2007 .....................     100   100       100         100      100      100
December 25, 2008 .....................     100   100       81           58       67      100
December 25, 2009 .....................     100    95       64           42       27       52
December 25, 2010 .....................     100    81       51           31       18       17
December 25, 2011 .....................     100    69       40           22       12        6
December 25, 2012 .....................     100    59       32           16        8        3
December 25, 2013 .....................     100    51       25           12        5        0
December 25, 2014 .....................     100    43       20            9        3        0
December 25, 2015 .....................     100    37       15            6        0        0
December 25, 2016 .....................     100    31       12            4        0        0
December 25, 2017 .....................     100    26        9            2        0        0
December 25, 2018 .....................     100    22        7            0        0        0
December 25, 2019 .....................     100    18        6            0        0        0
December 25, 2020 .....................     100    15        4            0        0        0
December 25, 2021 .....................     100    13        2            0        0        0
December 25, 2022 .....................     100    10        *            0        0        0
December 25, 2023 .....................     100     9        0            0        0        0
December 25, 2024 .....................     100     7        0            0        0        0
December 25, 2025 .....................     100     6        0            0        0        0
December 25, 2026 .....................     100     4        0            0        0        0
December 25, 2027 .....................      91     3        0            0        0        0
December 25, 2028 .....................      79     *        0            0        0        0
December 25, 2029 .....................      68     0        0            0        0        0
December 25, 2030 .....................      55     0        0            0        0        0
December 25, 2031 .....................      42     0        0            0        0        0
December 25, 2032 .....................      28     0        0            0        0        0
December 25, 2033 .....................      14     0        0            0        0        0
December 25, 2034 .....................       0     0        0            0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     26.3  10.5      7.2          5.6      4.9      5.3
 With Optional Termination ............     26.2   9.7      6.6          5.1      4.6      4.6

*     Indicates a value between 0.0% and 0.5%.

                                      S-78

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M2 AND CLASS M3
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS M2 NOTES
                                        -------------------------------------------------------
                                            0%       50%       75%     100%     125%     150%
                                        --------- --------- -------- -------- -------- --------

Initial Percentage ....................     100       100      100      100      100      100
December 25, 2005 .....................     100       100      100      100      100      100
December 25, 2006 .....................     100       100      100      100      100      100
December 25, 2007 .....................     100       100      100      100      100      100
December 25, 2008 .....................     100       100       81       58       40       38
December 25, 2009 .....................     100        95       64       42       27       16
December 25, 2010 .....................     100        81       51       31       18       10
December 25, 2011 .....................     100        69       40       22       12        5
December 25, 2012 .....................     100        59       32       16        8        0
December 25, 2013 .....................     100        51       25       12        3        0
December 25, 2014 .....................     100        43       20        9        0        0
December 25, 2015 .....................     100        37       15        5        0        0
December 25, 2016 .....................     100        31       12        1        0        0
December 25, 2017 .....................     100        26        9        0        0        0
December 25, 2018 .....................     100        22        7        0        0        0
December 25, 2019 .....................     100        18        4        0        0        0
December 25, 2020 .....................     100        15        1        0        0        0
December 25, 2021 .....................     100        13        0        0        0        0
December 25, 2022 .....................     100        10        0        0        0        0
December 25, 2023 .....................     100         9        0        0        0        0
December 25, 2024 .....................     100         7        0        0        0        0
December 25, 2025 .....................     100         4        0        0        0        0
December 25, 2026 .....................     100         1        0        0        0        0
December 25, 2027 .....................      91         0        0        0        0        0
December 25, 2028 .....................      79         0        0        0        0        0
December 25, 2029 .....................      68         0        0        0        0        0
December 25, 2030 .....................      55         0        0        0        0        0
December 25, 2031 .....................      42         0        0        0        0        0
December 25, 2032 .....................      28         0        0        0        0        0
December 25, 2033 .....................      14         0        0        0        0        0
December 25, 2034 .....................       0         0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     26.3      10.5      7.2      5.4      4.6      4.3
 With Optional Termination ............     26.2       9.7      6.6      5.0      4.3      4.0

                                                            CLASS M3 NOTES
                                        -------------------------------------------------------
                                            0%       50%       75%     100%     125%     150%
                                        --------- --------- -------- -------- -------- --------

Initial Percentage ....................     100       100      100      100      100      100
December 25, 2005 .....................     100       100      100      100      100      100
December 25, 2006 .....................     100       100      100      100      100      100
December 25, 2007 .....................     100       100      100      100      100      100
December 25, 2008 .....................     100       100       81       58       40       27
December 25, 2009 .....................     100        95       64       42       27       16
December 25, 2010 .....................     100        81       51       31       18       10
December 25, 2011 .....................     100        69       40       22       12        0
December 25, 2012 .....................     100        59       32       16        5        0
December 25, 2013 .....................     100        51       25       12        0        0
December 25, 2014 .....................     100        43       20        8        0        0
December 25, 2015 .....................     100        37       15        0        0        0
December 25, 2016 .....................     100        31       12        0        0        0
December 25, 2017 .....................     100        26        9        0        0        0
December 25, 2018 .....................     100        22        3        0        0        0
December 25, 2019 .....................     100        18        0        0        0        0
December 25, 2020 .....................     100        15        0        0        0        0
December 25, 2021 .....................     100        13        0        0        0        0
December 25, 2022 .....................     100        10        0        0        0        0
December 25, 2023 .....................     100         9        0        0        0        0
December 25, 2024 .....................     100         1        0        0        0        0
December 25, 2025 .....................     100         0        0        0        0        0
December 25, 2026 .....................     100         0        0        0        0        0
December 25, 2027 .....................      91         0        0        0        0        0
December 25, 2028 .....................      79         0        0        0        0        0
December 25, 2029 .....................      68         0        0        0        0        0
December 25, 2030 .....................      55         0        0        0        0        0
December 25, 2031 .....................      42         0        0        0        0        0
December 25, 2032 .....................      28         0        0        0        0        0
December 25, 2033 .....................      14         0        0        0        0        0
December 25, 2034 .....................       0         0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     26.3      10.4      7.1      5.3      4.5      4.0
 With Optional Termination ............     26.2       9.7      6.6      5.0      4.2      3.8

                                      S-79

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B1 AND CLASS B2
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS B1 NOTES
                                        -------------------------------------------------------
                                            0%       50%       75%     100%     125%     150%
                                        --------- --------- -------- -------- -------- --------

Initial Percentage ....................     100   100          100      100      100      100
December 25, 2005 .....................     100   100          100      100      100      100
December 25, 2006 .....................     100   100          100      100      100      100
December 25, 2007 .....................     100   100          100      100      100      100
December 25, 2008 .....................     100   100           81       58       40       27
December 25, 2009 .....................     100    95           64       42       27       16
December 25, 2010 .....................     100    81           51       31       18        5
December 25, 2011 .....................     100    69           40       22       12        0
December 25, 2012 .....................     100    59           32       16        0        0
December 25, 2013 .....................     100    51           25       12        0        0
December 25, 2014 .....................     100    43           20        0        0        0
December 25, 2015 .....................     100    37           15        0        0        0
December 25, 2016 .....................     100    31           12        0        0        0
December 25, 2017 .....................     100    26            4        0        0        0
December 25, 2018 .....................     100    22            0        0        0        0
December 25, 2019 .....................     100    18            0        0        0        0
December 25, 2020 .....................     100    15            0        0        0        0
December 25, 2021 .....................     100    13            0        0        0        0
December 25, 2022 .....................     100     8            0        0        0        0
December 25, 2023 .....................     100     *            0        0        0        0
December 25, 2024 .....................     100     0            0        0        0        0
December 25, 2025 .....................     100     0            0        0        0        0
December 25, 2026 .....................     100     0            0        0        0        0
December 25, 2027 .....................      91     0            0        0        0        0
December 25, 2028 .....................      79     0            0        0        0        0
December 25, 2029 .....................      68     0            0        0        0        0
December 25, 2030 .....................      55     0            0        0        0        0
December 25, 2031 .....................      42     0            0        0        0        0
December 25, 2032 .....................      28     0            0        0        0        0
December 25, 2033 .....................      14     0            0        0        0        0
December 25, 2034 .....................       0     0            0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     26.3  10.2          7.0      5.3      4.4      3.9
 With Optional Termination ............     26.2   9.7          6.6      5.0      4.1      3.7

                                                            CLASS B2 NOTES
                                        -------------------------------------------------------
                                            0%       50%       75%     100%     125%     150%
                                        --------- --------- -------- -------- -------- --------

Initial Percentage ....................     100       100      100      100      100      100
December 25, 2005 .....................     100       100      100      100      100      100
December 25, 2006 .....................     100       100      100      100      100      100
December 25, 2007 .....................     100       100      100      100      100      100
December 25, 2008 .....................     100       100       81       58       40       27
December 25, 2009 .....................     100        95       64       42       27       16
December 25, 2010 .....................     100        81       51       31       18        0
December 25, 2011 .....................     100        69       40       22        2        0
December 25, 2012 .....................     100        59       32       16        0        0
December 25, 2013 .....................     100        51       25        2        0        0
December 25, 2014 .....................     100        43       20        0        0        0
December 25, 2015 .....................     100        37       15        0        0        0
December 25, 2016 .....................     100        31        3        0        0        0
December 25, 2017 .....................     100        26        0        0        0        0
December 25, 2018 .....................     100        22        0        0        0        0
December 25, 2019 .....................     100        18        0        0        0        0
December 25, 2020 .....................     100        15        0        0        0        0
December 25, 2021 .....................     100         6        0        0        0        0
December 25, 2022 .....................     100         0        0        0        0        0
December 25, 2023 .....................     100         0        0        0        0        0
December 25, 2024 .....................     100         0        0        0        0        0
December 25, 2025 .....................     100         0        0        0        0        0
December 25, 2026 .....................     100         0        0        0        0        0
December 25, 2027 .....................      91         0        0        0        0        0
December 25, 2028 .....................      79         0        0        0        0        0
December 25, 2029 .....................      68         0        0        0        0        0
December 25, 2030 .....................      55         0        0        0        0        0
December 25, 2031 .....................      42         0        0        0        0        0
December 25, 2032 .....................      28         0        0        0        0        0
December 25, 2033 .....................      12         0        0        0        0        0
December 25, 2034 .....................       0         0        0        0        0        0
Weighted Average Life in Years:
 Without Optional Termination .........     26.3      10.1      6.9      5.2      4.3      3.8
 With Optional Termination ............     26.2       9.7      6.6      5.0      4.1      3.7

*     Indicates a value between 0.0% and 0.5%.

                                      S-80

         PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B3
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                   CLASS B3 NOTES
                                          ----------------------------------------------------------------
                                              0%         50%        75%       100%       125%       150%
                                          ---------   --------   --------   --------   --------   --------

Initial Percentage ....................       100        100        100        100        100        100
December 25, 2005 .....................       100        100        100        100        100        100
December 25, 2006 .....................       100        100        100        100        100        100
December 25, 2007 .....................       100        100        100        100        100        100
December 25, 2008 .....................       100        100         81         58         40         27
December 25, 2009 .....................       100         95         64         42         27          5
December 25, 2010 .....................       100         81         51         31         10          0
December 25, 2011 .....................       100         69         40         22          0          0
December 25, 2012 .....................       100         59         32          5          0          0
December 25, 2013 .....................       100         51         25          0          0          0
December 25, 2014 .....................       100         43         17          0          0          0
December 25, 2015 .....................       100         37          3          0          0          0
December 25, 2016 .....................       100         31          0          0          0          0
December 25, 2017 .....................       100         26          0          0          0          0
December 25, 2018 .....................       100         22          0          0          0          0
December 25, 2019 .....................       100         12          0          0          0          0
December 25, 2020 .....................       100          2          0          0          0          0
December 25, 2021 .....................       100          0          0          0          0          0
December 25, 2022 .....................       100          0          0          0          0          0
December 25, 2023 .....................       100          0          0          0          0          0
December 25, 2024 .....................       100          0          0          0          0          0
December 25, 2025 .....................       100          0          0          0          0          0
December 25, 2026 .....................       100          0          0          0          0          0
December 25, 2027 .....................        91          0          0          0          0          0
December 25, 2028 .....................        79          0          0          0          0          0
December 25, 2029 .....................        68          0          0          0          0          0
December 25, 2030 .....................        55          0          0          0          0          0
December 25, 2031 .....................        42          0          0          0          0          0
December 25, 2032 .....................        28          0          0          0          0          0
December 25, 2033 .....................         0          0          0          0          0          0
December 25, 2034 .....................         0          0          0          0          0          0
Weighted Average Life in Years:
 Without Optional Termination .........       26.2        9.8        6.7        5.0        4.2        3.7
With Optional Termination .............       26.2        9.7        6.6        5.0        4.1        3.6

                                      S-81

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

     In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of
Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool
("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership
Certificate.

     The Seller will hold through Aegis Equity Holding Corporation, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. The
Seller represents it will file with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified the
Seller's qualification as a REIT, but instead has relied solely upon the representation made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership
Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cashflow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     INTEREST INCOME ON THE NOTES. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Tax Considerations--Taxation of
Securities Treated as Debt Instruments--Election to Treat All Interest as OID"
in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to the Mortgage Loans.
See "Yield, Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a
REIT did not hold, directly, or indirectly through a qualified REIT subsidiary,
100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

     In addition to the federal income tax consequences described under
"Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local

                                      S-82

income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-
chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between those pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called "Keogh" plan, or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing ("Plans") and persons that are "parties in interest" under ERISA or
"disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section
4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets
Regulation"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the
Plan Assets Regulation was applicable. An equity interest is defined under the
Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE OFFERED NOTES

     Although there is little guidance on the subject, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, and subject to the limitations and qualifications described under "ERISA Considerations" in the prospectus and the considerations described below, the Offered Notes may be purchased by a Plan.

     Without regard to whether the Offered Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the

                                      S-83

Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such
Plan. In that case, certain exemptions ("prohibited transaction exemptions" or
"PTCEs") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire such Note. Included among these exemptions are: PTCE 84-14
(relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") ("Investor-Based Exemptions"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Notes.

     Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("Similar Law") (together with
Plans, "Benefit Plans").

     The Offered Notes should not be purchased with the assets of a Benefit
Plan if the Seller, the Depositor, the Indenture Trustee, the Owner Trustee,
the Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar
Law.

     Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code and any
Similar Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered
Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

     Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Issuer that (i) it is not acquiring such Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section
406 of ERISA or Section 4975 of the Code which is not covered under an
Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Notes will be applied by the
Depositor toward the purchase of the Mortgage Loans from the Seller and the repayment of the related financing.

                                      S-84

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Notes (the "Underwriting Agreement"), the
Depositor has agreed to sell to the underwriters named below (the
"Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of Offered Notes set forth below.

                        BEAR, STEARNS         LEHMAN          CREDIT SUISSE           UBS
        CLASS             & CO. INC.      BROTHERS INC.     FIRST BOSTON LLC     SECURITIES LLC
--------------------   ---------------   ---------------   ------------------   ---------------

Class IA1 ..........    $ 72,856,575      $ 72,856,575         $22,077,750        $ 8,831,100
Class IA2 ..........    $ 28,394,438      $ 28,394,437         $ 8,604,375        $ 3,441,750
Class IA3 ..........    $ 22,653,675      $ 22,653,675         $ 6,864,750        $ 2,745,900
Class IIA1 .........    $165,000,000      $165,000,000         $50,000,000        $20,000,000
Class IIA2 .........    $ 41,507,813      $ 41,507,812         $12,578,125        $ 5,031,250
Class M1 ...........    $ 28,462,500      $ 28,462,500         $ 8,625,000        $ 3,450,000
Class M2 ...........    $ 23,306,250      $ 23,306,250         $ 7,062,500        $ 2,825,000
Class M3 ...........    $  6,187,500      $  6,187,500         $ 1,875,000        $   750,000
Class B1 ...........    $  5,981,250      $  5,981,250         $ 1,812,500        $   725,000
Class B2 ...........    $  4,125,000      $  4,125,000         $ 1,250,000        $   500,000
Class B3 ...........    $  4,125,000      $  4,125,000         $ 1,250,000        $   500,000

     The payment of the Offered Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the payment of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities
Act of 1933, as amended (the "Securities Act").

     The Underwriting Agreement provides that Aegis and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the
Underwriters may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or provide
Noteholders with sufficient liquidity of investment.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $950,000.

     From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. Certain of the underwriters, or affiliates of certain of the underwriters, have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Offered Notes will be used to repay this financing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters
by Thacher Proffitt & Wood LLP, New York, New York.

                                      S-85

                                    RATINGS

     It is a condition to the issuance of the Offered Notes that they receive the following ratings from Moody's Investors Service, Inc. ("Moody's") and
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P") (collectively, the "Rating Agencies"):

         CLASS             MOODY'S/S&P
-----------------------   ------------

  IA1 .................      Aaa/AAA
  IA2 .................      Aaa/AAA
  IA3 .................      Aaa/AAA
  IIA1 ................      Aaa/AAA
  IIA2 ................      Aaa/AAA
  M1 ..................      Aa2/AA
  M2 ..................       A2/A+
  M3 ..................       A3/A
  B1 ..................      Baa1/A-
  B2 ..................     Baa2/BBB+
  B3 ..................     Baa3/BBB

     The rating of "AAA" and "Aaa" are the highest ratings that the applicable
Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered
Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered
Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess Cashflow.

     The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

                                      S-86

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                                   PAGE
-------------------------------------------   -----

Above Average .............................    S-57
ACC .......................................    S-51
Accrual Period ............................    S-28
Accrued Note Interest .....................    S-28
Additional Termination Events .............    S-32
Adjustable Rate Mortgage Loans ............    S-47
Adjustment Date ...........................    S-49
Administration Agreement ..................    S-22
Administrator .............................    S-22
Advance ...................................    S-61
Aegis .....................................    S-50
AFC .......................................    S-51
Affected Party ............................    S-32
Aggregate Overcollateralization
   Release Amount .........................    S-40
Aggregate Pool Balance ....................    S-29
ALC .......................................    S-51
ARC .......................................    S-50
Available Funds Cap .......................    S-29
AWC .......................................    S-51
B1 Principal Deficiency Amount ............    S-45
B1 Principal Payment Amount ...............    S-39
B1 Spread .................................    S-28
B1 Target Amount ..........................    S-41
B2 Principal Deficiency Amount ............    S-45
B2 Principal Payment Amount ...............    S-39
B2 Spread .................................    S-28
B2 Target Amount ..........................    S-41
B3 Principal Deficiency Amount ............    S-45
B3 Principal Payment Amount ...............    S-40
B3 Spread .................................    S-28
B3 Target Amount ..........................    S-41
Balloon Loans .............................    S-48
Balloon Payments ..........................    S-48
Basis Risk Shortfall ......................    S-30
BBA .......................................    S-33
Beneficial Owner ..........................    S-24
Benefit Plans .............................    S-84
Book-Entry Notes ..........................    S-24
Business Day ..............................    S-24
Cap Agreement .............................    S-32
Cap Counterparty ..........................    S-32
Certificate Distribution Account ..........    S-46
Class A Notes .............................    S-23
Class IA1 Accelerated Amortization
   Event ..................................    S-39
Class Principal Amount ....................    S-29
Clearstream Luxembourg ....................    S-24

DEFINED TERM                                   PAGE
-------------------------------------------   -----

Clearstream Luxembourg
   Participants ...........................    S-26
Closing Date ..............................    S-22
Code ......................................    S-82
Collection Account ........................    S-62
Collection Period .........................    S-34
Compensating Interest .....................    S-33
Corporate Trust Office ....................    S-47
Credit Risk Manager .......................    S-62
Credit Risk Manager's Fee .................    S-62
Credit Risk Manager's Fee Rate ............    S-62
Cumulative Loss Trigger Event .............    S-38
Custodian .................................    S-47
Cut-off Date ..............................    S-47
Cut-off Date Balance ......................    S-47
Defaulting Party ..........................    S-32
Deferred Interest .........................    S-44
Definitive Note ...........................    S-24
Delinquency Event .........................    S-38
Delinquency Rate ..........................    S-38
Depositor .................................    S-22
Designated Telerate Page ..................    S-33
Determination Date ........................    S-34
Distressed Mortgage Loan ..................    S-62
Downgrade Provisions ......................    S-32
DTC .......................................    S-24
Early Termination Date ....................    S-31
ERISA .....................................    S-83
Euroclear .................................    S-24
Euroclear Operator ........................    S-26
Euroclear Participants ....................    S-26
European Depositaries .....................    S-24
Events of Default .........................    S-31
Financial Intermediary ....................    S-24
Fitch .....................................    S-31
Fixed Rate Mortgage Loans .................    S-47
Gross Margin ..............................    S-49
Guide .....................................    S-51
IA1 Spread ................................    S-28
IA2 Spread ................................    S-28
IA3 Spread ................................    S-28
IIA1 Spread ...............................    S-28
IIA2 Principal Deficiency Amount ..........    S-45
IIA2 Spread ...............................    S-28
Indenture .................................    S-22
Indenture Default .........................    S-67
Indenture Trustee .........................    S-47
Indenture Trustee Fee .....................    S-47

                                      S-87

DEFINED TERM                                      PAGE
--------------------------------------------   -------

Initial Cap ................................      S-49
Initial Purchase Date ......................      S-46
Insurance Proceeds .........................      S-34
Interest Rate ..............................      S-28
Interest Remittance Amount .................      S-30
Interest Settlement Rate ...................      S-33
Investor-Based Exemptions ..................      S-84
ISDA Master Agreement ......................      S-30
Issuer .....................................      S-22
Junior Lien Mortgage Loans .................      S-48
LIBOR ......................................      S-33
LIBOR Business Day .........................      S-33
LIBOR Determination Date ...................      S-33
LIBOR Mortgage Loans .......................      S-49
Liquidated Mortgage Loan ...................      S-42
Loan-to-Value Ratio ........................      S-48
M1 Principal Deficiency Amount .............      S-45
M1 Principal Payment Amount ................      S-39
M1 Spread ..................................      S-28
M1 Target Amount ...........................      S-41
M2 Principal Deficiency Amount .............      S-45
M2 Principal Payment Amount ................      S-39
M2 Spread ..................................      S-28
M2 Target Amount ...........................      S-41
M3 Principal Deficiency Amount .............      S-45
M3 Principal Payment Amount ................      S-39
M3 Spread ..................................      S-28
M3 Target Amount ...........................      S-41
Master Servicer ............................      S-56
Maturity Date ..............................      S-45
Maximum Rate ...............................      S-49
Minimum Rate ...............................      S-49
Modeling Assumptions .......................      S-72
Monthly Excess Cashflow ....................      S-42
Monthly Excess Interest ....................      S-30
Moody's ....................................      S-86
Mortgage Loans .............................      S-23
Mortgage Pool ..............................      S-23
Mortgage Rate ..............................      S-29
Mortgaged Property .........................      S-48
Net Liquidation Proceeds ...................      S-34
Net Mortgage Rate ..........................      S-29
Net Prepayment Interest Shortfalls .........      S-33
Net Swap Payment ...........................      S-31
Note Payment Account .......................      S-23
Note Registrar .............................      S-24
Noteholder .................................      S-24
Notes ......................................      S-22
OCN ........................................      S-57
Ocwen ......................................      S-56

DEFINED TERM                                      PAGE
--------------------------------------------   -------

Offered Notes ..............................      S-23
Offered Subordinate Notes ..................      S-23
OLS ........................................      S-57
Optional Termination .......................      S-46
Originators ................................      S-51
OTS ........................................      S-57
Overcollateralization Amount ...............      S-40
Overcollateralization Deficiency ...........      S-40
Owner Trustee ..............................      S-22
Owner Trustee Fee ..........................      S-22
Ownership Certificate ......................      S-22
Participant ................................      S-24
Payahead ...................................      S-30
Payment Date ...............................      S-23
Penalty Period .............................      S-48
Periodic Cap ...............................      S-49
Plan Assets Regulation .....................      S-83
Plans ......................................      S-83
Pool 1 .....................................      S-23
Pool 1 Mortgage Loans ......................    S-C-15
Pool 2 .....................................      S-23
Pool 2 Mortgage Loans ......................    S-C-29
Pool 2 Trigger Event .......................      S-38
Pool Balance ...............................      S-29
Pool Percentage ............................      S-29
Prepayment Assumption ......................      S-72
Prepayment Interest Shortfall ..............      S-33
Prepayment Period ..........................      S-34
Prepayment Premium .........................      S-48
Principal Deficiency Amount ................      S-45
Principal Payment Amount ...................      S-34
Principal Remittance Amount ................      S-34
Priority Class .............................      S-67
PTCEs ......................................      S-84
Purchase Price .............................      S-46
Rating Agencies ............................      S-86
Realized Loss ..............................      S-41
Record Date ................................      S-23
REIT .......................................      S-82
Related Senior Principal Payment
   Amount ..................................      S-39
Relevant Depositary ........................      S-24
Relief Act .................................      S-29
Relief Act Reduction .......................      S-61
Residual Holder ............................      S-22
Rolling Three Month Delinquency
   Rate ....................................      S-38
Rules ......................................      S-25
Sale Agreement .............................      S-63
Scheduled Notional Amount ..................      S-31

                                      S-88

DEFINED TERM                                   PAGE
-------------------------------------------   -----

Scheduled Payment .........................    S-34
Scheduled Principal Balance ...............    S-35
Securities ................................    S-23
Securities Act ............................    S-85
Securityholders ...........................    S-46
Seller ....................................    S-50
Senior Enhancement Percentage .............    S-40
Senior Notes ..............................    S-23
Senior Principal Payment Amount ...........    S-39
Senior Priority ...........................    S-36
Senior Proportionate Percentage ...........    S-40
Senior Target Amount ......................    S-40
Servicer ..................................    S-56
Servicer Termination Event ................    S-66
Servicing Advance .........................    S-61
Servicing Fee .............................    S-60
Servicing Fee Rate ........................    S-60
Similar Law ...............................    S-84
Six-Month LIBOR Index .....................    S-50
Spread ....................................    S-28
SRFP ......................................    S-30
Stepdown Date .............................    S-38
Subordinate Notes .........................    S-23
Subservicer ...............................    S-60
Subservicing Agreement ....................    S-60

DEFINED TERM                                   PAGE
-------------------------------------------   -----

Substitution Amount .......................    S-30
Swap Agreement ............................    S-30
Swap Counterparty .........................    S-30
Swap Counterparty Trigger Event ...........    S-32
Swap Default ..............................    S-31
Swap Early Termination ....................    S-32
Swap Termination Payment ..................    S-32
Swiss Re ..................................    S-31
S&P .......................................    S-86
Target Amount .............................    S-38
Targeted Overcollateralization
   Amount .................................    S-40
Termination Event .........................    S-31
Terms and Conditions ......................    S-26
TMP .......................................    S-82
Total Principal Deficiency Amount .........    S-45
Transfer and Servicing Agreement ..........    S-63
Trigger Event .............................    S-38
Trust .....................................    S-22
Trust Agreement ...........................    S-22
Trust Estate ..............................    S-22
Underwriters ..............................    S-85
Underwriting Agreement ....................    S-85
Wells Fargo ...............................    S-56

                                      S-89

                                    ANNEX A
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Aegis
Mortgage Loan Asset-Backed Notes, Series 2004-6 (the Global Securities) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.
The Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream Luxembourg and Euroclear (in such capacity) and as DTC
Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream Luxembourg
Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream

                                     S-A-1

Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement.
Clearstream Luxembourg or Euroclear will instruct the respective Relevant
Depositary, as the case may be, to receive the Global  Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360  days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account.
The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e.,  the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream
Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two
DTC Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a
DTC Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear
Participant the following day, and receipt of the cash proceeds in the
Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement

                                     S-A-2

occurred in New York). Should the Clearstream Luxembourg Participant or
Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global  Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream Luxembourg or Euroclear for one day
(until the purchase side of the day trade is reflected in their Clearstream
Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
Securities sufficient time to be reflected in their Clearstream Luxembourg or
Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or
Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section
7701(a)(30) of the Code holding a book-entry note through Clearstream,
Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the
U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the Indenture Trustee or the U.S. withholding agent receives a statement--

       (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

          (i) is signed by the noteholder under penalties of perjury,

          (ii) certifies that such owner is not a United States person, and

          (iii) provides the name and address of the noteholder, or

       (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

          (i) is signed under penalties of perjury by an authorized
        representative of the financial institution,

          (ii) states that the financial institution has received an IRS Form
        W-8BEN (or any successor form) from the noteholder or that another financial institution acting on  behalf of the noteholder has received such IRS Form W-8BEN (or any successor  form),

          (iii) provides the name and address of the noteholder, and

          (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the
Indenture Trustee or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S.  trade or business and provides a properly executed IRS
Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S.
withholding agent; or

                                     S-A-3

     IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form  W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal
Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

     A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect  for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry notes through Clearstream,
Euroclear or DTC may be subject to backup withholding at a rate of up to 31%
unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form
W-8IMY (or  any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the
Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

     The term United States person means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)  to  the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                     S-A-4

                                    ANNEX B
                   SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS

PAYMENT DATE OCCURRING IN    SCHEDULED NOTIONAL AMOUNT($)
--------------------------- -----------------------------

  January 2005 ............         1,000,001,117.00
  February 2005 ...........           962,456,641.40
  March 2005 ..............           926,099,247.50
  April 2005 ..............           890,865,350.20
  May 2005 ................           856,696,497.60
  June 2005 ...............           823,539,302.40
  July 2005 ...............           791,345,356.50
  August 2005 .............           760,071,127.20
  September 2005 ..........           729,677,833.20
  October 2005 ............           700,131,299.30
  November 2005 ...........           671,404,502.80
  December 2005 ...........           643,494,220.00
  January 2006 ............           616,745,989.90
  February 2006 ...........           591,111,568.00
  March 2006 ..............           566,544,480.60
  April 2006 ..............           543,000,196.90
  May 2006 ................           520,436,048.10
  June 2006 ...............           498,811,149.00
  July 2006 ...............           478,086,323.40
  August 2006 .............           458,224,032.50
  September 2006 ..........           439,188,306.60
  October 2006 ............           420,944,678.80
  November 2006 ...........           403,459,676.40
  December 2006 ...........           386,703,603.20
  January 2007 ............           101,726,862.70
  February 2007 ...........            97,900,757.62
  March 2007 ..............            94,218,616.97
  April 2007 ..............            90,675,007.83
  May 2007 ................            87,264,703.37
  June 2007 ...............            83,982,674.91
  July 2007 ...............            80,824,084.40
  August 2007 .............            77,784,277.09
  September 2007 ..........            74,858,774.60
  October 2007 ............            72,043,313.66
  November 2007 ...........            69,333,699.43
  December 2007 ...........            66,725,974.99
  January 2008 ............            50,323,415.49
  February 2008 ...........            48,509,348.62
  March 2008 ..............            46,760,109.23
  April 2008 ..............            45,073,395.86
  May 2008 ................            43,446,988.38
  June 2008 ...............            41,878,745.06
  July 2008 ...............            40,366,599.83
  August 2008 .............            38,908,559.67
  September 2008 ..........            37,502,701.97
  October 2008 ............            36,147,172.07
  November 2008 ...........            34,840,180.91

                                     S-B-1

PAYMENT DATE OCCURRING IN                SCHEDULED NOTIONAL AMOUNT($)
--------------------------------------- -----------------------------

  December 2008 .......................          33,580,002.64
  January 2009 ........................          32,364,972.49
  February 2009 .......................          31,193,484.55
  March 2009 ..........................          30,063,989.71
  April 2009 ..........................          28,974,993.68
  May 2009 ............................          27,925,055.03
  June 2009 ...........................          26,912,783.37
  July 2009 ...........................          25,936,837.51
  August 2009 .........................          24,995,923.73
  September 2009 ......................          24,088,794.13
  October 2009 ........................          23,214,245.01
  November 2009 .......................          22,371,115.29
  December 2009 .......................          21,557,978.09
  January 2010 and thereafter .........                   0.00

                                     S-B-2

                                    ANNEX C
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the
Notes, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans .....................................               7,275
   Number of Fixed Rate Mortgage Loans ..........................               2,035
   Number of Adjustable Rate Mortgage Loans .....................               5,240
   Total Scheduled Principal Balance ............................   $ 1,000,001,117.12
   Mortgage Rates:
     Weighted Average ...........................................                7.502%
     Range ......................................................   4.250% to 12.990%
   Weighted Average Remaining Term to Maturity (months) .........                 349

     The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off
Date range from approximately $11,788.85 to $998,788.64. The Mortgage Loans have an average Scheduled Principal Balance of approximately $137,457.20.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans is approximately 79.18%.

     No more than approximately 0.46% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

     Approximately 0.91% of the Mortgage Loans were 30 or more but less than 60 days delinquent as of the Cut-off Date and none of the Mortgage Loans were 60 days or more delinquent as of the Cut-off Date.

     The following tables set forth, as of the Cut-off Date, the number, total
Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

                                     S-C-1

         CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--ALL MORTGAGE LOANS

                                                              PERCENTAGE OF
                            NUMBER                            MORTGAGE LOANS
                              OF             TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
    RANGE OF SCHEDULED     MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE     AVERAGE
  PRINCIPAL BALANCES ($)     LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------- ---------- --------------------- ------------------- ---------- ---------- ------------

      0.01 to  50,000.00     1,273    $    41,680,257.55            4.17%      612           89.81%      10.376%
 50,000.01 to 100,000.00     2,094        157,615,553.42           15.76       605           79.13        8.394
100,000.01 to 150,000.00     1,459        180,481,732.06           18.05       612           78.47        7.656
150,000.01 to 200,000.00       927        161,143,436.75           16.11       616           77.59        7.259
200,000.01 to 250,000.00       593        131,984,089.93           13.20       616           77.82        7.084
250,000.01 to 300,000.00       374        102,646,009.26           10.26       623           78.96        6.987
300,000.01 to 350,000.00       204         65,807,195.97            6.58       624           79.31        6.954
350,000.01 to 400,000.00       151         56,476,365.59            5.65       629           81.86        6.903
400,000.01 to 450,000.00        74         31,419,123.41            3.14       624           79.78        6.993
450,000.01 to 500,000.00        56         26,657,686.68            2.67       620           80.57        6.717
500,000.01 to 550,000.00        21         11,196,445.31            1.12       617           78.21        6.553
550,000.01 to 600,000.00        15          8,697,553.50            0.87       605           81.89        7.326
600,000.01 to 650,000.00        13          8,224,729.97            0.82       638           79.00        7.018
650,000.01 to 700,000.00         8          5,411,566.37            0.54       614           77.37        6.674
700,000.01 to 750,000.00         6          4,391,768.40            0.44       610           75.36        6.732
Greater than 750,000.00 .        7          6,167,602.95            0.62       665           71.14        5.793
                             -----    ------------------          ------       ---           -----       ------
 Total ..................    7,275    $ 1,000,001,117.12          100.00%      616           79.18%       7.502%
                             =====    ==================          ======       ===           =====       ======

     The average Cut-off Date Scheduled Principal Balance is approximately
$137,457.20.

                                     S-C-2

                      MORTGAGE RATES--ALL MORTGAGE LOANS*

                                                              PERCENTAGE OF
                                                              MORTGAGE LOANS
                          NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
        RANGE OF           MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
   MORTGAGE RATES (%)       LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------ ----------- --------------------- ------------------- ---------- ---------- -----------

 4.001 to  4.500 .......        4     $       923,078.21            0.09%      723           78.95%      4.340%
 4.501 to  5.000 .......       75          18,680,505.65            1.87       674           73.34       4.911
 5.001 to  5.500 .......      214          45,767,271.44            4.58       668           73.36       5.268
 5.501 to  6.000 .......      414          87,641,241.43            8.76       653           76.48       5.824
 6.001 to  6.500 .......      742         139,988,261.43           14.00       643           76.41       6.290
 6.501 to  7.000 .......    1,069         188,983,607.37           18.90       629           78.76       6.781
 7.001 to  7.500 .......      757         119,858,531.95           11.99       609           78.18       7.272
 7.501 to  8.000 .......      750         109,328,900.05           10.93       594           79.10       7.783
 8.001 to  8.500 .......      463          61,717,547.27            6.17       592           80.29       8.262
 8.501 to  9.000 .......      486          59,483,536.72            5.95       579           81.24       8.775
 9.001 to  9.500 .......      298          34,023,035.15            3.40       568           79.82       9.261
 9.501 to 10.000 .......      427          38,808,491.20            3.88       582           84.29       9.811
10.001 to 10.500 .......      528          34,078,249.55            3.41       583           88.40      10.358
10.501 to 11.000 .......      398          24,316,856.26            2.43       571           83.72      10.769
11.001 to 11.500 .......      259          18,707,418.57            1.87       590           86.66      11.320
11.501 to 12.000 .......      116           7,345,579.48            0.73       572           85.48      11.754
12.001 to 12.500 .......      270          10,061,859.67            1.01       622           97.48      12.456
12.501 to 13.000 .......        5             287,145.72            0.03       593           72.82      12.822
                            -----     ------------------          ------       ---           -----      ------
 Total .................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                            =====     ==================          ======       ===           =====      ======

----------
*     Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-C-3

                         LOAN TYPE--ALL MORTGAGE LOANS

                                                                                PERCENTAGE OF
                                                                                MORTGAGE LOANS
                                            NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                             MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
                 LOAN TYPE                    LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------------------------ ----------- --------------------- ------------------- ---------- ---------- -----------

2/28 ARM (LIBOR) .........................    4,155     $   620,408,625.07           62.04%      602           78.40%      7.619%
2/28 Interest Only ARM (LIBOR) ...........      691         150,910,405.57           15.09       636           81.41       6.584
3/27 ARM (LIBOR) .........................      247          39,695,312.07            3.97       631           78.27       6.905
3/27 Interest Only ARM (LIBOR) ...........       45           8,986,606.33            0.90       631           79.80       6.720
5/25 ARM (LIBOR) .........................      102          19,391,546.57            1.94       694           74.74       5.899
Balloon Fixed Rate .......................       41           3,664,405.48            0.37       654           85.40       8.446
Balloon Interest Only Fixed Rate .........        1             297,500.00            0.03       723           85.00       7.600
Fixed Rate ...............................    1,979         153,609,316.03           15.36       639           80.79       8.324
Fixed Rate Interest Only .................       14           3,037,400.00            0.30       636           77.15       6.788
                                              -----     ------------------          ------       ---           -----       -----
 Total ...................................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                              =====     ==================          ======       ===           =====       =====

                 ORIGINAL TERMS TO MATURITY--ALL MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                     NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
              RANGE OF                MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
        MATURITIES (MONTHS)            LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Less than or equal to 180 .........      263     $    21,634,625.92            2.16%      634           74.39%      7.961%
181 to 240 ........................    1,144          46,597,023.83            4.66       640           96.12      10.612
241 to 300 ........................        7           1,285,496.20            0.13       657           75.04       6.499
301 to 360 ........................    5,861         930,483,971.17           93.05       614           78.45       7.337
                                       -----     ------------------          ------       ---           -----      ------
 Total ............................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                       =====     ==================          ======       ===           =====      ======

     The weighted average original term to maturity is approximately 350 months.

                                     S-C-4

                REMAINING TERMS TO MATURITY--ALL MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                     NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
              RANGE OF                MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
        MATURITIES (MONTHS)            LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Less than or equal to 180 .........      263     $    21,634,625.92            2.16%      634           74.39%      7.961%
181 to 240 ........................    1,144          46,597,023.83            4.66       640           96.12      10.612
241 to 300 ........................        7           1,285,496.20            0.13       657           75.04       6.499
301 to 360 ........................    5,861         930,483,971.17           93.05       614           78.45       7.337
                                       -----     ------------------          ------       ---           -----      ------
 Total ............................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                       =====     ==================          ======       ===           =====      ======

   The weighted average remaining term to maturity is approximately 349 months.

               ORIGINAL LOAN-TO-VALUE RATIOS--ALL MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 LOAN-TO-VALUE RATIOS (%)     LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

 0.01 to  10.00 ..........        4     $       240,582.71            0.02%      629            7.56%      7.985%
10.01 to  20.00 ..........       16             810,953.75            0.08       597           16.75       8.817
20.01 to  30.00 ..........       36           3,243,441.71            0.32       646           25.09       6.955
30.01 to  40.00 ..........       79           7,710,396.23            0.77       614           35.67       7.325
40.01 to  50.00 ..........      147          18,309,040.84            1.83       606           46.24       6.949
50.01 to  60.00 ..........      278          38,119,931.13            3.81       604           55.75       6.982
60.01 to  70.00 ..........      758         122,333,134.59           12.23       589           66.33       7.428
70.01 to  80.00 ..........    2,889         453,998,285.18           45.40       620           78.63       6.984
80.01 to  90.00 ..........    1,463         248,595,228.06           24.86       614           86.99       7.826
90.01 to 100.00 ..........    1,605         106,640,122.92           10.66       641           97.51       9.330
                              -----     ------------------          ------       ---           -----       -----
 Total ...................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                              =====     ==================          ======       ===           =====       =====

                                     S-C-5

                  GEOGRAPHIC DISTRIBUTION--ALL MORTGAGE LOANS

                                                              PERCENTAGE OF
                                                              MORTGAGE LOANS
                          NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                           MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      JURISDICTION          LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------ ----------- --------------------- ------------------- ---------- ---------- -----------

Alabama ................       73     $     6,785,756.69            0.68%      600           81.09%      7.821%
Arizona ................      235          27,799,658.94            2.78       629           80.98       7.172
Arkansas ...............       31           2,975,569.50            0.30       606           85.50       8.961
California .............      781         180,820,338.62           18.08       628           77.32       6.786
Colorado ...............      167          21,052,562.45            2.11       630           82.93       7.155
Connecticut ............      172          25,558,051.44            2.56       610           77.45       7.900
Delaware ...............       42           5,311,027.19            0.53       605           81.57       7.580
Florida ................      580          71,883,285.57            7.19       619           80.65       7.676
Georgia ................      213          22,097,361.78            2.21       621           83.77       7.946
Idaho ..................       12           1,093,585.75            0.11       595           79.41       7.591
Illinois ...............      163          19,737,322.21            1.97       623           81.20       7.690
Indiana ................      144          11,868,546.72            1.19       611           84.69       7.937
Iowa ...................       60           4,645,012.75            0.46       596           83.29       8.463
Kansas .................       56           5,654,050.74            0.57       619           83.06       7.367
Kentucky ...............       87           7,248,298.60            0.72       602           82.03       7.677
Louisiana ..............      169          15,979,463.92            1.60       603           81.84       7.623
Maine ..................      133          14,002,142.44            1.40       612           75.85       8.092
Maryland ...............      209          39,070,953.30            3.91       608           80.09       7.433
Massachusetts ..........      249          51,282,305.58            5.13       627           74.59       7.063
Michigan ...............      338          35,939,538.44            3.59       615           81.79       7.655
Minnesota ..............      110          18,193,453.70            1.82       608           79.97       8.007
Mississippi ............       50           5,429,083.18            0.54       596           85.04       7.674
Missouri ...............      162          13,806,507.66            1.38       602           81.35       7.788
Nebraska ...............       44           2,987,915.83            0.30       593           84.57       9.220
Nevada .................      264          50,570,549.35            5.06       619           77.82       7.203
New Hampshire ..........      124          18,929,534.65            1.89       618           76.44       7.230
New Jersey .............      127          25,774,776.05            2.58       594           73.32       8.141
New Mexico .............       26           3,191,661.00            0.32       620           75.84       7.342
New York ...............      280          52,339,392.32            5.23       611           75.36       7.826
North Carolina .........      159          14,469,967.59            1.45       607           82.58       8.410
Ohio ...................      634          55,716,809.55            5.57       605           82.02       7.912
Oklahoma ...............       31           2,539,617.20            0.25       597           82.44       8.743
Oregon .................       40           4,378,360.33            0.44       621           81.46       7.592
Pennsylvania ...........      117          12,316,590.96            1.23       602           79.40       7.776
Rhode Island ...........      112          20,177,252.24            2.02       628           76.57       7.077
South Carolina .........       66           5,220,042.35            0.52       599           81.70       8.894
Tennessee ..............       96           9,198,866.76            0.92       608           81.07       8.154
Texas ..................      461          43,297,507.63            4.33       609           80.92       7.525
Utah ...................       12           2,121,445.35            0.21       606           80.78       7.290
Vermont ................       48           4,881,538.28            0.49       616           72.54       8.387
Virginia ...............      222          39,690,306.23            3.97       606           79.40       7.591
Washington .............       76          12,603,010.26            1.26       623           83.13       7.465
West Virginia ..........        4             237,809.04            0.02       603           89.95       7.531
Wisconsin ..............       95          11,057,922.57            1.11       624           80.82       8.776
Wyoming ................        1              66,364.41            0.01       514           80.00       9.090
                              ---     ------------------          ------       ---           -----       -----
 Total .................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                            =====     ==================          ======       ===           =====       =====

                                     S-C-6

                       PROPERTY TYPE--ALL MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                    NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                     MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
           PROPERTY TYPE              LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Single Family Detached ...........    5,781     $   769,983,860.30           77.00%      614           79.31%      7.533%
Planned Unit Development .........      795         126,785,249.49           12.68       622           79.94       7.241
Two-to Four-Family ...............      344          57,352,801.08            5.74       623           76.19       7.555
Condominium ......................      313          40,617,650.69            4.06       622           78.46       7.602
Townhouse ........................       32           4,041,413.64            0.40       605           80.26       7.812
Modular Home .....................       10           1,220,141.92            0.12       608           77.97       7.841
                                      -----     ------------------          ------       ---           -----       -----
 Total ...........................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                      =====     ==================          ======       ===           =====       =====

                        LOAN PURPOSE--ALL MORTGAGE LOANS

                                                                   PERCENTAGE OF
                                                                   MORTGAGE LOANS
                               NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
         LOAN PURPOSE            LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Cash Out Refinance ..........    4,488     $   701,525,631.78           70.15%      609           77.12%      7.489%
Purchase ....................    2,574         284,670,576.27           28.47       633           83.91       7.460
Rate/Term Refinance .........      213          13,804,909.07            1.38       641           86.45       8.984
                                 -----     ------------------          ------       ---           -----       -----
 Total ......................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                 =====     ==================          ======       ===           =====       =====

                      OCCUPANCY STATUS--ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                  MORTGAGE LOANS
                              NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                               MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      OCCUPANCY STATUS          LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Owner Occupied .............    6,940     $   960,750,392.62           96.07%      615           79.29%      7.490%
Non-owner Occupied .........      268          28,663,719.51            2.87       630           75.30       7.813
Vacation ...................       67          10,587,004.99            1.06       635           79.67       7.732
                                -----     ------------------          ------       ---           -----       -----
 Total .....................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                =====     ==================          ======       ===           =====       =====

                                     S-C-7

                     LOAN DOCUMENTATION--ALL MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                     NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                      MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
         LOAN DOCUMENTATION            LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Full Documentation ................    5,361     $   684,057,160.31           68.41%      611           79.04%      7.457%
Stated Documentation ..............    1,689         275,458,292.40           27.55       630           79.30       7.613
Alternative Documentation .........      225          40,485,664.41            4.05       614           80.74       7.502
                                       -----     ------------------          ------       ---           -----       -----
 Total ............................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                       =====     ==================          ======       ===           =====       =====

                  PREPAYMENT PREMIUM YEARS--ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                  MORTGAGE LOANS
                              NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                               MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 PREPAYMENT PREMIUM (YEARS)     LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

None .......................    1,944     $   236,054,036.96           23.61%      607           79.61%      8.099%
1.0 ........................      392          67,667,226.91            6.77       626           76.57       7.345
2.0 ........................    3,367         527,504,782.55           52.75       610           79.48       7.294
3.0 ........................    1,572         168,775,070.70           16.88       644           78.69       7.379
                                -----     ------------------          ------       ---           -----       -----
 Total .....................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                =====     ==================          ======       ===           =====       =====

                         RATE TYPE--ALL MORTGAGE LOANS

                                                          PERCENTAGE OF
                                                          MORTGAGE LOANS
                      NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                       MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      RATE TYPE         LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Adjustable ......... 5,240        $   839,392,495.61           83.94%      612        78.86%     7.349%
Fixed .............. 2,035            160,608,621.51           16.06       640        80.83      8.297
                     -----        ------------------          ------       ---        ------     ------
 Total ............. 7,275        $ 1,000,001,117.12          100.00%      616        79.18%     7.502%
                     =====        ==================          ======       ===        ======     ======

                                     S-C-8

      GROSS MARGINS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
      RANGE OF GROSS         MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MARGIN RATES (%)         LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 0.001 to  0.500 .........        1     $      87,939.33            0.01%      574           80.00%      7.900%
 0.501 to  1.000 .........        2           241,720.43            0.03       656           80.00       7.116
 1.001 to  1.500 .........        1            54,400.00            0.01       648           80.00       8.350
 2.501 to  3.000 .........        2           683,640.50            0.08       696           82.40       4.622
 3.001 to  3.500 .........       10         2,447,716.47            0.29       661           68.85       4.726
 3.501 to  4.000 .........      165        38,720,552.80            4.61       677           73.85       5.087
 4.001 to  4.500 .........      222        46,560,701.66            5.55       659           75.46       5.542
 4.501 to  5.000 .........      353        73,641,735.21            8.77       642           77.45       6.019
 5.001 to  5.500 .........      577       111,299,215.14           13.26       630           77.64       6.518
 5.501 to  6.000 .........      824       148,199,132.22           17.66       621           79.47       6.863
 6.001 to  6.500 .........      687       105,045,682.73           12.51       610           78.88       7.280
 6.501 to  7.000 .........      664       101,111,844.65           12.05       597           80.16       7.668
 7.001 to  7.500 .........      457        61,341,534.52            7.31       589           81.67       8.277
 7.501 to  8.000 .........      365        46,476,399.14            5.54       570           80.57       8.826
 8.001 to  8.500 .........      254        31,973,347.48            3.81       564           80.34       9.378
 8.501 to  9.000 .........      207        24,803,083.96            2.95       565           81.91       9.855
 9.001 to  9.500 .........      180        21,071,747.76            2.51       552           79.70      10.443
 9.501 to 10.000 .........      138        13,483,042.43            1.61       546           77.27      10.988
10.001 to 10.500 .........       90         8,552,483.92            1.02       550           80.86      11.492
10.501 to 11.000 .........       33         2,932,307.95            0.35       540           80.28      11.870
11.001 to 11.500 .........        5           300,132.31            0.04       553           74.89      12.382
11.501 to 12.000 .........        2           134,991.32            0.02       558           60.00      12.798
12.001 to 12.500 .........        1           229,143.68            0.03       581           90.00       7.290
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    5,240     $ 839,392,495.61          100.00%      612           78.86%      7.349%
                              =====     ================          ======       ===           =====      ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately 6.235%.

                                     S-C-9

      MAXIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MAXIMUM RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

10.001 to 10.500 .........        4     $     923,078.21            0.11%      723           78.95%      4.340%
10.501 to 11.000 .........       74        18,548,827.17            2.21       674           73.32       4.910
11.001 to 11.500 .........      204        43,672,444.75            5.20       668           73.67       5.264
11.501 to 12.000 .........      317        70,238,331.43            8.37       651           76.93       5.810
12.001 to 12.500 .........      447        89,112,733.60           10.62       635           77.46       6.275
12.501 to 13.000 .........      815       147,477,115.39           17.57       627           79.26       6.725
13.001 to 13.500 .........      725       118,559,634.76           14.12       612           78.88       7.077
13.501 to 14.000 .........      739       112,847,198.11           13.44       598           79.77       7.557
14.001 to 14.500 .........      447        62,962,913.51            7.50       593           81.23       8.097
14.501 to 15.000 .........      439        56,923,137.34            6.78       578           81.47       8.666
15.001 to 15.500 .........      263        32,598,414.20            3.88       565           79.74       9.184
15.501 to 16.000 .........      240        29,944,738.50            3.57       564           80.73       9.708
16.001 to 16.500 .........      175        20,265,325.43            2.41       555           81.21      10.259
16.501 to 17.000 .........      156        16,683,564.41            1.99       548           77.39      10.704
17.001 to 17.500 .........      118        11,785,826.63            1.40       551           79.41      11.251
17.501 to 18.000 .........       62         5,627,492.87            0.67       548           81.62      11.719
18.001 to 18.500 .........       12         1,040,739.43            0.12       537           81.52      12.164
18.501 to 19.000 .........        3           180,979.87            0.02       563           57.46      12.754
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    5,240     $ 839,392,495.61          100.00%      612           78.86%      7.349%
                              =====     ================          ======       ===           =====      ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately 13.447%.

                                     S-C-10

      MINIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MINIMUM RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 4.001 to  4.500 .........        4     $     923,078.21            0.11%      723           78.95%      4.340%
 4.501 to  5.000 .........       74        18,548,827.17            2.21       674           73.32       4.910
 5.001 to  5.500 .........      211        44,940,483.36            5.35       667           73.54       5.267
 5.501 to  6.000 .........      370        79,173,706.56            9.43       650           77.09       5.817
 6.001 to  6.500 .........      587       111,449,413.10           13.28       634           77.69       6.297
 6.501 to  7.000 .........      920       164,705,149.30           19.62       626           79.40       6.788
 7.001 to  7.500 .........      646       105,617,493.38           12.58       606           79.20       7.270
 7.501 to  8.000 .........      626        93,017,134.41           11.08       591           79.70       7.782
 8.001 to  8.500 .........      394        55,062,319.41            6.56       589           81.01       8.261
 8.501 to  9.000 .........      409        52,403,278.44            6.24       575           81.56       8.774
 9.001 to  9.500 .........      252        30,487,372.75            3.63       565           80.38       9.260
 9.501 to 10.000 .........      231        28,672,587.30            3.42       564           80.92       9.765
10.001 to 10.500 .........      172        19,719,684.45            2.35       555           81.17      10.281
10.501 to 11.000 .........      150        16,154,753.09            1.92       549           77.54      10.730
11.001 to 11.500 .........      117        11,668,002.51            1.39       551           79.30      11.249
11.501 to 12.000 .........       62         5,627,492.87            0.67       548           81.62      11.719
12.001 to 12.500 .........       12         1,040,739.43            0.12       537           81.52      12.164
12.501 to 13.000 .........        3           180,979.87            0.02       563           57.46      12.754
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    5,240     $ 839,392,495.61          100.00%      612           78.86%      7.349%
                              =====     ================          ======       ===           =====      ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately 7.348%.

                                     S-C-11

               NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS--
                         ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENTAGE OF
                                                              ADJUSTABLE RATE
                                                               MORTGAGE LOANS
                             NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                              MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 NEXT RATE ADJUSTMENT DATE     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
--------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

January 2006 ..............        2     $     378,970.15            0.05%      544           72.75%      7.664%
April 2006 ................        3           829,871.09            0.10       579           80.68       6.641
May 2006 ..................        8         1,998,179.98            0.24       641           81.81       5.586
June 2006 .................        5           712,822.98            0.08       634           79.01       5.382
July 2006 .................       10         1,673,387.13            0.20       619           87.68       7.619
August 2006 ...............       48         6,335,149.58            0.75       626           78.74       7.444
September 2006 ............      350        63,780,231.36            7.60       623           78.61       6.928
October 2006 ..............      922       148,026,815.99           17.63       606           79.01       7.369
November 2006 .............    2,084       324,415,586.62           38.65       605           79.23       7.562
December 2006 .............    1,414       223,168,015.76           26.59       610           78.63       7.399
April 2007 ................        1           154,830.67            0.02       592           80.00       7.300
June 2007 .................        1            91,380.65            0.01       550           90.00       7.450
July 2007 .................        1            62,473.18            0.01       686           80.00       7.750
August 2007 ...............        5           815,331.25            0.10       591           81.26       7.354
September 2007 ............       35         5,425,514.79            0.65       630           80.57       7.149
October 2007 ..............       57         8,649,753.87            1.03       632           80.80       6.960
November 2007 .............      120        20,098,512.84            2.39       622           76.37       6.972
December 2007 .............       72        13,384,121.15            1.59       647           79.28       6.505
August 2009 ...............       12         2,652,273.98            0.32       714           79.39       5.869
September 2009 ............       35         5,749,539.61            0.68       688           74.80       5.890
October 2009 ..............       29         5,241,948.50            0.62       682           74.64       5.807
November 2009 .............       11         2,323,584.48            0.28       695           78.11       6.500
December 2009 .............       15         3,424,200.00            0.41       703           68.91       5.671
                               -----     ----------------          ------       ---           -----       -----
 Total ....................    5,240     $ 839,392,495.61          100.00%      612           78.86%      7.349%
                               =====     ================          ======       ===           =====       =====

                                     S-C-12

       INITIAL CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                     PERCENTAGE OF
                                                    ADJUSTABLE RATE
                                                     MORTGAGE LOANS
                   NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                    MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 INITIAL CAP (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------- ----------- ------------------- ------------------- ---------- ---------- -----------

1.000 ...........       82     $   8,732,414.01            1.04%      590           76.95%      8.546%
1.500 ...........        7         1,558,400.64            0.19       590           70.46       6.920
2.000 ...........       11         1,542,696.32            0.18       620           81.39       7.464
3.000 ...........    5,140       827,558,984.64           98.59       612           78.89       7.337
                     -----     ----------------          ------       ---           -----       -----
 Total ..........    5,240     $ 839,392,495.61          100.00%      612           78.86%      7.349%
                     =====     ================          ======       ===           =====       =====

      PERIODIC CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                      PERCENTAGE OF
                                                     ADJUSTABLE RATE
                                                      MORTGAGE LOANS
                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                     MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 PERIODIC CAP (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

1.000 ............    5,115     $  811,394,072.78          96.66%      611           78.84%      7.368%
1.500 ............       16          3,365,426.35           0.40       602           76.49       7.221
2.000 ............      108         24,429,176.46           2.91       615           80.05       6.747
3.000 ............        1            203,820.02           0.02       654           74.48       6.625
                      -----     -----------------         ------       ---           -----       -----
 Total ...........    5,240     $  839,392,495.61         100.00%      612           78.86%      7.349%
                      =====     =================         ======       ===           =====       =====

                                     S-C-13

                      CREDIT SCORES OF ALL MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                     NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                      MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
           CREDIT SCORES               LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- --------------------- ------------------- ---------- ---------- -----------

Less than or equal to 500 .........       18     $     2,419,829.60            0.24%      500           74.00%      8.892%
501 to 550 ........................    1,088         144,735,516.99           14.47       527           73.12       8.760
551 to 600 ........................    1,931         246,577,334.44           24.66       579           78.68       7.959
601 to 620 ........................    1,121         145,559,289.43           14.56       611           80.85       7.410
621 to 640 ........................      933         132,639,733.89           13.26       630           80.53       7.013
641 to 660 ........................      877         122,047,542.19           12.20       650           81.49       7.111
661 to 680 ........................      489          74,440,046.32            7.44       670           81.36       6.970
681 to 700 ........................      320          49,614,457.14            4.96       689           80.96       6.648
701 to 720 ........................      205          36,032,455.89            3.60       710           81.59       6.420
721 to 750 ........................      166          27,510,609.74            2.75       734           79.62       6.393
751 to 800 ........................      118          17,490,527.23            1.75       766           77.41       6.340
Greater than 800 ..................        9             933,774.26            0.09       809           68.10       6.528
                                       -----     ------------------          ------       ---           -----       -----
 Total ............................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                       =====     ==================          ======       ===           =====       =====

   The weighted average of the FICO scores of the Mortgage Loans is approximately 616.

                      LOAN PROGRAMS OF ALL MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                                          MORTGAGE LOANS
                                      NUMBER OF          TOTAL               BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                       MORTGAGE        SCHEDULED            SCHEDULED        AVERAGE    AVERAGE    AVERAGE
            LOAN PROGRAMS               LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------------------ ----------- --------------------- ------------------- ---------- ---------- -----------

A+ .................................    3,322     $   540,793,101.84           54.08%      624           79.02%      7.146%
A ..................................      593          98,219,272.75            9.82       581           77.84       7.890
A- .................................      313          44,581,209.64            4.46       575           76.32       8.486
B ..................................      258          36,080,610.71            3.61       575           72.69       8.509
C+ .................................      291          37,282,937.44            3.73       561           68.76       9.030
C ..................................       59           8,910,792.45            0.89       551           65.49      10.065
80/20 Combo -- First Lien ..........    1,231         188,471,994.00           18.85       638           80.00       6.619
80/20 Combo -- Second Lien .........    1,208          45,661,198.29            4.57       638           99.67      11.012
                                        -----     ------------------          ------       ---           -----      ------
 Total .............................    7,275     $ 1,000,001,117.12          100.00%      616           79.18%      7.502%
                                        =====     ==================          ======       ===           =====      ======

                                     S-C-14

POOL 1 MORTGAGE LOANS

     The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Pool 1 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans .....................................             2,162
   Number of Fixed Rate Mortgage Loans ..........................               656
   Number of Adjustable Rate Mortgage Loans .....................             1,506
   Total Scheduled Principal Balance ............................   $ 375,000,889.49
   Mortgage Rates:
   Weighted Average .............................................              7.501%
   Range ........................................................   4.250% to 12.990%
   Weighted Average Remaining Term to Maturity (months) .........               350

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans as of the
Cut-off Date range from approximately $14,382.21 to $998,788.64. The Mortgage
Loans have an average Scheduled Principal Balance of approximately $173,450.92.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans is approximately 80.39%.

     No more than approximately 0.44% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 0.96% of the Pool 1 Mortgage Loans were 30 or more but less than 60 days delinquent as of the Cut-off Date and none of the Pool 1 Mortgage
Loans were 60 days or more delinquent as of the Cut-off Date.

     The following tables set forth, as of the Cut-off Date, the number, total
Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

                                     S-C-15

        CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--POOL 1 MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                                                      MORTGAGE LOANS
                                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
        RANGE OF SCHEDULED           MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      PRINCIPAL BALANCES ($)          LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

      0.01 to  50,000.00 .........      313     $  11,332,566.76            3.02%      612           89.07%      9.692%
 50,000.01 to 100,000.00 .........      663        50,004,680.23           13.33       613           82.66       8.544
100,000.01 to 150,000.00 .........      343        42,382,438.74           11.30       602           79.77       7.914
150,000.01 to 200,000.00 .........      205        35,624,704.53            9.50       600           79.16       7.749
200,000.01 to 250,000.00 .........      135        30,269,977.58            8.07       593           78.54       7.747
250,000.01 to 300,000.00 .........       67        18,574,439.95            4.95       600           80.16       7.622
300,000.01 to 350,000.00 .........       85        28,169,239.52            7.51       608           79.29       7.226
350,000.01 to 400,000.00 .........      151        56,476,365.59           15.06       629           81.86       6.903
400,000.01 to 450,000.00 .........       74        31,419,123.41            8.38       624           79.78       6.993
450,000.01 to 500,000.00 .........       56        26,657,686.68            7.11       620           80.57       6.717
500,000.01 to 550,000.00 .........       21        11,196,445.31            2.99       617           78.21       6.553
550,000.01 to 600,000.00 .........       15         8,697,553.50            2.32       605           81.89       7.326
600,000.01 to 650,000.00 .........       13         8,224,729.97            2.19       638           79.00       7.018
650,000.01 to 700,000.00 .........        8         5,411,566.37            1.44       614           77.37       6.674
700,000.01 to 750,000.00 .........        6         4,391,768.40            1.17       610           75.36       6.732
Greater than 750,000.00 ..........        7         6,167,602.95            1.64       665           71.14       5.793
                                        ---     ----------------          ------       ---           -----       -----
 Total ...........................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                                      =====     ================          ======       ===           =====       =====

     The average Cut-off Date Scheduled Principal Balance of the Pool 1
Mortgage Loans is approximately $173,450.92.

                                     S-C-16

                     MORTGAGE RATES--POOL 1 MORTGAGE LOANS*

                                                              PERCENTAGE OF
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
    MORTGAGE RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 4.001 to  4.500 .........        1     $     589,900.00            0.16%      701           81.99%      4.250%
 4.501 to  5.000 .........       14         6,831,772.20            1.82       661           76.03       4.904
 5.001 to  5.500 .........       26        11,279,252.33            3.01       678           78.76       5.260
 5.501 to  6.000 .........       53        22,940,242.14            6.12       659           77.27       5.846
 6.001 to  6.500 .........       91        36,594,503.79            9.76       640           78.45       6.307
 6.501 to  7.000 .........      111        43,676,329.72           11.65       630           80.49       6.811
 7.001 to  7.500 .........      354        62,249,576.43           16.60       604           78.61       7.366
 7.501 to  8.000 .........      750       109,328,900.05           29.15       594           79.10       7.783
 8.001 to  8.500 .........      282        42,000,837.50           11.20       592           80.71       8.193
 8.501 to  9.000 .........       32         7,328,357.49            1.95       578           81.63       8.784
 9.001 to  9.500 .........       13         3,196,926.26            0.85       555           83.80       9.250
 9.501 to 10.000 .........       42         5,957,344.35            1.59       606           90.27       9.826
10.001 to 10.500 .........      310        15,063,723.59            4.02       610           96.00      10.473
10.501 to 11.000 .........       21         2,558,630.13            0.68       610           88.85      10.797
11.001 to 11.500 .........       35         3,358,746.66            0.90       647           95.38      11.430
11.501 to 12.000 .........        4           309,699.86            0.08       686          100.00      11.990
12.001 to 12.500 .........       22         1,651,222.10            0.44       640           99.32      12.491
12.501 to 13.000 .........        1            84,924.89            0.02       656          100.00      12.990
                                ---     ----------------          ------       ---          ------      ------
 Total ...................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                              =====     ================          ======       ===          ======      ======

----------
*     Reflects the current Mortgage Rates for the Pool 1 Mortgage Loans.

                                     S-C-17

                        LOAN TYPE--POOL 1 MORTGAGE LOANS

                                                                              PERCENTAGE OF
                                                                              MORTGAGE LOANS
                                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                             MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
                 LOAN TYPE                    LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

2/28 ARM (LIBOR) .........................    1,192     $  226,462,232.57          60.39%      599           78.63%      7.472%
2/28 Interest Only ARM (LIBOR) ...........      193         58,518,094.58          15.60       635           83.45       6.889
3/27 ARM (LIBOR) .........................       83         18,172,410.09           4.85       624           81.60       7.044
3/27 Interest Only ARM (LIBOR) ...........       18          4,320,473.00           1.15       636           81.00       6.831
5/25 ARM (LIBOR) .........................       20          5,586,953.12           1.49       680           79.76       6.221
Balloon Fixed Rate .......................       12            897,105.35           0.24       661           91.89       9.468
Balloon Interest Only Fixed Rate .........        1            297,500.00           0.08       723           85.00       7.600
Fixed Rate ...............................      637         58,990,120.78          15.73       634           83.65       8.517
Fixed Rate Interest Only .................        6          1,756,000.00           0.47       621           78.10       7.020
                                              -----     -----------------         ------       ---           -----       -----
 Total ...................................    2,162     $  375,000,889.49         100.00%      613           80.39%      7.501%
                                              =====     =================         ======       ===           =====       =====

               ORIGINAL TERMS TO MATURITY--POOL 1 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
              RANGE OF                MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
        MATURITIES (MONTHS)            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Less than or equal to 180 .........       69     $   5,610,070.64            1.50%      632           78.06%      8.397%
181 to 240 ........................      383        20,590,822.83            5.49       640           97.83      10.582
301 to 360 ........................    1,710       348,799,996.02           93.01       611           79.40       7.305
                                       -----     ----------------          ------       ---           -----      ------
 Total ............................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                                       =====     ================          ======       ===           =====      ======

     The weighted average original term to maturity of the Pool 1 Mortgage
Loans is approximately 351 months.

                                     S-C-18

               REMAINING TERMS TO MATURITY--POOL 1 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
              RANGE OF                MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
        MATURITIES (MONTHS)            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Less than or equal to 180 .........       69     $   5,610,070.64            1.50%      632           78.06%      8.397%
181 to 240 ........................      383        20,590,822.83            5.49       640           97.83      10.582
301 to 360 ........................    1,710       348,799,996.02           93.01       611           79.40       7.305
                                       -----     ----------------          ------       ---           -----      ------
 Total ............................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                                       =====     ================          ======       ===           =====      ======

     The weighted average remaining term to maturity of the Pool Mortgage Loans is approximately 350 months.

              ORIGINAL LOAN-TO-VALUE RATIOS--POOL 1 MORTGAGE LOANS

                                                               PERCENTAGE OF
                                                               MORTGAGE LOANS
                             NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
          RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
  LOAN-TO-VALUE RATIOS (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
--------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 0.001 to  10.000 .........        2     $     112,657.54            0.03%      649            8.21%  7.914%
10.001 to  20.000 .........        6           309,952.72            0.08       585           17.62   8.225
20.001 to  30.000 .........        5           320,219.88            0.09       617           24.66   7.595
30.001 to  40.000 .........       25         2,329,096.32            0.62       574           36.33   7.808
40.001 to  50.000 .........       39         5,855,136.89            1.56       593           46.94   7.182
50.001 to  60.000 .........       59         9,753,573.42            2.60       577           56.00   7.322
60.001 to  70.000 .........      216        44,208,176.00           11.79       582           66.28   7.349
70.001 to  80.000 .........      770       151,766,098.28           40.47       612           78.22   7.111
80.001 to  90.000 .........      498       114,210,707.69           30.46       618           86.86   7.466
90.001 to 100.000 .........      542        46,135,270.75           12.30       644           97.65   9.076
                                 ---     ----------------          ------       ---           -----   ------
 Total ....................    2,162     $ 375,000,889.49          100.00%      613           80.39%  7.501%
                               =====     ================          ======       ===           =====   ======

                                     S-C-19

                 GEOGRAPHIC DISTRIBUTION--POOL 1 MORTGAGE LOANS

                                                            PERCENTAGE OF
                                                            MORTGAGE LOANS
                          NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                           MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      JURISDICTION          LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

Alabama ................       24     $   2,466,937.22            0.66%      610           78.68%      7.921%
Arizona ................       55         6,788,849.43            1.81       611           83.69       7.677
Arkansas ...............        7           751,638.97            0.20       636           87.71       8.058
California .............      335        92,311,944.94           24.62       629           80.19       6.930
Colorado ...............       37         4,443,188.80            1.18       614           84.66       8.170
Connecticut ............       48         8,650,350.96            2.31       598           76.76       7.898
Delaware ...............       15         1,684,468.44            0.45       576           82.83       8.055
Florida ................      184        29,834,791.47            7.96       621           82.10       7.706
Georgia ................       67         7,945,332.09            2.12       625           85.03       7.965
Idaho ..................        4           421,961.13            0.11       582           78.74       7.608
Illinois ...............       52         7,879,422.63            2.10       623           84.47       7.807
Indiana ................       42         3,810,531.64            1.02       613           83.69       7.687
Iowa ...................       17         1,850,668.29            0.49       597           85.39       8.273
Kansas .................       16         2,173,743.47            0.58       617           85.28       7.291
Kentucky ...............       24         2,238,233.35            0.60       574           76.77       7.627
Louisiana ..............       41         5,204,913.38            1.39       590           80.46       7.520
Maine ..................       21         2,190,008.18            0.58       591           70.21       7.935
Maryland ...............       75        16,818,553.37            4.48       605           81.31       7.504
Massachusetts ..........       80        20,247,184.13            5.40       621           78.52       7.310
Michigan ...............       76         9,269,137.38            2.47       619           83.55       7.735
Minnesota ..............       35         7,086,833.19            1.89       601           80.93       7.640
Mississippi ............        9         1,838,322.77            0.49       588           84.51       7.639
Missouri ...............       42         4,484,601.61            1.20       601           83.59       7.750
Nebraska ...............        5           401,087.75            0.11       629           86.75       7.977
Nevada .................       79        18,574,800.30            4.95       616           78.07       7.221
New Hampshire ..........       28         4,191,838.37            1.12       611           80.79       7.872
New Jersey .............       44        10,968,467.54            2.92       585           72.60       7.643
New Mexico .............        7         1,237,393.74            0.33       633           72.84       7.316
New York ...............       91        22,276,806.59            5.94       608           76.68       7.630
North Carolina .........       37         4,267,992.88            1.14       619           83.55       8.108
Ohio ...................      180        17,843,369.71            4.76       594           82.27       7.873
Oklahoma ...............        7           706,353.58            0.19       567           78.64       8.548
Oregon .................        8           734,098.98            0.20       614           88.63       8.076
Pennsylvania ...........       37         4,659,847.55            1.24       594           78.82       7.617
Rhode Island ...........       23         4,363,956.15            1.16       620           76.43       7.336
South Carolina .........       13         1,245,961.01            0.33       608           82.86       8.005
Tennessee ..............       23         2,497,116.80            0.67       587           78.60       8.546
Texas ..................      151        16,422,337.14            4.38       595           80.64       7.811
Utah ...................        5         1,287,365.59            0.34       587           78.71       7.234
Vermont ................        8           820,570.20            0.22       631           77.61       7.749
Virginia ...............       71        15,852,632.50            4.23       598           82.47       7.849
Washington .............       14         3,081,677.34            0.82       617           86.33       7.842
West Virginia ..........        1            88,242.42            0.02       593           94.95       8.140
Wisconsin ..............       24         3,087,356.51            0.82       635           76.41       7.874
                              ---     ----------------          ------       ---           -----       -----
 Total .................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                            =====     ================          ======       ===           =====       =====

                                     S-C-20

                      PROPERTY TYPE--POOL 1 MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                                                      MORTGAGE LOANS
                                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                     MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
           PROPERTY TYPE              LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Single Family Detached ...........    1,681     $  283,319,035.02          75.55%      610           80.40%      7.518%
Planned Unit Development .........      271         55,540,177.67          14.81       621           81.46       7.438
Two- to Four-Family ..............      114         23,114,996.33           6.16       623           77.84       7.373
Condominium ......................       89         12,216,435.45           3.26       618           80.01       7.628
Townhouse ........................        5            537,035.73           0.14       587           80.08       7.782
Modular Home .....................        2            273,209.29           0.07       614           85.41       8.061
                                      -----     -----------------         ------       ---           -----       -----
 Total ...........................    2,162     $  375,000,889.49         100.00%      613           80.39%      7.501%
                                      =====     =================         ======       ===           =====       =====

                      LOAN PURPOSE--POOL 1 MORTGAGE LOANS

                                                         PERCENTAGE OF
                                                         MORTGAGE LOANS
                       NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                        MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     LOAN PURPOSE        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
--------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Cash Out Refinance ..    1,279       265,511,922.63           70.80%      604           78.08%      7.359%
Purchase ............      817     $ 104,854,046.52           27.96       635           85.77       7.765
Rate/Term Refinance .       66         4,634,920.34            1.24       635           91.10       9.684
                         -----     ----------------          ------       ---           -----       -----
 Total ..............    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                         =====     ================          ======       ===           =====       =====

                    OCCUPANCY STATUS--POOL 1 MORTGAGE LOANS

                                                            PERCENTAGE OF
                                                            MORTGAGE LOANS
                          NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                           MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
    OCCUPANCY STATUS        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

Owner Occupied .........    1,988     $  351,538,509.65          93.74%      612           80.58%      7.494%
Non-owner Occupied .....      118         14,140,346.96           3.77       624           76.03       7.803
Vacation ...............       56          9,322,032.88           2.49       642           80.06       7.319
                            -----     -----------------         ------       ---           -----       -----
 Total .................    2,162     $  375,000,889.49         100.00%      613           80.39%      7.501%
                            =====     =================         ======       ===           =====       =====

                                     S-C-21

                   LOAN DOCUMENTATION--POOL 1 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                      MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
         LOAN DOCUMENTATION            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Full Documentation ................    1,462     $  226,718,832.02          60.46%      605           80.45%      7.494%
Stated Documentation ..............      624        125,916,023.79          33.58       627           80.10       7.570
Alternative Documentation .........       76         22,366,033.68           5.96       609           81.44       7.195
                                       -----     -----------------         ------       ---           -----       -----
 Total ............................    2,162     $  375,000,889.49         100.00%      613           80.39%      7.501%
                                       =====     =================         ======       ===           =====       =====

                PREPAYMENT PREMIUM YEARS--POOL 1 MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                              NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                               MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 PREPAYMENT PREMIUM (YEARS)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

None .......................      596     $  96,258,260.69           25.67%      608           80.49%      7.857%
1.0 ........................      111        20,840,887.12            5.56       617           76.22       7.561
2.0 ........................      953       194,418,665.39           51.84       607           80.17       7.254
3.0 ........................      502        63,483,076.29           16.93       639           82.28       7.701
                                  ---     ----------------          ------       ---           -----       -----
 Total .....................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                                =====     ================          ======       ===           =====       =====

                        RATE TYPE--POOL 1 MORTGAGE LOANS

                                                        PERCENTAGE OF
                                                        MORTGAGE LOANS
                      NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                       MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      RATE TYPE         LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Adjustable .........    1,506     $  313,060,163.36          83.48%      609           79.75%      7.307%
Fixed ..............      656         61,940,726.13          16.52       634           83.62       8.484
                        -----     -----------------         ------       ---           -----       -----
 Total .............    2,162     $  375,000,889.49         100.00%      613           80.39%      7.501%
                        =====     =================         ======       ===           =====       =====

                                     S-C-22

  GROSS MARGINS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                          PERCENTAGE OF
                                                         ADJUSTABLE RATE
                                                          MORTGAGE LOANS
                        NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
    RANGE OF GROSS       MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
   MARGIN RATES (%)       LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 0.001 to  0.500 .....        1     $      87,939.33            0.03%      574           80.00%      7.900%
 0.501 to  1.000 .....        1           100,237.65            0.03       652           80.00       7.350
 1.001 to  1.501 .....        1            54,400.00            0.02       648           80.00       8.350
 2.501 to  3.000 .....        1           589,900.00            0.19       701           81.99       4.250
 3.001 to  3.500 .....        2         1,192,700.00            0.38       634           71.11       4.746
 3.501 to  4.000 .....       28        12,416,355.09            3.97       677           79.47       5.129
 4.001 to  4.500 .....       23         9,674,925.38            3.09       670           74.82       5.574
 4.501 to  5.000 .....       49        20,531,175.02            6.56       644           79.25       6.046
 5.001 to  5.500 .....       79        29,817,687.22            9.52       627           77.99       6.573
 5.501 to  6.000 .....      112        40,976,293.17           13.09       625           81.35       6.897
 6.001 to  6.500 .....      471        74,592,684.10           23.83       604           78.99       7.490
 6.501 to  7.000 .....      506        78,274,363.75           25.00       589           80.47       7.867
 7.001 to  7.500 .....      119        21,694,891.40            6.93       586           80.71       8.009
 7.501 to  8.000 .....       58        11,084,081.06            3.54       571           81.66       8.389
 8.001 to  8.500 .....       25         5,630,620.24            1.80       565           82.65       8.979
 8.501 to  9.000 .....        8         1,925,952.67            0.62       574           79.94       9.659
 9.001 to  9.500 .....       19         3,566,122.66            1.14       553           79.47      10.455
 9.501 to 10.000 .....        2           413,334.62            0.13       548           71.54      11.037
10.001 to 10.500 .....        1           436,500.00            0.14       587           90.00      11.341
                            ---     ----------------          ------       ---           -----      ------
 Total ...............    1,506     $ 313,060,163.36          100.00%      609           79.75%      7.307%
                          =====     ================          ======       ===           =====      ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans in
Pool 1 is approximately 6.174%.

                                     S-C-23

  MAXIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MAXIMUM RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

10.001 to 10.500 .........        1     $     589,900.00            0.19%      701           81.99%      4.250%
10.501 to 11.000 .........       14         6,831,772.20            2.18       661           76.03       4.904
11.001 to 11.500 .........       24        10,472,107.45            3.35       678           78.64       5.243
11.501 to 12.000 .........       45        19,594,560.31            6.26       657           77.40       5.843
12.001 to 12.500 .........       64        26,196,992.98            8.37       634           77.95       6.289
12.501 to 13.000 .........       84        33,929,773.70           10.84       630           80.66       6.772
13.001 to 13.500 .........      273        52,483,466.34           16.76       606           79.59       7.277
13.501 to 14.000 .........      600        93,256,608.81           29.79       592           79.88       7.715
14.001 to 14.500 .........      279        44,288,522.31           14.15       591           81.35       8.052
14.501 to 15.000 .........       69        12,769,209.26            4.08       579           79.90       8.311
15.001 to 15.500 .........       18         4,479,791.64            1.43       559           82.46       8.950
15.501 to 16.000 .........       12         3,423,478.32            1.09       571           84.01       9.692
16.001 to 16.500 .........       16         2,625,499.39            0.84       541           79.52      10.401
16.501 to 17.000 .........        5         1,311,108.67            0.42       573           76.25      10.540
17.001 to 17.500 .........        2           807,371.98            0.26       570           80.81      11.253
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    1,506     $ 313,060,163.36          100.00%      609           79.75%      7.307%
                              =====     ================          ======       ===           =====      ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in
Pool 1 is approximately 13.396%.

                                     S-C-24

  MINIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MINIMUM RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 4.001 to  4.500 .........        1     $     589,900.00            0.19%      701           81.99%      4.250%
 4.501 to  5.000 .........       14         6,831,772.20            2.18       661           76.03       4.904
 5.001 to  5.500 .........       25        10,863,907.45            3.47       676           78.33       5.251
 5.501 to  6.000 .........       48        20,803,838.34            6.65       657           77.55       5.838
 6.001 to  6.500 .........       76        30,362,263.25            9.70       632           78.50       6.325
 6.501 to  7.000 .........       99        39,175,491.29           12.51       627           80.82       6.812
 7.001 to  7.500 .........      304        55,503,174.91           17.73       603           79.63       7.360
 7.501 to  8.000 .........      626        93,017,134.41           29.71       591           79.70       7.782
 8.001 to  8.500 .........      243        38,148,230.66           12.19       590           81.38       8.194
 8.501 to  9.000 .........       26         6,633,471.63            2.12       566           80.81       8.794
 9.001 to  9.500 .........       10         3,043,304.45            0.97       553           84.41       9.252
 9.501 to 10.000 .........       13         3,452,769.36            1.10       569           83.57       9.712
10.001 to 10.500 .........       16         2,625,499.39            0.84       541           79.52      10.401
10.501 to 11.000 .........        3         1,202,034.04            0.38       577           77.09      10.617
11.001 to 11.500 .........        2           807,371.98            0.26       570           80.81      11.253
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    1,506     $ 313,060,163.36          100.00%      609           79.75%      7.307%
                              =====     ================          ======       ===           =====      ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in
Pool 1 is approximately 7.306%.

                                     S-C-25

               NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS--
                    ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                               PERCENTAGE OF
                                                              ADJUSTABLE RATE
                                                               MORTGAGE LOANS
                             NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                              MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 NEXT RATE ADJUSTMENT DATE     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
--------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

January 2006 ..............        1     $     235,276.20            0.08%      513           84.98%      7.960%
April 2006 ................        2           612,557.42            0.20       561           80.92       6.982
May 2006 ..................        3         1,277,900.00            0.41       655           82.25       5.276
July 2006 .................        5           674,401.75            0.22       636           87.17       7.517
August 2006 ...............       14         2,041,924.63            0.65       620           78.21       7.744
September 2006 ............      107        25,528,171.80            8.15       618           79.59       7.030
October 2006 ..............      251        53,847,762.33           17.20       601           80.09       7.356
November 2006 .............      594       120,171,091.67           38.39       605           79.88       7.499
December 2006 .............      408        80,591,241.35           25.74       607           78.82       7.256
April 2007 ................        1           154,830.67            0.05       592           80.00       7.300
June 2007 .................        1            91,380.65            0.03       550           90.00       7.450
July 2007 .................        1            62,473.18            0.02       686           80.00       7.750
August 2007 ...............        4           747,972.44            0.24       595           80.48       7.183
September 2007 ............       19         3,507,051.75            1.12       638           81.74       6.980
October 2007 ..............       20         4,119,340.17            1.32       630           84.10       7.184
November 2007 .............       38         8,609,634.23            2.75       615           78.32       7.068
December 2007 .............       17         5,200,200.00            1.66       642           84.55       6.719
August 2009 ...............        3         1,254,579.13            0.40       719           81.58       5.344
September 2009 ............        6         1,238,700.71            0.40       666           82.61       6.109
October 2009 ..............        4         1,203,388.52            0.38       665           79.67       6.268
November 2009 .............        2           514,684.76            0.16       637           81.60       8.470
December 2009 .............        5         1,375,600.00            0.44       686           74.92       6.236
                                 ---     ----------------          ------       ---           -----       -----
 Total ....................    1,506     $ 313,060,163.36          100.00%      609           79.75%      7.307%
                               =====     ================          ======       ===           =====       =====

                                     S-C-26

  INITIAL CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                     PERCENTAGE OF
                                                    ADJUSTABLE RATE
                                                     MORTGAGE LOANS
                   NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                    MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 INITIAL CAP (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------- ----------- ------------------- ------------------- ---------- ---------- -----------

1.000 ...........       15     $   1,668,688.27            0.53%      591           72.40%      7.795%
1.500 ...........        3           721,190.82            0.23       597           76.52       6.700
2.000 ...........        4           546,021.26            0.17       629           80.70       7.686
3.000 ...........    1,484       310,124,263.01           99.06       609           79.80       7.305
                     -----     ----------------          ------       ---           -----       -----
 Total ..........    1,506     $ 313,060,163.36          100.00%      609           79.75%      7.307%
                     =====     ================          ======       ===           =====       =====

  PERIODIC CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                      PERCENTAGE OF
                                                     ADJUSTABLE RATE
                                                      MORTGAGE LOANS
                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                     MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 PERIODIC CAP (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

1.000 ............    1,461     $  299,527,587.52          95.68%      609        79.66%     7.324%
1.500 ............        7          1,607,180.69           0.51       602        79.65      7.193
2.000 ............       37         11,721,575.13           3.74       615        82.32      6.893
3.000 ............        1            203,820.02           0.07       654        74.48      6.625
                      -----     -----------------         ------       ---        ------     ------
 Total ...........    1,506     $  313,060,163.36         100.00%      609        79.75%     7.307%
                      =====     =================         ======       ===        ======     ======

                                     S-C-27

                   CREDIT SCORES OF THE POOL 1 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                      MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
           CREDIT SCORES               LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Less than or equal to 500 .........        3     $     962,571.24            0.26%      500           75.17%      7.455%
501 to 550 ........................      327        58,540,583.90           15.61       528           72.90       7.981
551 to 600 ........................      630        97,384,493.59           25.97       579           78.61       7.760
601 to 620 ........................      342        53,695,281.32           14.32       611           82.27       7.557
621 to 640 ........................      244        45,129,948.30           12.03       630           82.60       7.299
641 to 660 ........................      246        45,869,335.99           12.23       650           83.75       7.286
661 to 680 ........................      153        28,908,698.35            7.71       670           84.92       7.381
681 to 700 ........................       98        17,959,838.27            4.79       690           83.76       6.848
701 to 720 ........................       54        12,761,786.78            3.40       709           83.65       6.549
721 to 750 ........................       39         9,226,509.81            2.46       732           81.37       6.784
751 to 800 ........................       25         4,404,641.94            1.17       768           84.99       6.766
Greater than 800 ..................        1           157,200.00            0.04       813           84.97       7.702
                                         ---     ----------------          ------       ---           -----       -----
 Total ............................    2,162     $ 375,000,889.49          100.00%      613           80.39%      7.501%
                                       =====     ================          ======       ===           =====       =====

   The weighted average of the FICO scores of the Pool 1 Mortgage Loans is approximately 613.

                   LOAN PROGRAMS OF THE POOL 1 MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                      NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                       MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
            LOAN PROGRAMS               LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

A+ .................................    1,027     $  215,294,019.10          57.41%      619           80.88%      7.187%
A ..................................      210         46,810,801.86          12.48       584           77.51       7.499
A- .................................       93         16,660,809.33           4.44       581           75.14       7.704
B ..................................       83         15,605,299.82           4.16       581           72.33       7.897
C+ .................................       64         11,374,600.43           3.03       570           70.34       8.032
C ..................................        8          2,286,235.65           0.61       553           66.90       9.816
80/20 Combo -- First Lien ..........      273         45,856,455.61          12.23       640           80.03       7.037
80/20 Combo -- Second Lien .........      404         21,112,667.69           5.63       639           99.61      10.733
                                        -----     -----------------         ------       ---           -----      ------
 Total .............................    2,162     $  375,000,889.49         100.00%      613           80.39%      7.501%
                                        =====     =================         ======       ===           =====      ======

                                     S-C-28

POOL 2 MORTGAGE LOANS

     The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Pool 2 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans .....................................             5,113
   Number of Fixed Rate Mortgage Loans ..........................             1,379
   Number of Adjustable Rate Mortgage Loans .....................             3,734
   Total Scheduled Principal Balance ............................   $ 625,000,227.63
   Mortgage Rates:
   Weighted Average .............................................              7.502%
   Range ........................................................   4.500% to 12.810%
   Weighted Average Remaining Term to Maturity (months) .........               349

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans as of the
Cut-off Date range from approximately $11,788.85 to $332,739.71. The Pool 2
Mortgage Loans have an average Scheduled Principal Balance of approximately
$122,237.48.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2
Mortgage Loans is approximately 78.45%.

     No more than approximately 0.67% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 0.88% of the Pool 2 Mortgage Loans were 30 or more but less than 60 days delinquent as of the Cut-off Date and none of the Pool 2 Mortgage
Loans were 60 days or more delinquent as of the Cut-off Date.

     The following tables set forth, as of the Cut-off Date, the number, total
Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

                                     S-C-29

        CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--POOL 2 MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                                                      MORTGAGE LOANS
                                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
        RANGE OF SCHEDULED           MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE     AVERAGE
      PRINCIPAL BALANCES ($)          LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------------- ----------- ------------------- ------------------- ---------- ---------- ------------

      0.01 to  50,000.00 .........      960     $  30,347,690.79            4.86%      613           90.09%      10.632%
 50,000.01 to 100,000.00 .........    1,431       107,610,873.19           17.22       601           77.49        8.324
100,000.01 to 150,000.00 .........    1,116       138,099,293.32           22.10       615           78.07        7.577
150,000.01 to 200,000.00 .........      722       125,518,732.22           20.08       621           77.14        7.119
200,000.01 to 250,000.00 .........      458       101,714,112.35           16.27       623           77.61        6.886
250,000.01 to 300,000.00 .........      307        84,071,569.31           13.45       628           78.69        6.847
300,000.01 to 350,000.00 .........      119        37,637,956.45            6.02       635           79.32        6.751
                                      -----     ----------------          ------       ---           -----       ------
 Total ...........................    5,113     $ 625,000,227.63          100.00%      618           78.45%       7.502%
                                      =====     ================          ======       ===           =====       ======

     The average Cut-off Date Scheduled Principal Balance of the Pool 2
Mortgage Loans is approximately $122,237.48.

                                     S-C-30

                     MORTGAGE RATES--POOL 2 MORTGAGE LOANS*

                                                              PERCENTAGE OF
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
    MORTGAGE RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 4.001 to  4.500 .........        3     $     333,178.21            0.05%      762           73.58%      4.500%
 4.501 to  5.000 .........       61        11,848,733.45            1.90       682           71.79       4.915
 5.001 to  5.500 .........      188        34,488,019.11            5.52       665           71.60       5.271
 5.501 to  6.000 .........      361        64,700,999.29           10.35       651           76.20       5.817
 6.001 to  6.500 .........      651       103,393,757.64           16.54       644           75.69       6.284
 6.501 to  7.000 .........      958       145,307,277.65           23.25       629           78.24       6.772
 7.001 to  7.500 .........      403        57,608,955.52            9.22       613           77.72       7.170
 8.001 to  8.500 .........      181        19,716,709.77            3.15       590           79.41       8.409
 8.501 to  9.000 .........      454        52,155,179.23            8.34       579           81.19       8.774
 9.001 to  9.500 .........      285        30,826,108.89            4.93       569           79.41       9.263
 9.501 to 10.000 .........      385        32,851,146.85            5.26       578           83.21       9.808
10.001 to 10.500 .........      218        19,014,525.96            3.04       563           82.38      10.266
10.501 to 11.000 .........      377        21,758,226.13            3.48       566           83.12      10.766
11.001 to 11.500 .........      224        15,348,671.91            2.46       578           84.75      11.296
11.501 to 12.000 .........      112         7,035,879.62            1.13       567           84.85      11.743
12.001 to 12.500 .........      248         8,410,637.57            1.35       618           97.12      12.449
12.501 to 13.000 .........        4           202,220.83            0.03       566           61.40      12.752
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    5,113     $ 625,000,227.63          100.00%      618           78.45%      7.502%
                              =====     ================          ======       ===           =====      ======

----------
*     Reflects the current Mortgage Rates for the Pool 2 Mortgage Loans.

                                     S-C-31

                        LOAN TYPE--POOL 2 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                            MORTGAGE LOANS
                                          NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                           MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
                LOAN TYPE                   LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

2/28 ARM (LIBOR) .......................    2,963     $  393,946,392.50          63.03%      603           78.26%      7.703%
2/28 Interest Only ARM (LIBOR) .........      498         92,392,310.99          14.78       637           80.11       6.391
3/27 ARM (LIBOR) .......................      164         21,522,901.98           3.44       636           75.46       6.786
3/27 Interest Only ARM (LIBOR) .........       27          4,666,133.33           0.75       626           78.68       6.616
5/25 ARM (LIBOR) .......................       82         13,804,593.45           2.21       699           72.71       5.769
Balloon Fixed Rate .....................       29          2,767,300.13           0.44       651           83.30       8.115
Fixed Rate .............................    1,342         94,619,195.25          15.14       643           79.01       8.204
Fixed Rate Interest Only ...............        8          1,281,400.00           0.21       657           75.84       6.469
                                            -----     -----------------         ------       ---           -----       -----
 Total .................................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                            =====     =================         ======       ===           =====       =====

               ORIGINAL TERMS TO MATURITY--POOL 2 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
              RANGE OF                MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
        MATURITIES (MONTHS)            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Less than or equal to 180 .........      194     $  16,024,555.28            2.56%      634           73.10%      7.809%
181 to 240 ........................      761        26,006,201.00            4.16       640           94.77      10.635
241 to 300 ........................        7         1,285,496.20            0.21       657           75.04       6.499
301 to 360 ........................    4,151       581,683,975.15           93.07       616           77.87       7.355
                                       -----     ----------------          ------       ---           -----      ------
 Total ............................    5,113     $ 625,000,227.63          100.00%      618           78.45%      7.502%
                                       =====     ================          ======       ===           =====      ======

     The weighted average original term to maturity of the Pool 2 Mortgage
Loans is approximately 350 months.

                                     S-C-32

               REMAINING TERMS TO MATURITY--POOL 2 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
              RANGE OF                MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
        MATURITIES (MONTHS)            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Less than or equal to 180 .........      194     $  16,024,555.28            2.56%      634           73.10%      7.809%
181 to 240 ........................      761        26,006,201.00            4.16       640           94.77      10.635
241 to 300 ........................        7         1,285,496.20            0.21       657           75.04       6.499
301 to 360 ........................    4,151       581,683,975.15           93.07       616           77.87       7.355
                                       -----     ----------------          ------       ---           -----      ------
 Total ............................    5,113     $ 625,000,227.63          100.00%      618           78.45%      7.502%
                                       =====     ================          ======       ===           =====      ======

     The weighted average remaining term to maturity of the Pool 2 Mortgage
Loans is approximately 349 months.

              ORIGINAL LOAN-TO-VALUE RATIOS--POOL 2 MORTGAGE LOANS

                                                               PERCENTAGE OF
                                                               MORTGAGE LOANS
                             NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
          RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
  LOAN-TO-VALUE RATIOS (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
--------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 0.001 to  10.000 .........        2     $     127,925.17            0.02%      612            6.98%  8.049%
10.001 to  20.000 .........       10           501,001.03            0.08       605           16.21   9.184
20.001 to  30.000 .........       31         2,923,221.83            0.47       649           25.13   6.885
30.001 to  40.000 .........       54         5,381,299.91            0.86       631           35.39   7.116
40.001 to  50.000 .........      108        12,453,903.95            1.99       612           45.91   6.840
50.001 to  60.000 .........      219        28,366,357.71            4.54       614           55.66   6.866
60.001 to  70.000 .........      542        78,124,958.59           12.50       593           66.36   7.473
70.001 to  80.000 .........    2,119       302,232,186.90           48.36       624           78.83   6.921
80.001 to  90.000 .........      965       134,384,520.37           21.50       610           87.10   8.132
90.001 to 100.000 .........    1,063        60,504,852.17            9.68       639           97.40   9.524
                               -----     ----------------          ------       ---           -----   ------
 Total ....................    5,113     $ 625,000,227.63          100.00%      618           78.45%  7.502%
                               =====     ================          ======       ===           =====   ======

                                     S-C-33

                 GEOGRAPHIC DISTRIBUTION--POOL 2 MORTGAGE LOANS

                                                            PERCENTAGE OF
                                                            MORTGAGE LOANS
                          NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                           MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      JURISDICTION          LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

Alabama ................       49     $   4,318,819.47            0.69%      594           82.47%  7.764%
Arizona ................      180        21,010,809.51            3.36       634           80.10   7.009
Arkansas ...............       24         2,223,930.53            0.36       596           84.75   9.266
California .............      446        88,508,393.68           14.16       628           74.32   6.637
Colorado ...............      130        16,609,373.65            2.66       634           82.46   6.884
Connecticut ............      124        16,907,700.48            2.71       616           77.81   7.901
Delaware ...............       27         3,626,558.75            0.58       618           80.98   7.360
Florida ................      396        42,048,494.10            6.73       617           79.62   7.654
Georgia ................      146        14,152,029.69            2.26       619           83.07   7.936
Idaho ..................        8           671,624.62            0.11       602           79.83   7.581
Illinois ...............      111        11,857,899.58            1.90       623           79.03   7.612
Indiana ................      102         8,058,015.08            1.29       609           85.16   8.055
Iowa ...................       43         2,794,344.46            0.45       595           81.89   8.589
Kansas .................       40         3,480,307.27            0.56       620           81.68   7.416
Kentucky ...............       63         5,010,065.25            0.80       614           84.38   7.699
Louisiana ..............      128        10,774,550.54            1.72       610           82.51   7.673
Maine ..................      112        11,812,134.26            1.89       616           76.90   8.121
Maryland ...............      134        22,252,399.93            3.56       610           79.17   7.380
Massachusetts ..........      169        31,035,121.45            4.97       631           72.02   6.902
Michigan ...............      262        26,670,401.06            4.27       613           81.18   7.627
Minnesota ..............       75        11,106,620.51            1.78       612           79.36   8.242
Mississippi ............       41         3,590,760.41            0.57       600           85.31   7.691
Missouri ...............      120         9,321,906.05            1.49       602           80.28   7.807
Nebraska ...............       39         2,586,828.08            0.41       588           84.23   9.412
Nevada .................      185        31,995,749.05            5.12       621           77.68   7.193
New Hampshire ..........       96        14,737,696.28            2.36       620           75.20   7.048
New Jersey .............       83        14,806,308.51            2.37       601           73.86   8.510
New Mexico .............       19         1,954,267.26            0.31       612           77.74   7.358
New York ...............      189        30,062,585.73            4.81       614           74.38   7.971
North Carolina .........      122        10,201,974.71            1.63       602           82.18   8.537
Ohio ...................      454        37,873,439.84            6.06       610           81.91   7.931
Oklahoma ...............       24         1,833,263.62            0.29       609           83.91   8.819
Oregon .................       32         3,644,261.35            0.58       622           80.02   7.495
Pennsylvania ...........       80         7,656,743.41            1.23       607           79.75   7.873
Rhode Island ...........       89        15,813,296.09            2.53       631           76.61   7.005
South Carolina .........       53         3,974,081.34            0.64       596           81.34   9.173
Tennessee ..............       73         6,701,749.96            1.07       616           81.99   8.007
Texas ..................      310        26,875,170.49            4.30       617           81.08   7.350
Utah ...................        7           834,079.76            0.13       634           83.98   7.378
Vermont ................       40         4,060,968.08            0.65       613           71.51   8.516
Virginia ...............      151        23,837,673.73            3.81       610           77.36   7.420
Washington .............       62         9,521,332.92            1.52       625           82.09   7.343
West Virginia ..........        3           149,566.62            0.02       610           86.99   7.171
Wisconsin ..............       71         7,970,566.06            1.28       620           82.53   9.125
Wyoming ................        1            66,364.41            0.01       514           80.00   9.090
                              ---     ----------------          ------       ---           -----   -----
 Total .................    5,113     $ 625,000,227.63          100.00%      618           78.45%  7.502%
                            =====     ================          ======       ===           =====   =====

                                     S-C-34

                      PROPERTY TYPE--POOL 2 MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                                                      MORTGAGE LOANS
                                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                     MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
           PROPERTY TYPE              LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Single Family Detached ...........    4,100     $  486,664,825.28          77.87%      616           78.67%      7.542%
Planned Unit Development .........      524         71,245,071.82          11.40       624           78.76       7.087
Two- to Four-Family ..............      230         34,237,804.75           5.48       623           75.09       7.677
Condominium ......................      224         28,401,215.24           4.54       624           77.80       7.591
Townhouse ........................       27          3,504,377.91           0.56       608           80.29       7.816
Modular Home .....................        8            946,932.63           0.15       606           75.82       7.778
                                      -----     -----------------         ------       ---           -----       -----
 Total ...........................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                      =====     =================         ======       ===           =====       =====

                      LOAN PURPOSE--POOL 2 MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                                                 MORTGAGE LOANS
                               NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
         LOAN PURPOSE            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Cash Out Refinance ..........    3,209     $  436,013,709.15          69.76%      611           76.53%      7.568%
Purchase ....................    1,757        179,816,529.75          28.77       633           82.82       7.282
Rate/Term Refinance .........      147          9,169,988.73           1.47       644           84.10       8.630
                                 -----     -----------------         ------       ---           -----       -----
 Total ......................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                 =====     =================         ======       ===           =====       =====

                    OCCUPANCY STATUS--POOL 2 MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                              NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                               MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
      OCCUPANCY STATUS          LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Owner Occupied .............    4,952     $  609,211,882.97          97.47%      618           78.54%      7.487%
Non-owner Occupied .........      150         14,523,372.55           2.32       635           74.60       7.823
Vacation ...................       11          1,264,972.11           0.20       582           76.79      10.777
                                -----     -----------------         ------       ---           -----      ------
 Total .....................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                =====     =================         ======       ===           =====      ======

                                     S-C-35

                   LOAN DOCUMENTATION--POOL 2 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                     NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                      MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
         LOAN DOCUMENTATION            LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Full Documentation ................    3,899     $  457,338,328.29          73.17%      613           78.33%      7.439%
Stated Documentation ..............    1,065        149,542,268.61          23.93       632           78.63       7.648
Alternative Documentation .........      149         18,119,630.73           2.90       620           79.87       7.880
                                       -----     -----------------         ------       ---           -----       -----
 Total ............................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                       =====     =================         ======       ===           =====       =====

                PREPAYMENT PREMIUM YEARS--POOL 2 MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                              NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                               MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 PREPAYMENT PREMIUM (YEARS)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
---------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

None .......................    1,348     $  139,795,776.27          22.37%      605           79.00%      8.266%
1.0 ........................      281         46,826,339.79           7.49       630           76.73       7.248
2.0 ........................    2,414        333,086,117.16          53.29       612           79.07       7.317
3.0 ........................    1,070        105,291,994.41          16.85       647           76.53       7.185
                                -----     -----------------         ------       ---           -----       -----
 Total .....................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                =====     =================         ======       ===           =====       =====

                        RATE TYPE--POOL 2 MORTGAGE LOANS

                                                        PERCENTAGE OF
                                                        MORTGAGE LOANS
                      NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                       MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE   AVERAGE     AVERAGE
      RATE TYPE         LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO       LTV       COUPON
-------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Adjustable ......... 3,734        $  526,332,332.25          84.21%          613      78.33%      7.375%
Fixed .............. 1,379            98,667,895.38          15.79           643      79.09       8.179
                     -----        -----------------         ------           ---      ------      ------
 Total ............. 5,113        $  625,000,227.63         100.00%          618      78.45%      7.502%
                     =====        =================         ======           ===      ======      ======

                                     S-C-36

  GROSS MARGINS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
      RANGE OF GROSS         MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MARGIN RATES (%)         LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 0.501 to  1.000 .........        1     $     141,482.78            0.03%      658           80.00%      6.950%
 2.501 to  3.000 .........        1            93,740.50            0.02       667           84.95       6.964
 3.001 to  3.500 .........        8         1,255,016.47            0.24       687           66.70       4.706
 3.501 to  4.000 .........      137        26,304,197.71            5.00       677           71.20       5.066
 4.001 to  4.500 .........      199        36,885,776.28            7.01       656           75.62       5.533
 4.501 to  5.000 .........      304        53,110,560.19           10.09       641           76.76       6.009
 5.001 to  5.500 .........      498        81,481,527.92           15.48       631           77.51       6.498
 5.501 to  6.000 .........      712       107,222,839.05           20.37       620           78.75       6.851
 6.001 to  6.500 .........      216        30,452,998.63            5.79       625           78.62       6.765
 6.501 to  7.000 .........      158        22,837,480.90            4.34       626           79.09       6.987
 7.001 to  7.500 .........      338        39,646,643.12            7.53       590           82.19       8.424
 7.501 to  8.000 .........      307        35,392,318.08            6.72       569           80.23       8.963
 8.001 to  8.500 .........      229        26,342,727.24            5.00       564           79.85       9.463
 8.501 to  9.000 .........      199        22,877,131.29            4.35       565           82.08       9.871
 9.001 to  9.500 .........      161        17,505,625.10            3.33       552           79.75      10.441
 9.501 to 10.000 .........      136        13,069,707.81            2.48       546           77.45      10.987
10.001 to 10.500 .........       89         8,115,983.92            1.54       548           80.37      11.500
10.501 to 11.000 .........       33         2,932,307.95            0.56       540           80.28      11.870
11.001 to 11.500 .........        5           300,132.31            0.06       553           74.89      12.382
11.501 to 12.000 .........        2           134,991.32            0.03       558           60.00      12.798
12.001 to 12.500 .........        1           229,143.68            0.04       581           90.00       7.290
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    3,734     $ 526,332,332.25          100.00%      613           78.33%      7.375%
                              =====     ================          ======       ===           =====      ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans in
Pool 2 is approximately 6.272%.

                                     S-C-37

  MAXIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                              PERCENTAGE OF
                                                             ADJUSTABLE RATE
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MAXIMUM RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

10.001 to 10.500 .........        3     $     333,178.21            0.06%      762           73.58%      4.500%
10.501 to 11.000 .........       60        11,717,054.97            2.23       681           71.74       4.914
11.001 to 11.500 .........      180        33,200,337.30            6.31       664           72.10       5.270
11.501 to 12.000 .........      272        50,643,771.12            9.62       649           76.75       5.797
12.001 to 12.500 .........      383        62,915,740.62           11.95       636           77.25       6.269
12.501 to 13.000 .........      731       113,547,341.69           21.57       626           78.84       6.711
13.001 to 13.500 .........      452        66,076,168.42           12.55       616           78.32       6.918
13.501 to 14.000 .........      139        19,590,589.30            3.72       627           79.27       6.808
14.001 to 14.500 .........      168        18,674,391.20            3.55       596           80.95       8.204
14.501 to 15.000 .........      370        44,153,928.08            8.39       578           81.93       8.769
15.001 to 15.500 .........      245        28,118,622.56            5.34       566           79.31       9.221
15.501 to 16.000 .........      228        26,521,260.18            5.04       563           80.31       9.710
16.001 to 16.500 .........      159        17,639,826.04            3.35       557           81.47      10.237
16.501 to 17.000 .........      151        15,372,455.74            2.92       546           77.48      10.718
17.001 to 17.500 .........      116        10,978,454.65            2.09       549           79.30      11.251
17.501 to 18.000 .........       62         5,627,492.87            1.07       548           81.62      11.719
18.001 to 18.500 .........       12         1,040,739.43            0.20       537           81.52      12.164
18.501 to 19.000 .........        3           180,979.87            0.03       563           57.46      12.754
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    3,734     $ 526,332,332.25          100.00%      613           78.33%      7.375%
                              =====     ================          ======       ===           =====      ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in
Pool 2 is approximately 13.478%.

                                     S-C-38

  MINIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                              PERCENTAGE OF
                                                              MORTGAGE LOANS
                            NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
         RANGE OF            MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     MINIMUM RATES (%)        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
-------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

 4.001 to  4.500 .........        3     $     333,178.21            0.06%      762           73.58%      4.500%
 4.501 to  5.000 .........       60        11,717,054.97            2.23       681           71.74       4.914
 5.001 to  5.500 .........      186        34,076,575.91            6.47       664           72.02       5.272
 5.501 to  6.000 .........      322        58,369,868.22           11.09       648           76.92       5.810
 6.001 to  6.500 .........      511        81,087,149.85           15.41       635           77.39       6.286
 6.501 to  7.000 .........      821       125,529,658.01           23.85       625           78.96       6.781
 7.001 to  7.500 .........      342        50,114,318.47            9.52       610           78.74       7.170
 8.001 to  8.500 .........      151        16,914,088.75            3.21       588           80.17       8.413
 8.501 to  9.000 .........      383        45,769,806.81            8.70       577           81.67       8.771
 9.001 to  9.500 .........      242        27,444,068.30            5.21       567           79.93       9.261
 9.501 to 10.000 .........      218        25,219,817.94            4.79       563           80.55       9.773
10.001 to 10.500 .........      156        17,094,185.06            3.25       557           81.42      10.263
10.501 to 11.000 .........      147        14,952,719.05            2.84       547           77.57      10.739
11.001 to 11.500 .........      115        10,860,630.53            2.06       549           79.19      11.249
11.501 to 12.000 .........       62         5,627,492.87            1.07       548           81.62      11.719
12.001 to 12.500 .........       12         1,040,739.43            0.20       537           81.52      12.164
12.501 to 13.000 .........        3           180,979.87            0.03       563           57.46      12.754
                                ---     ----------------          ------       ---           -----      ------
 Total ...................    3,734     $ 526,332,332.25          100.00%      613           78.33%      7.375%
                              =====     ================          ======       ===           =====      ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in
Pool 2 is approximately 7.373%.

                                     S-C-39

               NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS--
                    ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                            PERCENTAGE OF
                                                            MORTGAGE LOANS
                          NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
        NEXT RATE          MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
     ADJUSTMENT DATE        LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

January 2006 ...........        1     $     143,693.95            0.03%      595           52.73%      7.180%
April 2006 .............        1           217,313.67            0.04       630           80.00       5.680
May 2006 ...............        5           720,279.98            0.14       618           81.04       6.136
June 2006 ..............        5           712,822.98            0.14       634           79.01       5.382
July 2006 ..............        5           998,985.38            0.19       608           88.02       7.688
August 2006 ............       34         4,293,224.95            0.82       629           78.99       7.302
September 2006 .........      243        38,252,059.56            7.27       627           77.96       6.860
October 2006 ...........      671        94,179,053.66           17.89       609           78.39       7.376
November 2006 ..........    1,490       204,244,494.95           38.81       605           78.85       7.598
December 2006 ..........    1,006       142,576,774.41           27.09       611           78.53       7.479
August 2007 ............        1            67,358.81            0.01       553           90.00       9.250
September 2007 .........       16         1,918,463.04            0.36       617           78.45       7.458
October 2007 ...........       37         4,530,413.70            0.86       634           77.80       6.756
November 2007 ..........       82        11,488,878.61            2.18       627           74.91       6.900
December 2007 ..........       55         8,183,921.15            1.55       650           75.94       6.369
August 2009 ............        9         1,397,694.85            0.27       709           77.43       6.340
September 2009 .........       29         4,510,838.90            0.86       695           72.66       5.829
October 2009 ...........       25         4,038,559.98            0.77       687           73.14       5.669
November 2009 ..........        9         1,808,899.72            0.34       712           77.12       5.939
December 2009 ..........       10         2,048,600.00            0.39       714           64.87       5.292
                            -----     ----------------          ------       ---           -----       -----
 Total .................    3,734     $ 526,332,332.25          100.00%      613           78.33%      7.375%
                            =====     ================          ======       ===           =====       =====

                                     S-C-40

  INITIAL CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                     PERCENTAGE OF
                                                     MORTGAGE LOANS
                   NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                    MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 INITIAL CAP (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
----------------- ----------- ------------------- ------------------- ---------- ---------- -----------

1.000 ...........       67     $   7,063,725.74            1.34%      590           78.02%      8.724%
1.500 ...........        4           837,209.82            0.16       584           65.24       7.110
2.000 ...........        7           996,675.06            0.19       615           81.77       7.342
3.000 ...........    3,656       517,434,721.63           98.31       614           78.35       7.357
                     -----     ----------------          ------       ---           -----       -----
 Total ..........    3,734     $ 526,332,332.25          100.00%      613           78.33%      7.375%
                     =====     ================          ======       ===           =====       =====

  PERIODIC CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                      PERCENTAGE OF
                                                      MORTGAGE LOANS
                    NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                     MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
 PERIODIC CAP (%)     LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

1.000 ............    3,654     $  511,866,485.26          97.25%      613           78.36%      7.394%
1.500 ............        9          1,758,245.66           0.33       603           73.60       7.247
2.000 ............       71         12,707,601.33           2.41       616           77.96       6.613
                      -----     -----------------         ------       ---           -----       -----
 Total ...........    3,734     $  526,332,332.25         100.00%      613           78.33%      7.375%
                      =====     =================         ======       ===           =====       =====

                                     S-C-41

                   CREDIT SCORES OF THE POOL 2 MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                       NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                        MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
            CREDIT SCORES                LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------------------- ----------- ------------------- ------------------- ---------- ---------- -----------

Less than or equal to 500 ...........       15     $   1,457,258.36            0.23%      500           73.22%      9.840%
501 to 550 ..........................      761        86,194,933.09           13.79       526           73.27       9.290
551 to 600 ..........................    1,301       149,192,840.85           23.87       579           78.72       8.088
601 to 620 ..........................      779        91,864,008.11           14.70       611           80.02       7.325
621 to 640 ..........................      689        87,509,785.59           14.00       630           79.46       6.866
641 to 660 ..........................      631        76,178,206.20           12.19       651           80.12       7.006
661 to 680 ..........................      336        45,531,347.97            7.29       669           79.10       6.709
681 to 700 ..........................      222        31,654,618.87            5.06       689           79.38       6.535
701 to 720 ..........................      151        23,270,669.11            3.72       710           80.46       6.349
721 to 750 ..........................      127        18,284,099.93            2.93       735           78.74       6.196
751 to 800 ..........................       93        13,085,885.29            2.09       765           74.86       6.197
General than or equal to 801 ........        8           776,574.26            0.12       809           64.69       6.290
                                         -----     ----------------          ------       ---           -----       -----
 Total ..............................    5,113     $ 625,000,227.63          100.00%      618           78.45%      7.502%
                                         =====     ================          ======       ===           =====       =====

   The weighted average of the FICO scores of the Pool 2 Mortgage Loans is approximately 618.

                   LOAN PROGRAMS OF THE POOL 2 MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                      NUMBER OF         TOTAL              BY TOTAL       WEIGHTED   WEIGHTED    WEIGHTED
                                       MORTGAGE       SCHEDULED           SCHEDULED        AVERAGE    AVERAGE    AVERAGE
            LOAN PROGRAMS               LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE     FICO        LTV       COUPON
------------------------------------ ----------- ------------------- ------------------- ---------- ---------- -----------

A+ .................................    2,295     $  325,499,082.74          52.08%      628           77.79%      7.119%
A ..................................      383         51,408,470.89           8.23       578           78.14       8.246
A- .................................      220         27,920,400.31           4.47       571           77.03       8.953
B ..................................      175         20,475,310.89           3.28       571           72.97       8.976
C+ .................................      227         25,908,337.01           4.15       557           68.06       9.469
C ..................................       51          6,624,556.80           1.06       550           65.00      10.151
80/20 Combo -- First Lien ..........      958        142,615,538.39          22.82       637           79.99       6.485
80/20 Combo -- Second Lien .........      804         24,548,530.60           3.93       637           99.71      11.251
                                        -----     -----------------         ------       ---           -----      ------
 Total .............................    5,113     $  625,000,227.63         100.00%      618           78.45%      7.502%
                                        =====     =================         ======       ===           =====      ======

                                     S-C-42

PROSPECTUS

                               [GRAPHIC OMITTED]

                    AEGIS ASSET BACKED SECURITIES CORPORATION
                                    DEPOSITOR

                      MORTGAGE AND ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                               -------------------

THE TRUSTS:

     Each trust will be established to hold assets in its trust fund transferred to it by Aegis Asset Backed Securities Corporation. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of the following types of residential mortgage loans, together with certain other assets as described in this prospectus supplement:

    o first lien mortgage loans secured by one- to four-family residential properties, or participations in that type of loan,

    o private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, or participations in that type of loan, or

    o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or participations in that type of loan.

THE SECURITIES:

     The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust or trust fund. The securities will be offered for sale pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all the terms of the series and each of the classes in the series.

OFFERS OF SECURITIES:

     The securities may be offered to the public through several different methods, including offerings through underwriters.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS
PROSPECTUS.

     THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED
OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 21, 2004

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

    o this prospectus, which provides general information, some of which may not apply to a particular series; and

    o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.
                               -----------------
     If you require additional information, the mailing address of the depositor's principal executive offices is Investor Relations Department, Aegis
Asset Backed Securities Corporation, 3250 Briarpark, Suite 400, Houston, Texas
77042 and the telephone number is (713) 787-0100. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 22.

                               TABLE OF CONTENTS

                                                      PAGE
                                                   ----------

Incorporation of Certain Documents by

   Indices Applicable to Floating Rate and

   Insurance Policies, Surety Bonds and

   Payments on Loans; Deposits to Security

                                                      PAGE
                                                   ----------

   Servicing and Other Compensation and
        Payment of Expenses ....................        61
   Evidence as to Compliance ...................        61
   Certain Matters Regarding the Servicers
        and the Depositor ......................        62
   Events of Default; Rights upon Event of

   Anti-deficiency Legislation and Other
        Limitations on Lenders .................        72
   Due-on-sale Clauses .........................        73
   Enforceability of Prepayment and Late

   Junior Mortgages and Rights of Senior
        Mortgagees .............................        74
   Consumer Protection Laws ....................        75
   Home Ownership and Equity Protection
        Act of 1994 ............................        75
Material Federal Income Tax
   Considerations ..............................        77
   Types of Securities .........................        77
   Taxation of Securities Treated as Debt

ANNEX I Global Clearance, Settlement
   and Tax Documentation Procedures ............       109
Index of Defined Terms .........................       113

                                  RISK FACTORS

     You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO
 RECOURSE TO SELLERS, DEPOSITOR
 OR SERVICER.................... The applicable prospectus supplement may provide that securities will be payable from
                                 other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a securityholder, your yield will
                                 be impaired, and perhaps even the return of
                                 your principal may be impaired, without your
                                 having recourse to anyone else.

                                 Furthermore, at the times specified in the
                                 applicable prospectus supplement, some assets
                                 of the trust fund may be released and paid out
                                 to other people, such as the depositor, a
                                 servicer, a credit enhancement provider, or
                                 any other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made after other
                                 specified payments that may be set forth in
                                 the applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the
                                 depositor or any servicer if you do not
                                 receive a required distribution on the
                                 securities. Nor will you have recourse against
                                 the assets of the trust fund of any other
                                 series of securities.

                                 The securities will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or anyone else except the trust
                                 fund. The only obligation of the depositor to
                                 a trust fund comes from certain
                                 representations and warranties made by it
                                 about assets transferred to the trust fund. If
                                 these representations and warranties turn out
                                 to be untrue, the depositor may be required to
                                 repurchase some of the transferred assets.
                                 Aegis Asset Backed Securities Corporation,
                                 which is the depositor, does not have
                                 significant assets and is unlikely to have
                                 significant assets in the future. Therefore,
                                 if the depositor were required to repurchase a
                                 loan because of a breach of a representation,
                                 its only sources of funds for the repurchase
                                 would be funds obtained from enforcing a
                                 corresponding obligation from the seller or
                                 originator of the loan.

                                 The only obligations of the master servicer to
                                 a trust fund (other than its master servicing
                                 obligations) come from certain representations
                                 and warranties made by it in connection with
                                 its loan servicing activities.

                                 The only obligations to a trust fund of a
                                 seller of loans to the depositor comes from
                                 certain representations and warranties made by
                                 it in connection with its sale of the

                                 loans and certain document delivery
                                 requirements. If these representations and
                                 warranties turn out to be untrue, or the
                                 seller fails to deliver required documents, it
                                 may be required to repurchase or substitute
                                 for some of the loans. However, the seller may
                                 not have the financial ability to make the
                                 required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT
 BE SUFFICIENT TO PROTECT YOU
 FROM LOSSES..................   Credit enhancement is intended to reduce the
                                 effect of loan losses. But credit enhancements
                                 may benefit only some classes of a series of
                                 securities and the amount of any credit
                                 enhancement will be limited as described in the
                                 applicable prospectus supplement.

                                 Furthermore, the amount of a credit
                                 enhancement may decline over time pursuant to
                                 a schedule or formula or otherwise, and could
                                 be depleted from payments or for other reasons
                                 before the securities covered by the credit
                                 enhancement are paid in full. In addition, a
                                 credit enhancement may not cover all potential
                                 sources of loss. For example, a credit
                                 enhancement may or may not cover fraud or
                                 negligence by a loan originator or other
                                 parties. Also, the trustee may be permitted to
                                 reduce, substitute for, or even eliminate all
                                 or a portion of a credit enhancement so long
                                 as the rating agencies that have rated the
                                 securities at the request of the depositor
                                 indicate that the reduction would not cause
                                 them to change adversely their rating of the
                                 securities. Consequently, securityholders may
                                 suffer losses even though a credit enhancement
                                 exists and its provider does not default.

JUNIOR STATUS OF LIENS SECURING
 SOME HOME EQUITY LOANS COULD
 ADVERSELY AFFECT YOU.........   A portion of the mortgages and deeds of trust
                                 may include junior liens subordinate to the
                                 rights of the mortgagee under the related
                                 senior mortgage(s) or deed(s) of trust.
                                 Accordingly, the proceeds from any liquidation,
                                 insurance or condemnation will be available to
                                 satisfy the outstanding balance of the junior
                                 lien only to the extent that the claims of the
                                 related senior mortgagees have been satisfied
                                 in full, including any related foreclosure
                                 costs. In addition, if a junior mortgagee
                                 forecloses on the property securing a junior
                                 mortgage, it forecloses subject to any senior
                                 mortgage and must take one of the following
                                 steps to protect its interest in the property:

                                  o pay the senior mortgage in full at or prior
                                    to the foreclosure sale; or

                                  o assume the payments on the senior mortgage
                                    in the event the mortgagor is in default
                                    under the senior mortgage.

                                 The trust fund may effectively be prevented
                                 from foreclosing on the related property since
                                 it will have no

                                 funds to satisfy any senior mortgages or make
                                 payments due to any senior mortgagees.

                                 Some states have imposed legal limits on the
                                 remedies of a secured lender in the event that
                                 the proceeds of any sale under a deed of trust
                                 or other foreclosure proceedings are
                                 insufficient to pay amounts owed to that
                                 secured lender. In some states, including
                                 California, if a lender simultaneously
                                 originates a loan secured by a senior lien on
                                 a particular property and a loan secured by a
                                 junior lien on the same property, that lender
                                 as the holder of the junior lien may be
                                 precluded from obtaining a deficiency judgment
                                 with respect to the excess of:

                                  o the aggregate amount owed under both the
                                    senior and junior loans over

                                  o the proceeds of any sale under a deed of
                                    trust or other foreclosure proceedings.

                                 See "Legal Aspects of the Loans --
                                 Anti-Deficiency Legislation and Other
                                 Limitations on Lenders."

DECLINES IN PROPERTY VALUES
 MAY ADVERSELY AFFECT YOU.....   The value of the properties underlying the
                                 loans held in the trust fund may decline over
                                 time. Among the factors that could adversely
                                 affect the value of the properties are:

                                  o an overall decline in the residential real
                                    estate market in the areas in which they
                                    are located;

                                  o a decline in their general condition from
                                    the failure of borrowers to maintain their
                                    property adequately; and

                                  o natural disasters that are not covered by
                                    insurance, such as earthquakes and floods.

                                 In the case of home equity loans, declining
                                 property values could diminish or extinguish
                                 the value of a junior mortgage before reducing
                                 the value of a senior mortgage on the same
                                 property.

                                 If property values decline, the actual rates
                                 of delinquencies, foreclosures, and losses on
                                 all underlying loans could be higher than
                                 those currently experienced in the mortgage
                                 lending industry in general. These losses, to
                                 the extent not otherwise covered by a credit
                                 enhancement, will be borne by the holder of
                                 one or more classes of securities.

DELAYS IN LIQUIDATION MAY
 ADVERSELY AFFECT YOU.........   Even if the properties underlying the loans
                                 held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by state statutes and rules and are
                                 subject to many of the delays and expenses of
                                 other lawsuits if defenses or counterclaims are

                                 made, sometimes requiring several years to
                                 complete. Furthermore, in some states if the
                                 proceeds of the foreclosure are insufficient
                                 to repay the loan, the borrower is not liable
                                 for the deficit. Thus, if a borrower defaults,
                                 these restrictions may impede the trust's
                                 ability to dispose of the property and obtain
                                 sufficient proceeds to repay the loan in full.

                                 In addition, the servicer will be entitled to
                                 deduct from liquidation proceeds all expenses
                                 reasonably incurred in attempting to recover
                                 on the defaulted loan, including legal fees
                                 and costs, real estate taxes, and property
                                 maintenance and preservation expenses.

DISPROPORTIONATE EFFECT OF
 LIQUIDATION EXPENSES MAY
 ADVERSELY AFFECT YOU.........   Liquidation expenses of defaulted loans
                                 generally do not vary directly with the
                                 outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

CONSUMER PROTECTION LAWS MAY
 ADVERSELY AFFECT YOU.........   Because the mortgage loans are originated
                                 nationwide, the originator of the loans in the
                                 trust fund must also comply with the laws and
                                 regulations, as well as judicial and
                                 administrative decisions, of all relevant state
                                 and local jurisdictions. State laws generally
                                 regulate interest rates and other charges,
                                 require specific disclosures, and require
                                 licensing of mortgage loan originators and
                                 servicers. In addition, most states have other
                                 laws and public policies for the protection of
                                 consumers that prohibit unfair and deceptive
                                 practices in the origination, servicing, and
                                 collection of mortgage loans. The volume of new
                                 or modified laws and regulations has increased
                                 in recent years, and, in addition, individual
                                 cities and counties have begun to enact laws
                                 that restrict loan origination activities, and
                                 in some cases loan servicing activities, in
                                 those cities and counties. The laws and
                                 regulations of each of these jurisdictions are
                                 different, complex and, in some cases, may be
                                 in direct conflict with each other.

                                 The loans held in the trust fund may also be
                                 subject to certain federal laws, including:

                                  o the Federal Truth in Lending Act and its
                                    regulations, which require disclosures to
                                    the borrowers regarding the terms of any
                                    mortgage loan;

                                  o the Equal Credit Opportunity Act and its
                                    regulations, which prohibit discrimination
                                    in the extension of credit

                                    on the basis of age, race, color, sex,
                                    religion, marital status, national origin,
                                    receipt of public assistance, or the
                                    exercise of any right under the Consumer
                                    Credit Protection Act; and

                                  o the Fair Credit Reporting Act, which
                                    regulates the use and reporting of
                                    information related to the borrower's
                                    credit experience.

                                 Home Equity Loan Consumer Protection Act. The
                                 Home Equity Loan Consumer Protection Act of
                                 1988, which requires additional application
                                 disclosures, limits changes that may be made
                                 to the loan documents without the borrower's
                                 consent and restricts a lender's ability to
                                 declare a default or to suspend or reduce a
                                 borrower's credit limit to certain enumerated
                                 events.

                                 The Riegle Act. Certain mortgage loans may be
                                 subject to the Riegle Community Development
                                 and Regulatory Improvement Act of 1994, known
                                 as the Riegle Act, which incorporates the Home
                                 Ownership and Equity Protection Act of 1994.
                                 These provisions impose additional disclosure
                                 and other requirements on creditors with
                                 respect to non-purchase money mortgage loans
                                 with high interest rates or high up-front fees
                                 and charges. The provisions of the Riegle Act
                                 apply on a mandatory basis to all mortgage
                                 loans originated on or after October 1, 1995.
                                 These provisions can impose specific statutory
                                 liabilities upon creditors who fail to comply
                                 with their provisions and may affect the
                                 enforceability of the related loans. In
                                 addition, any assignee of the creditor,
                                 including the trust fund, would generally be
                                 subject to all claims and defenses that the
                                 consumer could assert against the creditor,
                                 including the right to rescind the mortgage
                                 loan.

                                 Failure by the originator or servicer to
                                 comply with these federal, state and local
                                 laws can in some circumstances give rise to
                                 legal defenses to loan enforceability;
                                 potential refunds to borrowers; loss of state
                                 licenses or other approved servicer status;
                                 class action lawsuits; administrative
                                 enforcement actions that may delay or
                                 otherwise materially and adversely affect the
                                 servicer's ability to collect or enforce
                                 mortgage loans; and claims against the trust
                                 fund. Losses on loans from the application of
                                 those laws that are not otherwise covered by a
                                 credit enhancement will be borne by the
                                 holders of one or more classes of securities.

LOSSES ON BALLOON PAYMENT
 MORTGAGES ARE BORNE BY YOU...   Some of the mortgage loans held in the trust
                                 fund may not be fully amortizing over their
                                 terms to maturity and, thus, will require
                                 substantial principal payments (that is,
                                 balloon payments) at their stated maturity.
                                 Loans with balloon payments involve a greater
                                 degree of risk than fully amortizing loans
                                 because typically the borrower must be able to
                                 refinance the loan or sell the property to make
                                 the

                                 balloon payment at maturity. The ability of a
                                 borrower to do this will depend on factors
                                 such as mortgage rates at the time of sale or
                                 refinancing, the borrower's equity in the
                                 property, the relative strength of the local
                                 housing market, the financial condition of the
                                 borrower, and tax laws. Losses on these loans
                                 that are not otherwise covered by a credit
                                 enhancement will be borne by the holders of
                                 one or more classes of certificates.

MODIFICATION OF MORTGAGE LOANS
 MAY DELAY OR REDUCE CERTIFICATE
 PAYMENTS.....................   With respect to a mortgage loan on which a
                                 material default has occurred or a payment
                                 default is imminent, the servicer may enter
                                 into a forbearance or modification agreement
                                 with the borrower. The terms of any forbearance
                                 or modification agreement may affect the amount
                                 and timing of payment on the mortgage loan and,
                                 consequently, the amount and timing of payment
                                 on one or more classes of the related series of
                                 certificates. For example, a modification
                                 agreement that results in a lower mortgage
                                 interest rate would lower the pass through rate
                                 of any related class of certificates that
                                 accrues interest at a rate based on the
                                 weighted average net rate of the mortgage
                                 loans.

YOUR RISK OF LOSS MAY BE HIGHER
 THAN YOU EXPECT IF YOUR
 SECURITIES ARE BACKED
 BY LOANS THAT WERE UNDERWRITTEN
 TO STANDARDS WHICH DO NOT
 CONFORM TO THE  STANDARDS OF
 FREDDIE MAC OR FANNIE MAE....   Substantially all of the loans in the trust
                                 fund will have been originated under standards
                                 that were less stringent than the standards
                                 generally acceptable to Freddie Mac and Fannie
                                 Mae with regard to the borrower's credit
                                 standing and repayment ability. The related
                                 borrowers may have payment histories and
                                 debt-to-income ratios which would not satisfy
                                 Freddie Mac and Fannie Mae underwriting
                                 guidelines and may have a record of major
                                 derogatory credit items such as outstanding
                                 judgments or prior bankruptcies. In addition,
                                 on a case by case basis, the related seller may
                                 determine that, based upon compensating
                                 factors, a prospective borrower not strictly
                                 qualifying under its applicable underwriting
                                 risk category guidelines warrants an
                                 underwriting exception. These exceptions would
                                 represent a further departure from the Freddie
                                 Mac and Fannie Mae standards.

                                 As a result of the application of less
                                 stringent underwriting standards, certain
                                 mortgage loans in a mortgage pool may
                                 experience rates of delinquency, foreclosure
                                 and bankruptcy that are higher, and that may
                                 be substantially higher, than those
                                 experienced by mortgage loans underwritten in
                                 a more traditional manner. Furthermore,
                                 changes in the values of the related mortgaged
                                 properties

                                 may have a greater effect on the delinquency,
                                 foreclosure, bankruptcy and loss experience of
                                 these mortgage loans than on mortgage loans
                                 originated in a more traditional manner. No
                                 assurance can be given that the values of the
                                 related mortgaged properties have remained or
                                 will remain at the levels in effect on the
                                 dates of origination of the related mortgage
                                 loans.

YOUR RISK OF LOSS MAY BE HIGHER
 THAN YOU EXPECT IF YOUR
 SECURITIES ARE BACKED
 BY PARTIALLY UNSECURED HOME
 EQUITY LOANS.................   The trust fund may also include home equity
                                 loans that were originated with loan-to-value
                                 ratios or combined loan-to-value ratios in
                                 excess of the value of the related mortgaged
                                 property. Under these circumstances, the trust
                                 fund could be treated as a general unsecured
                                 creditor as to any unsecured portion of any
                                 related loan. In the event of a default under a
                                 loan that is unsecured in part, the trust fund
                                 will have recourse only against the borrower's
                                 assets generally for the unsecured portion of
                                 the loan, along with all other general
                                 unsecured creditors of the borrower.

THE PREPAYMENT RATE ON HOME
 EQUITY  LOANS IS UNCERTAIN...   Generally, if prevailing interest rates fall
                                 below the coupon rates on the loans, the loans
                                 are likely to be subject to higher prepayment
                                 rates than if prevailing rates remain at or
                                 above the coupon rates on the loans.
                                 Conversely, if prevailing interest rates rise
                                 above the coupon rate on the home equity loans,
                                 the rate of prepayments may decrease. The
                                 average life of your securities and, if
                                 purchased at other than par, the yields
                                 realized by you will be sensitive to levels of
                                 payment (including prepayments) on the loans.

                                 In general, if you purchase a security at a
                                 premium to the outstanding principal amount of
                                 the security, the yield on your security may
                                 be adversely affected by a higher than
                                 anticipated level of prepayments of the loans.
                                 Conversely, if you purchase a security at a
                                 discount to the outstanding principal balance
                                 of the security, the yield on your security
                                 may be adversely affected by a lower than
                                 anticipated level of prepayments.

YOU MAY BE UNABLE TO REINVEST
 DISTRIBUTIONS IN COMPARABLE
 INVESTMENTS..................   Asset-backed securities usually produce more
                                 returns of principal to investors when market
                                 interest rates fall below the interest rates on
                                 the loans and produce less returns on principal
                                 when market interest rates rise above the
                                 interest rates on the loans. If borrowers
                                 refinance their loans as a result of lower
                                 interest rates, you will receive an
                                 unanticipated payment of principal. As a
                                 result, you are likely to receive more money to
                                 reinvest at a time when other investments
                                 generally are producing a lower yield than that
                                 on the securities, and you are likely to
                                 receive

                                       10

                                 less money to reinvest when other investments
                                 generally are producing a higher yield than
                                 that on the securities. You will bear the risk
                                 that the timing and amount of distributions on
                                 your securities will prevent you from
                                 obtaining your desired yield.

YOU COULD BE ADVERSELY AFFECTED
 BY VIOLATIONS OF ENVIRONMENTAL
 LAWS.........................   Federal, state and local laws and regulations
                                 impose a wide range of requirements on
                                 activities that may affect the environment,
                                 health and safety. In some circumstances, these
                                 laws and regulations impose obligations on
                                 owners or operators of residential properties
                                 such as those that secure the loans held in the
                                 trust fund. Failure to comply with these laws
                                 and regulations can result in fines and
                                 penalties that could be assessed against the
                                 trust as owner of the related property.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage.

RATINGS OF THE SECURITIES DO NOT
 ASSURE THEIR PAYMENT; RATINGS
 MAY BE LOWERED OR WITHDRAWN
 AT ANY TIME..................   Any class of securities issued under this
                                 prospectus and the accompanying prospectus
                                 supplement may be rated by one or more
                                 nationally recognized rating agencies. A rating
                                 is based on the adequacy of the value of the
                                 trust assets and any credit enhancement for
                                 that class, and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of securities will receive the
                                 payments to which they are entitled. A rating
                                 does not constitute an assessment of how likely
                                 it is that principal prepayments on the
                                 underlying loans will be made, the degree to
                                 which the rate of prepayments might differ from
                                 that originally anticipated, or the likelihood
                                 that the securities will be redeemed early. A
                                 rating is not a recommendation to purchase,
                                 hold, or sell securities because it does not
                                 address the market price of the securities or
                                 the suitability of the securities for any
                                 particular investor.

                                 A rating may not remain in effect for any
                                 predetermined period of time and the rating
                                 agency could lower or withdraw the rating
                                 entirely in the future. For example, the
                                 rating agency could lower or withdraw its
                                 rating due to:

                                  o a decrease in the adequacy of the value of
                                    the trust assets or any related credit
                                    enhancement;

                                  o an adverse change in the financial or other
                                    condition of a credit enhancement provider;
                                    or

                                  o a change in the rating of the credit
                                    enhancement provider's long-term debt.

                                       11

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of
                                 criteria established by each rating agency
                                 rating classes of the securities. These
                                 criteria are sometimes based upon an actuarial
                                 analysis of the behavior of similar loans in a
                                 larger group. That analysis is often the basis
                                 upon which each rating agency determines the
                                 amount of credit enhancement required for a
                                 class. The historical data supporting any
                                 actuarial analysis may not accurately reflect
                                 future experience, and the data derived from a
                                 large pool of similar loans may not accurately
                                 predict the delinquency, foreclosure, or loss
                                 experience of any particular pool of mortgage
                                 loans. Mortgaged properties may not retain
                                 their values. If residential real estate
                                 markets experience an overall decline in
                                 property values such that the outstanding
                                 principal balances of the loans held in a
                                 particular trust fund and any secondary
                                 financing on the related mortgaged properties
                                 become equal to or greater than the value of
                                 the mortgaged properties (or in the case that
                                 the differential is increased where the loan
                                 to value was greater than 100%), the rates of
                                 delinquencies, foreclosures, and losses could
                                 be higher than those now generally experienced
                                 in the mortgage lending industry. In addition,
                                 adverse economic conditions may affect timely
                                 payment by mortgagors on their loans whether
                                 or not the conditions affect real property
                                 values and, accordingly, the rates of
                                 delinquencies, foreclosures, and losses in any
                                 trust fund. Losses from this that are not
                                 otherwise covered by a credit enhancement will
                                 be borne, by the holders of one or more
                                 classes of securities.

YOU MAY HAVE DIFFICULTY
 RESELLING YOUR SECURITIES DUE
 TO A LACK OF A SECONDARY
 MARKET, FLUCTUATING MARKET
 VALUES OR PERIODS OF
 ILLIQUIDITY..................   No market for any of the securities will
                                 exist before they are issued. We cannot assure
                                 you that a secondary market will develop or, if
                                 it develops, that it will continue.
                                 Consequently, you may not be able to sell your
                                 securities readily or at prices that will
                                 enable you to realize your desired return or
                                 yield to maturity. The market values of the
                                 securities are likely to fluctuate; these
                                 fluctuations may be significant and could
                                 result in significant losses to you. The
                                 secondary markets for mortgage and asset backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the
                                 future.

                                 Illiquidity can have a severely adverse effect
                                 on the prices of securities that are
                                 especially sensitive to prepayment, credit, or
                                 interest rate risk. Illiquidity can also have
                                 an adverse effect on the price of securities
                                 that have been structured to support other
                                 classes of certificates or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors. For
                                 example, a particular

                                       12

                                 investor may require a security with a
                                 specified maturity date, a call protection
                                 feature, or a specific type of amortization
                                 feature. The unique nature of the security may
                                 inhibit its marketability to other investors.

BOOK-ENTRY REGISTRATION LIMITED
 LIQUIDITY....................   Securities issued in book-entry form may have
                                 only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 securities for which they cannot obtain
                                 physical instruments.

LIMIT ON ABILITY TO TRANSFER OR
 PLEDGE.......................   Transactions in book-entry securities can be
                                 effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants and some banks.
                                 Therefore, your ability to transfer or pledge
                                 securities issued in book-entry form may be
                                 limited.

DELAYS IN DISTRIBUTIONS.......   You may experience some delay in the receipt
                                 of distributions on book-entry securities since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY
 AFFECT THE TIMING AND AMOUNT OF
 DISTRIBUTIONS ON THE
 SECURITIES...................   The seller and the depositor intend that the
                                 transfers of assets to the depositor and, in
                                 turn, to the related trust constitute sales
                                 under applicable law rather than pledges to
                                 secure indebtedness for insolvency purposes. If
                                 the seller becomes bankrupt, its bankruptcy
                                 trustee or one of its creditors may attempt to
                                 recharacterize the sale of the loans as a
                                 borrowing by the seller, secured by a pledge of
                                 the loans. Presenting this position to a
                                 bankruptcy court could prevent timely payments
                                 on the securities and even reduce the payments
                                 on the securities. Similarly, if the
                                 characterizations of the transfers as sales are
                                 correct, then if the depositor were to become
                                 bankrupt, the loans would not be part of the
                                 depositor's bankruptcy estate and would not be
                                 available to the depositor's creditors. On the
                                 other hand, if the depositor becomes bankrupt,
                                 its bankruptcy trustee or one of its creditors
                                 may attempt to recharacterize the sale of the
                                 loans as a borrowing by the depositor, secured
                                 by a pledge of the loans. Presenting this
                                 position to a bankruptcy court could prevent
                                 timely payments on the securities and even
                                 reduce the payments on the securities.

                                 If the master servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to
                                 prevent the appointment of a successor master
                                 servicer. The period during which cash
                                 collections may be commingled with the master
                                 servicer's

                                       13

                                 own funds before each distribution date for
                                 securities will be specified in the applicable
                                 prospectus supplement. If the master servicer
                                 becomes bankrupt and cash collections have
                                 been commingled with the master servicer's own
                                 funds for at least ten days, the trust fund
                                 will likely not have a perfected interest in
                                 those collections. In this case the trust
                                 might be an unsecured creditor of the master
                                 servicer as to the commingled funds and could
                                 recover only its share as a general creditor,
                                 which might be nothing. Collections commingled
                                 less than ten days but still in an account of
                                 the master servicer might also be included in
                                 the bankruptcy estate of the master servicer
                                 even though the trust may have a perfected
                                 security interest in them. Their inclusion in
                                 the bankruptcy estate of the master servicer
                                 may result in delays in payment and failure to
                                 pay amounts due on the securities.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed
                                 borrowers may affect the ability of the
                                 secured mortgage lender to realize upon its
                                 security in other situations as well. For
                                 example, in a proceeding under the federal
                                 Bankruptcy Code, a lender may not foreclose on
                                 a mortgaged property without the permission of
                                 the bankruptcy court. And in some instances a
                                 bankruptcy court may allow a borrower to
                                 reduce the monthly payments, change the rate
                                 of interest, and alter the mortgage loan
                                 repayment schedule for under-collateralized
                                 mortgage loans. The effect of these types of
                                 proceedings can be to cause delays in
                                 receiving payments on the loans underlying
                                 securities and even to reduce the aggregate
                                 amount of payments on the loans underlying
                                 securities.

THE PRINCIPAL AMOUNT OF
 SECURITIES MAY EXCEED THE
 MARKET VALUE OF THE TRUST
 FUND ASSETS..................   The market value of the assets relating to a
                                 series of securities at any time may be less
                                 than the principal amount of the securities of
                                 that series then outstanding, plus accrued
                                 interest. After an event of default and a sale
                                 of the assets relating to a series of
                                 securities, the trustee, the master servicer,
                                 the credit enhancer, if any, and any other
                                 service provider specified in the related
                                 prospectus supplement generally will be
                                 entitled to receive the proceeds of that sale
                                 to the extent of unpaid fees and other amounts
                                 owing to them under the related transaction
                                 document prior to distributions to
                                 securityholders. Upon any such sale, the
                                 proceeds may be insufficient to pay in full the
                                 principal of and interest on the securities of
                                 the related series.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of
Defined Terms" beginning on page 113.

                                       14

                                THE TRUST FUND

GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders.
Each trust fund will consist of the trust fund assets (the "Trust Fund Assets")
consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under
"Loan Program -- Underwriting Standards" and in the related prospectus supplement. In addition to loans acquired on the closing date, the trust fund may acquire loans during a subsequent funding period specified in the related
Agreement. See "The Agreements -- Assignment of Trust Fund Assets -- Conveyance
of Subsequent Loans."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called subservicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing
Agreement") among the depositor, the master servicer, the servicer(s) and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor, the master servicer and the servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements." With respect to loans serviced by a servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other

----------
1  Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate
   XE "Pass-Through Rate" " will refer to the pass- through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term
   "trust fund" will refer to one specific trust fund.

                                       15

than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise stated in the applicable prospectus supplement, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer or servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers;
Repurchases" and "The Agreements -- Subservicing By Sellers" and "-- Assignment
of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the
Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

THE LOANS

     General. Loans will consist of single family mortgage loans or home equity loans. For purposes hereof, "home equity loans" includes closed-end loans and revolving credit line loans. If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations
("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. Substantially all of the loans will have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

    o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.
      Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate")

                                       16

      for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the
      Property or another source.

    o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term.
      Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

    o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

    o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of mortgage loans and if specified in the related prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors.
A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus

                                       17

supplement. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal)
installments of an amount to fully amortize the loan at its stated maturity.
Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

    o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date;

                                       18

    o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements);

    o the original terms to maturity of the loans;

    o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as
      applicable, of the loans;

    o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans;

    o the maximum and minimum per annum Loan Rates; and

    o the geographical distribution of the loans.

     If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the Detailed
Description.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral
Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a)
the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans.
If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

PARTICIPATION CERTIFICATES

     The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

    o first lien mortgage loans secured by one- to four-family residential properties;

    o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties; or

    o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

     If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in

                                       19

one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the
"Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security.
Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund.
The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement.
Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

    o the payment features of the mortgage loans;

    o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

                                       20

    o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

    o the weighted average term-to stated maturity of the private mortgage-backed securities;

    o the pass-through or certificate rate of the private mortgage-backed securities;

    o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

    o the issuer, the servicer and the trustee of the private mortgage-backed securities;

    o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

    o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

    o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities
Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust Fund
Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                             AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois
60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279.
You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                                       21

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed under the name of Aegis Asset Backed Securities
Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement.
Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                          REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities --
Reports to Securityholders."

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Aegis Asset Backed Securities Corporation, a Delaware corporation, the depositor, was incorporated on June 3, 2002 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of Aegis Mortgage Corporation, an Oklahoma corporation ("Aegis"). The depositor maintains its principal office at 3250 Briarpark, Suite 400, Houston, Texas 77042. Its telephone number is
(713) 787-0100.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                 LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers, that may include unaffiliated parties. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

                                       22

UNDERWRITING STANDARDS

     General Standards for First Lien Mortgage Loans. Aegis's underwriting standards with respect to first lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate's origination process. If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator's and Aegis's origination processes.
If groups of loans are acquired by Aegis or an affiliate of Aegis in bulk, the mortgage loans may be reunderwritten by Aegis or by a designated third party on
Aegis's behalf. See "-- Qualifications of Unaffiliated Sellers." In such bulk acquisitions, Aegis may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

     Aegis's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     The level of review by Aegis, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

    o factors relating to the experience and status of the seller;

    o characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program; and

    o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Aegis.

     Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     Aegis's underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by Aegis. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing

                                       23

pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis generally requires a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

     In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

     Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness.
In addition, credit scores may be obtained by Aegis after the origination of a mortgage loan if the seller does not provide a credit score to Aegis. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

     Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet their monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and their other financial obligations and monthly living expenses. Aegis will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an adjustable rate mortgage loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin.
Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will

                                       24

increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

     If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the
Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 107% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

     The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

     In its evaluation of mortgage loans which have more than twelve months of payment experience, Aegis generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by Aegis based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Certain Legal Aspects of the
Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on
Lenders." Aegis's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

     General Standards for Home Equity Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity loans, but if it does not, each seller will represent and warrant that all home equity loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by home equity lenders generally during the period of origination for similar types of loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable

                                       25

prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed.
The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $150,000. Variations in maximum loan amount limits will be permitted based on compensating factors.
Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit home equity with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes.

     After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a home equity loan secured by a leasehold interest in
Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity loan.

     Certain of the types of home equity loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued
loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

                                       26

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans.
Each such seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance
Corporation ("FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

    o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

    o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

    o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the
      Property was free from damage and was in acceptable condition;

    o that there were no delinquent tax or assessment liens against the
      Property;

    o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

    o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

     The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the

                                       27

securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

    o to repurchase the loan from the trust fund at a price (the "Purchase
      Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

    o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                                       28

                         DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements
(each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer, the servicer(s) and the trustee. A form of
Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.
Each series of notes will be issued pursuant to an indenture (the "Indenture")
between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by either the master servicer or by a servicer directly pursuant to a
Sale and Servicing Agreement. A form of Indenture and Sale and Servicing
Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer, the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to Aegis Asset Backed Securities Corporation,
3250 Briarpark, Suite 400, Houston, Texas 77042, Attention: Investor Relations.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement:

    o the Trust Fund Assets, as from time to time are subject to the related
      Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

    o the assets required to be deposited in the related Security Account from time to time; and

    o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on

                                       29

one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     The purchase, holding or disposition of the securities employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal
Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. The applicable prospectus supplement will provide for the conditions for transferring a class of securities to an employee benefits plan or other retirement arrangement. See
"ERISA Considerations."

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit"
or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred

                                       30

from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original
Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par)
to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate
Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding
Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original
Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to such class of holders of the securities as allocable to principal and,

                                       31

    o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

    o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments
("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement
-- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

SECURITIES SUBJECT TO PURCHASE

     The prospectus supplement may provide that one or more classes of securities of a series may be (i) purchased, in whole or in part, at the option of the depositor, the servicer, the holder of another class of securities of the same series or another designated entity, at specified times and purchase prices, and under particular circumstances, or (ii) subject to redemption, in whole or in part, at the request of the holders of that class, or may be subject to mandatory purchase by the depositor, the servicer or another designated entity. The material terms and conditions of any such optional purchase, redemption or mandatory purchase will be described in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date
(from its own funds, funds advanced by subservicers or funds held in the
Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any subservicer, subject to the servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation
Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

                                       32

     In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer)
from cash otherwise distributable to securityholders (including the holders of
Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance
Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related
Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the servicer or a subservicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a subservicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

    o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

    o the amount of the distribution allocable to interest;

    o the amount of any advance;

    o the aggregate amount (a) otherwise allocable to the Subordinated
      Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the
      Senior Securityholders;

    o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

    o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

    o the number and aggregate principal balances of loans (A) delinquent
      (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

    o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                                       33

    o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

    o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

    o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

    o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

    o the servicing fee payable to the and any subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes.
These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes that comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                  DEFINITION
------------------------------------   -----------------------------------------------------------

PRINCIPAL TYPES
Accretion Directed .................   A class that receives principal payments from the
                                       accreted interest from specified Accrual classes. An
                                       accretion directed class also may receive principal
                                       payments from principal paid on the underlying Trust
                                       Fund Assets for the related series.

Component Securities ...............   A class consisting of "components." The components of
                                       a class of component securities may have different
                                       principal and/or interest payment characteristics but
                                       together constitute a single class. Each component of a
                                       class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities .........   A class having no principal balance and bearing interest
                                       on the related notional amount. The notional amount is
                                       used for purposes of the determination of interest
                                       distributions.

                                       34

CATEGORIES OF CLASSES                        DEFINITION
------------------------------------------   -----------------------------------------------------------

Planned Principal Class or PACs ..........   A class that is designed to receive principal payments
                                             using a predetermined principal balance schedule
                                             derived by assuming two constant prepayment rates for
                                             the underlying Trust Fund Assets. These two rates are
                                             the endpoints for the "structuring range" for the
                                             planned principal class. The planned principal classes in
                                             any series of certificates may be subdivided into
                                             different categories (e.g., primary planned principal
                                             classes, secondary planned principal classes and so forth)
                                             having different effective structuring ranges and
                                             different principal payment priorities. The structuring
                                             range for the secondary planned principal class of a
                                             series of certificates will be narrower than that for the
                                             primary planned principal class of the series.

Scheduled Principal Class ................   A class that is designed to receive principal payments
                                             using a predetermined principal balance schedule but is
                                             not designated as a Planned Principal Class or Targeted
                                             Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the
                                             underlying Trust Fund Assets. These two rates are the
                                             endpoints for the "structuring range" for the scheduled
                                             principal class.

Sequential Pay ...........................   Classes that receive principal payments in a prescribed
                                             sequence, that do not have predetermined principal
                                             balance schedules and that under all circumstances
                                             receive payments of principal continuously from the first
                                             distribution date on which they receive principal until
                                             they are retired. A single class that receives principal
                                             payments before or after all other classes in the same
                                             series of securities may be identified as a sequential pay class.

Strip ....................................   A class that receives a constant proportion, or "strip,"
                                             of the principal payments on the underlying Trust Fund
                                             Assets.

Support Class (also sometimes referred
 to as "companion classes") ..............   A class that receives principal payments on any
                                             distribution date only if scheduled payments have been
                                             made on specified planned principal classes, targeted
                                             principal classes and/or Scheduled Principal Classes.

Targeted Principal Class or TACs .........   A class that is designed to receive principal payments
                                             using a predetermined principal balance schedule
                                             derived by assuming a single constant prepayment rate
                                             for the underlying Trust Fund Assets.

INTEREST TYPES

Fixed Rate ...............................   A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ............................   A class with an interest rate that resets periodically
                                             based upon a designated index and that varies directly
                                             with changes in the index.

                                       35

CATEGORIES OF CLASSES             DEFINITION
-------------------------------   ------------------------------------------------------------

Inverse Floating Rate .........   A class with an interest rate that resets periodically
                                  based upon a designated index and that varies inversely
                                  with changes in the index.

Variable Rate .................   A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                                  Loan Rates borne by the underlying loans).

Interest Only .................   A class that receives some or all of the interest
                                  payments made on the underlying Trust Fund Assets
                                  and little or no principal. Interest Only classes have
                                  either a nominal principal balance or a notional amount.
                                  A nominal principal balance represents actual principal
                                  that will be paid on the class. It is referred to as
                                  nominal since it is extremely small compared to other
                                  classes. A notional amount is the amount used as a
                                  reference to calculate the amount of interest due on an
                                  Interest Only class that is not entitled to any
                                  distributions in respect of principal.

Principal Only ................   A class that does not bear interest and is entitled to
                                  receive only distributions in respect of principal.

Partial Accrual ...............   A class that accretes a portion of the amount of accrued
                                  interest thereon, which amount will be added to the
                                  principal balance of that class on each applicable
                                  distribution date, with the remainder of the accrued
                                  interest to be distributed currently as interest on that
                                  class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual .......................   A class that accretes the amount of accrued interest
                                  otherwise distributable on that class, which amount will
                                  be added as principal to the principal balance of that
                                  class on each applicable distribution date. The accretion
                                  may continue until some specified event has occurred or
                                  until the Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

     LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters
Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the
London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of

                                       36

relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

       (a)        If on any LIBOR determination date two or more reference
                  banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

       (b)        If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of:

           o LIBOR as determined on the previous LIBOR determination date, or

           o the reserve interest rate. The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

              o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR
                determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

              o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which
                New York City banks selected by the calculation agent are
                quoting on the LIBOR determination date to leading European banks.

       (c)        If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related
                  prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

                                       37

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

     COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the
Eleventh District or acquiring institutions outside the Eleventh District. The
Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District
Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index
may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San
Francisco, P.O. Box 7948, 600 California Street, San Francisco, California
94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index
may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District
Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District
Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for

                                       38

a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to
SAIF-Insured Institutions (the "National Cost of Funds Index") published by the
Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202)
906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds
Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

     Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the
Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the
Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The
Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15 (519)
for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury
Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

     Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate determination date (as that term is defined in the

                                       39

related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime
Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime
Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities
("Security Owners") will hold their securities through the Depository Trust
Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear
(in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of
DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The
Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European
Depositories"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only
"securityholders" of the securities will be Cede & Co., as nominee of DTC.
Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

     A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security
Owners.

                                       40

Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or
Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax
Considerations -- Tax Treatment of Foreign Investors" and " -- Tax Consequences
to Holders of the Notes -- Backup Withholding" in this prospectus and "Global
Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal
Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Cedel S.A," a company with limited liability under Luxembourg law (a "societe anonyme"). Cedel S.A. subsequently changed its name to Cedelbank. On January
10, 2000, Cedelbank's parent company, Cedel International, societe anonyme

                                       41

merged its clearing, settlement and custody business with that of Deutsche
Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company,
New Cedel International, societe anonyme, which is 50% owned by Cedel
International and 50% owned by Deutsche Borse Clearing AG's parent company
Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from
January 14, 2000 New Cedel International has been renamed "Clearstream
International, societe anonyme." On January 18, 2000, Cedelbank was renamed
"Clearstream Banking, societe anonyme," and Cedel Global Services was renamed
"Clearstream Services, societe anonyme."

     On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream
Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking,"
the entity previously named "Cedelbank" and the entity previously named
"Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg participants through electronic book-entry changes in accounts of
Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream,
Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.
Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream,
Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the
Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C.
Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of
Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

                                       42

     MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New
York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear
Participants, and has no record of or relationship with persons holding through
Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Federal Income Tax Consequences --
Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the
Notes -- Backup Withholding" in this prospectus and "Global Clearance,
Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax
Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security
Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until
Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable
Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons
Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if:

    o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor; or

                                       43

    o after the occurrence of an event of default under the applicable
      Agreement, beneficial owners of securities representing not less than 51%
      of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive
Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     The foregoing information with respect to DTC, Clearstream, Luxembourg and
Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC,
Clearstream, Luxembourg or Euroclear.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                       44

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted
Loans -- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, or only certain classes and such credit enhancement may not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders
("Senior Securityholders") of one or more other classes of the series (the
"Senior Securities") to distributions in respect of scheduled principal,
Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders ("Subordinated Securityholders") of subordinated securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii)
a combination of the immediately preceding sentence and clause (i) above; or
(iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior
Securityholders on any distribution date may be limited as specified in the related prospectus supplement. In the event that delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

                                       45

     If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of
Subordinated Securities, distributions may be allocated among those classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinated Securities, payments to holders of Senior
Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C
Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements --
Termination: Optional Termination."

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i)
maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

                                       46

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

     The reserve fund for a series will be funded (i) by the deposit of cash,
United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted
Investments" which may include:

   (i)        obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the
              United States;

   (ii)       general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

   (iii)      commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating
              Agency, or such lower rating as will not result in the
              downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

   (iv)       certificates of deposit, demand or time deposits, or bankers'
              acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the
              depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc.
              ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each
              Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

   (v)        demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

   (vi)       guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

   (vii)      repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal)
              described in clause (iv) above;

   (viii)     securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the
              United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each

                                       47

              Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

   (ix)       short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the
              United States or any state thereof which on the date of
              acquisition has been rated by each Rating Agency in their
              respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

   (x)        securities issued or guaranteed by GNMA, Fannie Mae or Freddie
              Mac; and

   (xi)       other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;
              provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the
              instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted
              Investment for any pre-funding account or any related Capitalized
              Interest Account.

     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement.
Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance
Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool
Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary
Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions,

                                       48

the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary
Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool
Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary
Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults. Primary Mortgage Insurance
Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

    o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

    o failure to construct a Property in accordance with plans and specifications.

     A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage
Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the
Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance
Policy reach the original policy limit, coverage under that Pool Insurance
Policy will be exhausted and any further losses will be borne by the related securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements
-- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain

                                       49

circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

    o the cost of repair to or replacement of the damaged Property, or

    o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the
      Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

     If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on
Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust

                                       50

account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

    o to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

    o to provide payments in the event that any index rises above or falls below specified levels; or

    o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund.
The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties.
The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of junior lien home equity loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage

                                       51

loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan.
See "Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law;
provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal
Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several

                                       52

years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the holders of the residual interests in a
REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund upon the occurrence of a specific trigger event, such as the reduction of the principal amount of the loans to a specified percentage of the original balance of the loans, thereby effecting earlier retirement of the related series of securities. See "The Agreements --
Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                THE AGREEMENTS

     Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse,

                                       53

together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any
Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or
Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan; in general:

    o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

    o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon, except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office, and except that such Mortgages may be registered electronically through Mortgage Electronic Registration Systems, Inc.
      ("MERS"), and for mortgage loans registered through the MERS system, MERS will serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and will not have any interest in any of the mortgage loans); and

    o an assignment of the Mortgage in blank, which assignment (except in the case of a Mortgage registered with MERS) will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

     Unless otherwise stated in the applicable prospectus supplement, the depositor will (except in the case of a Mortgage registered with MERS) promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan:

    o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit;

    o the original security agreement;

    o the proprietary lease or occupancy agreement;

    o the recognition agreement;

    o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers; and

    o any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing

                                       54

or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the
Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under "Loan Program --
Representations by Sellers; Repurchases," neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed
Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

     Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

    o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

    o the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

    o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

    o the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

    o before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

     The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

                                       55

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and
Loan Insurance Corporation ("SAIF")), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iii) an account or accounts otherwise acceptable to each Rating
Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the trustee will be entitled to receive any interest or other income earned on funds in the
Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The
Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

    o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

    o all payments on account of interest on the loans, net of applicable servicing compensation;

    o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

    o all proceeds of any loan or Property in respect thereof purchased by the servicer, the depositor or any seller as described under "Loan Program --
      Representations by Sellers; Repurchases" or "-- Assignment of Trust Fund
      Assets" above and all proceeds of any loan repurchased as described under
      "-- Termination; Optional Termination" below;

                                       56

    o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

    o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

    o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes or as otherwise specified in the Agreement:

    o to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction)
      and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

    o to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or
      Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

    o to reimburse the servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

    o to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

    o to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

    o to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

    o to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

    o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

    o to clear and terminate the Security Account upon termination of the
      Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement
(the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the
"Funding Period") to pay to the depositor the purchase price for loans purchased

                                       57

during the Funding Period (the "Subsequent Loans"). Monies on deposit in the
Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series.
Monies on deposit in the Pre-Funding Account may be invested in Permitted
Investments under the circumstances and in the manner described in the related
Agreement. See "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding
Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding
Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the
Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form
8-K within 15 days after the related distribution date. See "Description of the
Securities -- Reports to Securityholders." The underwriting standards for the
Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized
Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the
Pre-Funding feature as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUBSERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the subservicer for the loan pursuant to a subservicing agreement, which will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the subservicer's rights and obligations under the subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Sale and
Servicing Agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage
Insurance Policy, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy,
bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

     Unless otherwise provided in the Agreement, in any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has

                                       58

knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.
See "Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with the assumption of any loan, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans."
This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

HAZARD INSURANCE

     In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to:

    o the lesser of the maximum insurable value of the improvements securing the loan; or

    o the greater of the outstanding principal balance of the loan and an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

     All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related
Security Account the amounts which would have been deposited in the Security
Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a

                                       59

specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss.
If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of:

    o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed; or

    o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Because the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement."

     The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or
Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the
Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged
Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it,

                                       60

in which event the trust fund may realize a loss up to the amount so charged.
Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."

     The proceeds from any liquidation of a loan will generally be applied in the following order of priority: first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary
Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage
Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will, unless otherwise described in the applicable prospectus supplement, be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Servicing Fee"). As compensation for its servicing duties, a subservicer will be entitled to a monthly subservicing fee as described in the related prospectus supplement. In addition, generally, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide, generally, that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC,

                                       61

the servicing by or on behalf of the servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation
Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC
(rendered within one year of the statement) of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICERS AND THE DEPOSITOR

     The servicer(s) will be identified in the related Prospectus Supplement.
The entity(ies) acting as servicer under a Pooling and Servicing Agreement or
Sale and Servicing Agreement, as applicable, may be an affiliate(s) of the depositor and may have normal business relationships with the depositor or the depositor's affiliates. If there is no master servicer named in the related
Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the servicer.

     The Agreements will generally provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     Each Agreement will, in general, further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will, in general, further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans
(except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

                                       62

     In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that:

    o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and

    o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The
applicable Agreement may provide for other events of default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the "Events of Default" will generally consist of:

    o any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of the
      Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer
      and the Trustee by the Holders of Certificates having not less than 51%
      of the Voting Rights evidenced by the Certificates; or

    o any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the
      Servicer contained in the Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master
      Servicer, or the Depositor, or to the Servicer and the Trustee by the
      Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for
      Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

    o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

    o the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

    o the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     The applicable Agreement will provide for steps required to be taken if an
Event of Default remains unremedied. Generally, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holders of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund
Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus

                                       63

supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement.
Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

     Indenture. The applicable Agreement may provide for other Events of
Default, but if it does not, the Events of Default under each Indenture will generally consist of:

    o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

    o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

    o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

    o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplement, have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, unless otherwise provided in the Agreement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

    o the holders of 100% of the percentage interests of the notes of the series consent to the sale;

    o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

    o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been

                                       64

      declared due and payable, and the trustee obtains the consent of the holders of more than 50% of the percentage interests of the notes of the series.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

AMENDMENT

     The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor and the trustee, without the consent of any of the securityholders, generally:

   (a)        to cure any ambiguity;

   (b)        to correct any defective provision in the Agreement or to
              supplement any provision in the Agreement that may be
              inconsistent with any other provision in it;

   (c)        to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it;

   (d)        to add to the duties of any party thereto; or

   (e)        to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement,

provided that the action taken pursuant to clause (e) will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains (a) an opinion of counsel to such effect, or (b) a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a
REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor and the trustee with consent of holders of

                                       65

securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes, if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities;
provided, however, that no amendment may:

    o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

    o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and
Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of:

   (i)        the final payment of or other liquidation of the last of the
              Trust Fund Assets subject thereto or the disposition of all
              Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

   (ii)       the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal
              Income Tax Consequences" below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

     Any purchase of Trust Fund Assets and Property acquired in respect of
Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund
Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace

                                       66

stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the
United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the
Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the related Prospectus
Supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the trustee.

THE MASTER SERVICER

     The master servicer under each Agreement will be named in the related
Prospectus Supplement. The entity acting as master servicer under each
Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related Prospectus Supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

                          LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     Mortgages. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California and other jurisdictions instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.
There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

                                       67

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including
California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and

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must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including
California), published for a specific period of time in one or more newspapers.
In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available.
Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default

                                       69

by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a
Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980 ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition

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of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion")
but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or
Property to third party), or fails to market the Property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit
suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,
which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be

                                       71

authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including
California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same
Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the
Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings

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under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. However, the Garn-St Germain Depository Institutions Act of
1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the
Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah)
have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does
"encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain
Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of

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residential first mortgage loans originated by certain lenders after March 31,
1980. The Office of Thrift Supervision, as successor to the Federal Home Loan
Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a draftee or who is a member of the National Guard or is in a reserve status at the time of the origination of the loan and is later called to active duty) is entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the
Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on

                                       74

the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes and regulations. In particular, Regulation
Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

     Some loans and contracts, known as "High Cost Loans," may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection
Act of 1994, or "Homeownership Act," if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the

                                       75

Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost
Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership
Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

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                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax considerations of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee
Nelson LLP, as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

    o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

    o "Code," we mean the Internal Revenue Code of 1986, as amended;

    o "IRS," we mean the Internal Revenue Service;

    o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

    o "Foreign Person," we mean any person other than a U.S. Person; and

    o "U.S. Person," we mean (i) a citizen or resident of the United States;
      (ii) a corporation (or entity treated as a corporation for tax purposes)
      created or organized in the United States or under the laws of the United
      States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the
      United States or of any state thereof, including, for this purpose, the
      District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S.
      Persons have authority to control all substantial decisions of the trust.
      Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

    o REMIC certificates;

    o FASIT certificates;

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    o notes issued by a trust, including a trust for which a REIT election has been made; and

    o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

     REMIC Certificates Generally. With respect to each series of REMIC certificates, McKee Nelson LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of
Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate."
REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments"
below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC certificate representing a residual interest in a
REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of
REMIC residual certificates is discussed under "-- REMIC Residual Certificates"
below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the
REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust

                                       78

agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement
(an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     FASIT Certificates Generally. With respect to each series of FASIT certificates, Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code.
In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates,"
and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

     FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "--
Taxation of Securities Treated as Debt Instruments" below.

     Certain FASIT regular interests, referred to as "High-Yield Interests,"
are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield
Interests. Generally, High-Yield Interests may be held only by domestic "C"
corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation)
initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a
High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

     The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield
Interests.

     The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

     Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former
FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be

                                       79

accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would only become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

     Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC or FASIT election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of
Securities Treated as Debt Instruments" below. If, contrary to the opinion of
Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--
Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

     Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC or FASIT election is made,
Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable
Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the
Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner
Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving
Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust
Certificates" below, and for a discussion of the tax treatment of Partner
Certificates, see "Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii)
notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax
Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not

                                       80

adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the
OID Regulations, the trustee intends to apply the methodology described in the
Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID")
with respect to Debt Securities.

     Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated
redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt
Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the
Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public
(excluding bond houses, brokers and underwriters). Although unclear under the
OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated
Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.
Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a
"super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is
Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated
interest, or portion thereof, would be included in the Debt Security's stated
redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

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     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC
Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this
Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive
OID accruals on that Debt Security.

     Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt
Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt
Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated
redemption price at maturity, the Security Owner will have acquired the Debt
Security at an "acquisition premium" as that term is defined in Section
1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a
Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a

                                       82

fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt
Security at the time the Security Owner purchased the Debt Security. Security
Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated
redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

     Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with
OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt
Security and (iii) the remaining weighted average maturity of the Debt
Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis
OID. See "-- Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section
1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b)
of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with
OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a
Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.
For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

                                       83

     Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt
Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the
Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.
However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security
(or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of
OID determined based on the prepayment assumption for the class as a whole.
Prospective investors are advised to consult their tax advisors as to this treatment.

     Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount
(including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security
Owner would be deemed to have made an election to amortize bond premium under
Section 171 of the Code, which is described above. Similarly, if the Security
Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

     Treatment of Losses. Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a
REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such
Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes
Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the
Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

                                       84

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt
Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt
Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt
Securities.

     Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt
Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt
Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

     Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United
States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United
States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt
Securities is a related person (all within the meaning of the Code) and (ii)
provides the trustee or other person who is otherwise required to withhold U.S.
tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of
Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form
W-8BEN must be filed. If the foregoing requirements are not met, then interest
(including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from
United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in

                                       85

the United States by the Foreign Person and (ii) in the case of a Foreign
Person who is an individual, the Foreign Person is not present in the United
States for 183 days or more in the taxable year.

     Information Reporting. Payments of interest (including OID, if any) on a
Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt
Securities issued by that trust information concerning the amount of OID and
Qualified Stated Interest accrued for each accrual period for which the Debt
Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a
Foreign Person (other than payments of interest that is effectively connected with the Foreign Person's conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--
Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that
Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

     Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under
Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.
See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the
REMIC.

     Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust
Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

     Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally

                                       86

equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual
Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to
United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued)
of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest
(including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners

                                       87

must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of
REMIC certificates, may have a significant adverse effect upon a Residual
Owner's after-tax rate of return.

     Basis Rules and Distributions. A Residual Owner's adjusted basis in a
REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii)
distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the
Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC, or upon the sale of its REMIC residual certificate.
See "-- Sales of REMIC Residual Certificates."

     Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

     Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest
("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual certificates should consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

     Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable
AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a
Section 521

                                       88

cooperative) which is not subject to the tax on unrelated business income; and
any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see
"-- Taxation of Securities Treated as Debt Instruments -- Interest Income and
OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2)
a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.
Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     Noneconomic REMIC Residual Certificates. A transfer of a "noneconomic"
REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt
Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

                                       89

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, and the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due.

     Proposed Treasury regulations issued on February 4, 2000 (the "New
Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the existing safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distribution on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses.
For purposes of this calculation, the present value generally is calculated using a discount rate equal to the AFR. The New Proposed Regulations have a proposed effective date of February 4, 2000.

     Following the issuance of the New Proposed Regulations, the IRS issued
Revenue Procedure 2001-12, which creates two additional safe harbors for transfers of non-economic residual interests. Each safe harbor imposes requirements in addition to the two requirements in the existing REMIC regulations. Under the first safe harbor, the transferor is required to comply with the New Proposed Regulations. Under the second safe harbor, the transferee also must be an "eligible corporation" within the meaning of Section 860L(a)(2)
of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative) having, at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets of more than $100 million and net assets of more than $10 million and that transferee must represent that it will only transfer the residual interest to another domestic "C" corporation. To qualify under this alternative, the facts and circumstances at the time of transfer cannot reasonably indicate that the taxes associated with holding the
REMIC residual certificate will not be paid. Moreover, the transferee cannot be a foreign branch of an eligible corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the REMIC residual certificate.

     The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a
REMIC residual certificate.

                                       90

     Restrictions on Transfers of Residual Certificates to Foreign
Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a
REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.
Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S.
Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the
REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a
Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

     Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate)
United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt
Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in
"registered form" within the meaning of Section 163 (f)(1) of the Code.
Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore,
Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess
Inclusions" above. If the amounts paid to Residual Owners who are Foreign
Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those
Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt
Securities that have OID. See "-- Restrictions on Transfers of Residual
Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

     Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment
Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single
Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the
REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master

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servicer to act as tax matters person in its capacity as agent of the Residual
Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual
Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.
Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section
67 of the Code expenses (see "-- Pass Through of Certain Expenses" above)
allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

     Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT OWNERSHIP CERTIFICATES

     An Ownership certificate represents the residual equity interest in a
FASIT. As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an
Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the
FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "--
Types of Securities -- FASIT Certificates Generally" above.

     A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more
FASIT regular certificates to the extent the value of the assets exceeds the
Security Owner's basis in those assets. Moreover, in the case of debt

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instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section
860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

     Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

     The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any
"prohibited transactions." Prohibited transactions include:

    o the receipt of income derived from assets that are not permitted assets;

    o certain dispositions of permitted assets;

    o the receipt of any income derived from any loan originated by a FASIT;
      and

    o in certain cases, the receipt of income representing a servicing fee or other compensation.

     Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUSTS CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates."
Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

     Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a
Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the
IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

     Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules").
Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
A beneficial owner of a Stripped Certificate will be treated as owning
"stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or
"stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of
Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will

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aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC
Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments
-- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under
"-- Taxation of Securities Treated as Debt Instruments -- Information
Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.
We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped
Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security
Owner who purchased at the issue price. In particular, in the case of Stripped
Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a
Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped
Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard
Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that
Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain
(assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped
Certificates, the trust expenses will be allocated to the classes of Stripped
Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under
"-- Trust Expenses" below, subject to the limitation described therein.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Taxation of Standard Certificates. For federal income tax purposes, a
Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard
Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt
Instruments -- Treatment of Losses" above.

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     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

     Trust Expenses. Each Security Owner that holds an interest in a Grantor
Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor
Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

     Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is
sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security
Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments
-- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

     Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

     Foreign Persons. The tax and withholding rules that apply to Foreign
Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt
Securities. See the discussion of the tax and withholding rules under "--
Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such
Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share

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of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

     Security Owner's Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.
The trustee will allocate that taxable income among the Partner Certificates.
The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates --
Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

     Distributions. A distribution of cash to a Security Owner owning a Partner
Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the
Partner Certificate. If the amount of cash distributed exceeds a Security
Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the
Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner
Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the
Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

     Sale or Exchange of a Partner Certificate. If a Security Owner sells a
Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

     Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a
12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security
Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section
708 of the Code due to lack of information concerning the transfer of interests in the trust.

     Section 754 Election. If a Security Owner were to sell its Partner
Certificate at a profit (loss), the purchaser would have a higher (lower)
adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus

                                       96

supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security
Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United
States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a
Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in
the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on
Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner
Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

     Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of
Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

     REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC"
within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through
(x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that
REMIC will so qualify.

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     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be "permitted assets" within the meaning of Section
860L(c)(1) of the Code with respect to FASITs.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996
(the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former
Section 593(d) of the Code for taxable years beginning after December 31, 1995.
The requirements in the SBJPA of 1996 that these institutions must "recapture"
a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section
7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section
856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section
856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities --
REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

     FASIT Regular Certificates. FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered.

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Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates"
above.

     Non-REMIC and non-FASIT Debt Securities. Debt Securities that are not
REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

     Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;
Standard Certificates held by a REIT will constitute "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property"
within the meaning of Section 856(c)(3)(B) of the Code; and Standard
Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped
Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to
Stripped Certificates. We recommend that prospective investors in Stripped
Certificates consult their own tax advisers regarding the characterization of
Stripped Certificates, and the income therefrom, if the characterization of the
Stripped Certificates under the above-referenced rules is relevant.

     Partner Certificates. For federal income tax purposes, Partner
Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                                       99

                      STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or FASIT or Non-REMIC or Non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of
ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and
Section 4975 of the Code.

     A Plan's investment in securities may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e.,
Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant"
on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a

                                      100

fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of
ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term
"underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     Among the general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are:

    o The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    o If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the issuer;

    o One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the securities are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

    o The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a
      "Designated Transaction") by Standard & Poor's Rating Services, a
      division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors
      Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating
      Agency");

    o The trustee may not be an affiliate of any other member of the
      Restricted Group, as defined below other than the underwriter;

    o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

    o The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the
      Securities Act of 1933, as amended;

    o Where the issuer is an owner trust, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller; and

                                      101

    o Assets of the type included as assets of the trust fund have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) purchased by investors other than
      Plans for at least one year prior to a Plan's acquisition of the securities in reliance upon the Exemption.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and
406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections
4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the
Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition and (3)
immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the
Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan"
is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied for that security.

     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a security may not be purchased by or sold to a Plan in such circumstances other than to an insurance company general account pursuant to Prohibited Transaction Class Exemption ("PTCE") 95-60.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code)
in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans. However, no exemption is provided from the restrictions of
Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the
Exemption would provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code)
for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

                                      102

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section
3(14) of ERISA) or a "disqualified person" (within the meaning of Section
4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of securities.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the trust fund within the pre-funding period, which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on or before the closing date.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an
"eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii)
the portion of the principal balance of such class represented by obligations
("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the
Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable
Rating Agency.

     A "qualified plan investor" is a Plan where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both Plan and non-Plan)
under management of at least $100 million at the time the securities are acquired by the Plan.

                                      103

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap
Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap
Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an
Allowable Notional Amount.

     To the extent the securities are notes treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, without regard to whether or not the Non-Equity Securities are treated as equity, the acquisition or holding of Non-Equity Securities by or on behalf of a Plan could still give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Non-Equity Security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain
Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as PTCE
84-14, which exempts certain transactions effected on behalf of a Plan by a
"qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds,
PTCE 95-60,

                                      104

which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     The depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity
Securities may not purchased using the assets of any Plan if any of the depositor, the master servicer, the servicer, the trustee, or underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan unless a prohibited transaction exemption is applicable to this type of transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of
ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as
"mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico)
whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under
SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in,

                                      105

sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union
Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the
NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703),
which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement,
it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase
(or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                            METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

    o by negotiated firm commitment underwriting and public reoffering by underwriters;

    o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

    o by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or

                                      106

reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the securities Act of 1933 or will contribute to payments required to be made in respect thereof.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                 LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Mckee Nelson LLP, 1919 M Street, N.W., Washington, D.C. 20036.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     A rating is based on, among other things, the adequacy of the value of the
Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                      107

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the
Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions
(which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                      108

                                    ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                           DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream,
Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

     Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream,
Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in book-entry securities through
Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                      109

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

     Transfers between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a
Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the
Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or
Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream,
Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a
DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from
DTC participants or sellers settling through them for delivery to Clearstream,
Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

                                      110

   (a)        borrowing interests in book-entry securities through
              Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant
              Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b)        borrowing interests in book-entry securities in the United
              States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

   (c)        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to
Clearstream, Luxembourg or the Euroclear operator through a Clearstream,
Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the
DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of book-entry securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8 or W-8BEN). Beneficial owners of
Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of
Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S. Persons with Effectively Connected Income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a
U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax
Withholding).

                                      111

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

     The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of
Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                                      112

                             INDEX OF DEFINED TERMS

DEFINED TERM                                   PAGE
-------------------------------------------   -----

1986 Act ..................................     80
accrual class .............................     81
Aegis .....................................     22
Agreement .................................     15
Allowable Interest Rate ...................    103
Allowable Notional Amount .................    103
APR .......................................     19
Available Funds ...........................     31
beneficial owner ..........................     40
benefit plan investors ....................    100
BIF .......................................     56
Capitalized Interest Account ..............     58
CERCLA ....................................     70
Class Security Balance ....................     31
Clearstream, Luxembourg ...................     41
Code ......................................     30
COFI securities ...........................     38
Collateral Value ..........................     19
Combined Loan-to-Value Ratio ..............     19
Company Counsel ...........................     78
constant yield election ...................     84
cooperative loans .........................     16
cooperatives ..............................     16
Cut-off Date Principal Balance ............     29
Debt Securities ...........................     80
debt-to-income ratio ......................     26
Definitive Security .......................     40
Designated Transaction ....................    101
Detailed Description ......................     16
DOL .......................................    100
DTC .......................................     40
Eleventh District .........................     38
ERISA .....................................     30
European Depositories .....................     40
Events of Default .........................     63
Exemption .................................    101
EYS Agreement .............................    104
FASIT .....................................     79
FASIT regular certificates ................     79
FDIC ......................................     27
FHLBSF ....................................     38
fiduciary .................................    101
Financial Intermediary ....................     40
Fitch .....................................    101
Funding Period ............................     57
Garn-St Germain Act .......................     73
Grantor Trust .............................     80
Grantor Trust Certificates ................     80

DEFINED TERM                                   PAGE
-------------------------------------------   -----

Guide .....................................     23
High Cost Loans ...........................     75
High-Yield Interests ......................     79
home equity loans .........................     16
Homeownership Act .........................     75
Indenture .................................     29
inducement fees ...........................     88
Insurance Proceeds ........................     56
Insured Expenses ..........................     56
L/C Bank ..................................     46
L/C Percentage ............................     46
Leveraged .................................    103
Liquidation Expenses ......................     56
Liquidation Proceeds ......................     56
Loan Rate .................................     16
Loan-to-Value Ratio .......................     19
market discount bond ......................     83
MERS ......................................     54
MGT/EOC ...................................     42
Moody's ...................................     47
Mortgage ..................................     54
National Cost of Funds Index ..............     39
NCUA ......................................    106
New Proposed Regulations ..................     90
Non-Equity Securities .....................    104
non-pro rata security .....................     84
OID .......................................     81
OID Regulations ...........................     80
OTS .......................................     39
outside reserve fund ......................     79
Ownership certificate. ....................     79
PAC Method ................................     82
Parties in Interest .......................    100
Partner Certificates ......................     80
Pass-Through Rate .........................     15
Permitted Investments .....................     47
Plans .....................................    100
Policy Statement ..........................    106
Pool Insurance Policy .....................     48
Pool Insurer ..............................     48
Pooling and Servicing Agreement ...........     15
Pre-Funded Amount .........................     57
Pre-Funding Account .......................     57
Primary Mortgage Insurance Policy .........     18
Prime Rate ................................     40
Principal Prepayments .....................     32
pro rata prepayment .......................     84
Properties ................................     18

                                      113

DEFINED TERM                              PAGE
--------------------------------------   -----

PTCE .................................    102
Purchase Price .......................     28
QPAM .................................    103
Qualified Stated Interest ............     81
Rating Agency ........................    101
RCRA .................................     71
Record Date ..........................     30
Refinance Loan .......................     19
regular interests ....................     30
REIT .................................     80
Relevant Depositary ..................     40
Relief Act ...........................     74
REMIC ................................     30
residual interests ...................     30
Retained Interest ....................     29
Rules ................................     40
SAIF .................................     56
Sale and Servicing Agreement .........     15
SBJPA of 1996 ........................     98
secured creditor exclusion ...........     71
Securities Act .......................     20
Security Account .....................     56
Security Owners ......................     40
Security Register ....................     30

DEFINED TERM                              PAGE
--------------------------------------   -----

Sellers ..............................     15
Senior Securities ....................     45
Senior Securityholders ...............     45
Servicing Fee ........................     61
significant ..........................    100
Single Family Properties .............     18
SMMEA ................................    105
Stripped Bond Rules ..................     93
Subordinated Securities ..............     45
Subordinated Securityholders .........     45
Subsequent Loans .....................     58
super-premium class ..................     81
Swap .................................    103
Swap Agreement .......................    103
S&P ..................................    101
Terms and Conditions .................     43
Tiered REMICs ........................     98
Title V ..............................     73
Trust Agreement ......................     15
Trust Fund Assets ....................     15
UCC ..................................     70
underwriter ..........................    101
withholding agent ....................     85

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